SCHEDULE 14A INFORMATION

Proxy Statement Pursuant to Section 14(a) of the Securities Exchange Act of 1934 (Amendment No. )

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☐	Soliciting Material Pursuant to Section 240.14a-12

HEARTLAND FINANCIAL USA, INC.
(Name of Registrant as Specified in its Charter)

(Name of Person(s) Filing Proxy Statement, if other than Registrant)

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April 6, 2020

Dear Fellow Stockholder:

You are cordially invited to attend the Annual Meeting of Stockholders of Heartland Financial USA, Inc. (the “Company”.) The Annual Meeting will be a virtual meeting of stockholders conducted exclusively online via webcast, on Wednesday, May 20, 2020, at 1:00 p.m. Central Daylight Time. You will be able to attend the Annual Meeting online by visiting: www.virtualshareholdermeeting.com/HTLF2020. To participate in the Annual Meeting, you will need the 16-digit control number included in your proxy materials or Notice of Internet Availability of Proxy Materials (the "Notice").

At our Annual Meeting, we will discuss and vote on the matters described in the proxy materials. Your vote is important, regardless of the number of shares you own.

If you are sent a Notice but would prefer to receive the traditional printed proxy materials free of charge, please follow the instructions on the Notice to request the printed materials via U.S. mail. If you received the traditional printed proxy materials in lieu of the Notice, you may vote your shares online, by telephone, or by mail by following the instructions on the proxy card.

Sincerely,

Lynn B. Fuller
Executive Operating Chairman

Bruce K. Lee
President and CEO

1398 Central Avenue · Dubuque, Iowa 52001 · (563) 589-2100

NOTICE OF ANNUAL MEETING OF STOCKHOLDERS

TO THE STOCKHOLDERS OF HEARTLAND FINANCIAL:

DATE AND TIME	Wednesday, May 20, 2020 at 1:00 p.m. Central Daylight Time

LOCATION	The Annual Meeting will be a virtual meeting of stockholders conducted exclusively online via webcast. You will be able to attend the Annual Meeting online by visiting: www.virtualshareholdermeeting.com/HTLF2020. To participate in the Annual Meeting, you will need the 16-digit control number included in your proxy materials or Notice of Internet Availability of Proxy Materials.

ITEMS OF BUSINESS	(1) Elect four individuals to serve as Class III directors for a three-year term expiring in 2023
(2) Approve the Heartland Financial USA, Inc. 2020 Long-Term Incentive Plan
(3) Ratify the appointment of KPMG LLP as the Company's independent registered public accounting firm for the fiscal year ending December 31, 2020
(4) Take a non-binding, advisory vote on executive compensation
(5) Transact such other business as may properly be presented at the Annual Meeting

RECORD DATE	Stockholders of record at the close of business on March 23, 2020, are the stockholders entitled to vote at the Annual Meeting and any adjournments or postponements of the meeting.

VOTING BY PROXY	Whether or not you plan to attend the Annual Meeting, please vote your shares promptly to ensure they are represented. In the event there are an insufficient number of votes for a quorum, or to approve or ratify any of the foregoing proposals, the Annual Meeting may be adjourned or postponed in order to permit further solicitation of proxies.
☑ The Board of Directors recommends a vote “FOR” the four Class III nominees for election as directors for three-year terms ending 2023, as listed in the proxy statement, and a vote “FOR” Proposals 2, 3 and 4.

By Order of the Board of Directors:

Michael J. Coyle, Corporate Secretary
Dubuque, Iowa
April 6, 2020

The prompt return of proxies will save us the expense of further requests for proxies to ensure a quorum at the Annual Meeting. You may access our proxy materials and vote your shares online by following the instructions on the Notice. If you receive a proxy card, you may vote your shares online, by telephone, or by mail by following the instructions on your proxy card. If you hold shares through a broker or other nominee, please follow the voting instructions provided to you by that broker or other nominee.

Important notice regarding the availability of proxy materials for the Annual Meeting of Stockholders to be held on Wednesday, May 20, 2020. The proxy statement and Annual Report to Stockholders are available through the Investor Relations section of Heartland’s website at ir.htlf.com.

PROXY HIGHLIGHTS

Business Results
Our Company enjoyed a year of solid financial performance.
*We recorded annual net income of $149.1 million, an increase of 28% over 2018.
*Net interest margin declined to 4.00%, compared to 4.26% during 2018, as a result of the competitive interest rate environment.
*Total assets increased to $13.21 billion, an increase of 16% from year-end 2018.

Strategic Developments
We increased our presence in key markets, and we continued our focus on strategic priorities by completing the sale of certain assets.
*We expanded our market area and asset base with our 2nd quarter acquisition of Blue Valley Ban Corp. in the Kansas City metropolitan area.
*We increased our presence in Illinois by purchasing substantially all of the assets and substantially all of the deposits and other liabilities of Rockford Bank and Trust Company in the 4th quarter.
*We sold substantially all of our mortgage servicing rights and seven bank branches across our footprint.
*We completed the purchase of our new corporate office in Dubuque, Iowa.

Compensation	Our executive compensation program is designed to provide a competitive compensation package that rewards executive officers for sustained financial and operating performance that creates long-term value for our stockholders. In 2019, shareholders supported our executive compensation program by over 95% of the votes cast on the annual advisory vote on executive compensation. We transitioned to a three-year performance period for all performance-based equity awards, beginning with the 2019-2021 awards. We adopted a clawback policy, which provides for the recoupment of performance-based cash and equity incentive compensation from our executive officers and certain other employees under certain circumstances.
Corporate Governance	Our Board of Directors carefully considers the qualifications of each director candidate and the overall composition of the Board. In 2019, our stockholders approved an amendment to our Certificate of Incorporation, increasing the size of the Board from 11 to 13 directors, primarily to increase the skill sets and the breadth and depth of experience available on the Board. Subsequently, the Board appointed two new directors. Barry H. Orr, Chairman and Chief Executive Officer of our subsidiary First Bank & Trust in West Texas, joined the Board in July 2019. Robert B. Engel, Former President and Chief Executive Officer of CoBank, ACB in the Denver metropolitan area, joined the Board in November 2019.

PROXY STATEMENT

This proxy statement is furnished in connection with the solicitation by the Board of Directors (the "Board") of Heartland Financial USA, Inc. (“Heartland,” the “Company” or “we”) of proxies to be voted at the Annual Meeting of Stockholders. The Annual Meeting will be a virtual meeting of stockholders conducted exclusively online via webcast. You will be able to attend the Annual Meeting online by visiting www.virtualshareholdermeeting.com/HTLF2020 on Wednesday, May 20, 2020, at 1:00 p.m. Central Daylight Time, or at any adjournments or postponements of the meeting. We first mailed this proxy statement and proxy card on or about April 6, 2020.

Please read this proxy statement carefully. You should consider the information contained in this proxy statement when deciding how to vote your shares at the Annual Meeting. The following information regarding the meeting and the voting process is presented in a question and answer format.

QUESTIONS AND ANSWERS ABOUT THE ANNUAL MEETING AND VOTING

WHY AM I RECEIVING THIS NOTICE OR PROXY STATEMENT AND PROXY CARD?

You are receiving proxy materials from us because on March 23, 2020, which is the record date for the Annual Meeting, you owned shares of our common stock. This proxy statement describes the matters that will be presented for a vote by the stockholders at the Annual Meeting.

When you submit a proxy, you appoint the designated proxy holder as your representative at the Annual Meeting. The proxy holder will vote your shares as you have instructed whether or not you attend the Annual Meeting. Even if you plan to attend, you should vote your shares in advance of the Annual Meeting in case your plans change.

HOW CAN I ATTEND THE ANNUAL MEETING?

You will be able to attend the Annual Meeting online by visiting: www.virtualshareholdermeeting.com/HTLF2020 and following the instructions provided in your proxy materials or Notice of Internet Availability of Proxy Materials (the "Notice"). To participate in the Annual Meeting, you will need the 16-digit control number included in your proxy materials or Notice. If you do not have this control number at the time of the meeting, you will still be able to attend as a guest, but you will not be able to vote or ask questions.

WHY IS THE COMPANY HOLDING A VIRTUAL ANNUAL MEETING?

We decided to hold a virtual meeting this year because of the public health and business risks associated with gathering our management, directors and stockholders for an in-person meeting during the coronavirus pandemic. We made this determination based on our current understanding of the situation, which will continue to evolve, and with consideration for guidance from the Centers for Disease Control and Prevention to cancel mass gatherings. In addition to protecting the health of our management, directors and stockholders for this year, hosting a virtual meeting generally provides ease of access, real-time communication and cost savings for our stockholders and the Company and facilitates stockholder attendance and participation from any location.

HOW WILL THE MEETING BE CONDUCTED?

The Annual Meeting will be conducted online, in a fashion similar to an in-person meeting. You will be able to attend the meeting online, vote your shares electronically, and submit your questions during the meeting.

The meeting will begin promptly at 1:00 p.m., Central Daylight Time. We encourage you to access the meeting prior to the start time. Online check-in will begin at 12:45 p.m. Central Daylight Time, and you should allow ample time for the check-in procedures.

HOW CAN I ASK QUESTIONS DURING THE MEETING?

You may submit typewritten questions in real time during the virtual meeting. We are committed to acknowledging each appropriate question we receive in the order that it was received, with a limit of one question per shareholder until we have allowed each shareholder to ask a question. We will allot approximately 15 minutes for questions during the Annual Meeting. Submitted questions should follow our Rules of Conduct in order to be addressed during the Annual Meeting. Our Rules of Conduct will be posted at www.virtualshareholdermeeting.com/HTLF2020 during the Annual Meeting.
WHAT CAN I DO IF I NEED TECHNICAL ASSISTANCE BEFORE OR DURING THE MEETING?

If you have any technical difficulties or any questions regarding the virtual meeting format, we are ready to assist you. Please call 800-586-1548 (US) or 303-562-9288 (International).

IF I CAN'T ATTEND THE MEETING, HOW DO I VOTE OR LISTEN TO IT LATER?

You do not need to attend the virtual meeting to vote if you submitted your vote via proxy in advance of the meeting. A replay of the meeting, including the questions answered during the meeting, will be available at ir.htlf.com.

WHAT MATTERS WILL BE VOTED ON AT THE ANNUAL MEETING?

You are being asked to vote on the following matters proposed by our Board of Directors:

(1)	Elect four individuals to serve as Class III directors for a three-year term expiring in 2023
(2)	Approve the Heartland Financial USA, Inc. 2020 Long-Term Incentive Plan
(3)	Ratify the appointment of KPMG LLP as the Company's independent registered public accounting firm for the fiscal year ending December 31, 2020
(4)	Take a non-binding, advisory vote on executive compensation
(5)	Transact such other business as may properly be presented at the Annual Meeting

☑ The Board of Directors recommends a vote “FOR” the four Class III nominees for election as directors for three-year terms ending 2023, as listed in the proxy statement, and a vote “FOR” Proposals 2, 3 and 4.

These matters are more fully described in this proxy statement. We are not aware of any other matters that will be voted on at the Annual Meeting. However, if you have voted your shares and a proposal is properly presented at the Annual Meeting that is not identified in the proxy materials, the proxy holder will vote your shares, pursuant to your proxy, in accordance with his or her judgment.

HOW MANY VOTES DO OUR STOCKHOLDERS HAVE?

Holders of common stock have one vote for each share of common stock owned at the close of business on March 23, 2020, the record date for the Annual Meeting.

HOW DO I VOTE?

Stockholders of Record

In addition to voting your shares online at the Annual Meeting, you can also vote your shares of common stock in advance of the Annual Meeting by submitting a proxy using one of the following options:
*online using the instructions for Internet voting shown on the Notice or proxy card;
*by telephone using the instructions for telephone voting shown on the proxy card; or
*by mail by marking the proxy card with your instructions and then signing, dating and returning the proxy   card in the enclosed return addressed envelope.

“Street Name” Holders

In addition to voting your shares online at the Annual Meeting, you can also vote your shares of common stock in advance of the Annual Meeting by following the voting instructions provided by your broker or other nominee. Under Nasdaq

Stock Market (“Nasdaq”) listing standards, brokers who hold your shares in “street name” have the authority to vote shares for which they do not receive instructions on all routine matters submitted for approval at the Annual Meeting. In the absence of your specific instructions as to how to vote, your broker will not have authority to vote on the matters considered non-routine, which includes all actions other than Proposal 3, the ratification of the appointment of KPMG LLP as the Company’s independent registered public accounting firm for the fiscal year ending December 31, 2020.

WHAT IF I CHANGE MY MIND AFTER I RETURN MY PROXY?

If you hold your shares in your own name, you may revoke your proxy and change your vote at any time before the polls close at the Annual Meeting. You may do this by:
*signing another proxy with a later date and returning that proxy to Mr. Michael J. Coyle, Secretary, Heartland Financial USA, Inc., 1398 Central Avenue, Dubuque, Iowa 52001;
*sending notice to us that you are revoking your proxy; or
*voting online at the Annual Meeting.

If you hold your shares in the name of your broker and desire to revoke your proxy in advance of the Annual Meeting, you will need to contact your broker. You may also change your vote by voting online at the Annual Meeting.

HOW MANY VOTES DO WE NEED TO HOLD THE ANNUAL MEETING?

A majority of the shares of common stock that are outstanding as of the record date must be present at the Annual Meeting in order to hold the Meeting and conduct business.

Shares are counted as present at the Annual Meeting if the stockholder either:
*is present online at the Annual Meeting; or
*has properly voted via Internet, phone, or proxy card prior to the Annual Meeting.

On March 23, 2020, there were 36,807,217 shares of common stock outstanding. Therefore, shares of common stock with at least 18,403,609 votes need to be present to constitute a quorum to hold the Annual Meeting and conduct business.

WHERE CAN STOCKHOLDERS GET COPIES OF OUR ANNUAL REPORT?

Stockholders may receive a free copy of our 2019 Annual Report on Form 10-K, including financial statements, by sending a written request to Mr. Michael J. Coyle, Secretary, Heartland Financial USA, Inc., 1398 Central Avenue, Dubuque, Iowa 52001.

WHAT HAPPENS IF A NOMINEE FOR DIRECTOR IS UNABLE TO STAND FOR ELECTION?

The Board may, by resolution, provide for a lesser number of directors or designate a substitute nominee. In the latter case, shares represented by proxy may be voted for a substitute nominee. You cannot vote for more than four nominees. The Board has no reason to believe any nominee will be unable to stand for election.

WHAT OPTIONS DO I HAVE IN VOTING ON EACH OF THE PROPOSALS?

You may vote “FOR” or “WITHHOLD” authority to vote for each nominee for director. You may vote “FOR,” “AGAINST” or “ABSTAIN” on any other proposal that may properly be brought before the meeting.

HOW MANY VOTES ARE NEEDED FOR EACH PROPOSAL?

The directors are elected by a plurality of the outstanding shares of our common stock represented at the Annual Meeting and entitled to vote, meaning that the four individuals receiving the highest number of votes cast “FOR” their election will be elected as directors of Heartland.

The affirmative vote of a majority of the outstanding shares of our common stock represented at the Annual Meeting and entitled to vote is required to approve the other proposals.

The vote on executive compensation is advisory and will not be binding upon Heartland or the Board of Directors. However, the Compensation/Nominating Committee of the Board will consider the voting results in establishing our executive compensation plan for subsequent years.

Broker non-votes will not be counted as entitled to vote, but will count for purposes of determining whether or not a quorum is present. So long as a quorum is present, broker non-votes will have no effect on the outcome of the matters to be taken up at the meeting. Abstentions and withhold votes will have the same effect as negative votes.

WHERE DO I FIND THE VOTING RESULTS OF THE MEETING?

We will announce preliminary voting results at the Annual Meeting. The voting results will also be disclosed in a Current Report on Form 8-K that we will file with the Securities and Exchange Commission (the “SEC”) by the close of business on the fourth business day after the Annual Meeting.

WHO BEARS THE COST OF SOLICITING PROXIES?

We bear the cost of soliciting proxies. In addition to solicitations by mail, officers, directors and employees of Heartland, or its subsidiaries, may solicit proxies in person or by telephone. These persons will not receive any special or additional compensation for soliciting proxies. We will reimburse brokerage houses and other custodians, nominees and fiduciaries for their reasonable out-of-pocket expenses for forwarding proxy and solicitation materials to stockholders.

PROPOSAL 1	ELECTION OF DIRECTORS
Elect four individuals to serve as Class III directors for a three-year term expiring in 2023	☑	The Board of Directors recommends that you vote your shares FOR each of the nominees.

Our Board of Directors carefully considers the qualifications of each director candidate and the overall composition of the Board. In 2019, our stockholders approved an amendment to our Certificate of Incorporation, increasing the size of the Board from 11 to 13 directors, primarily to increase the skill sets and the breadth and depth of experience available on the Board. Based on their balance of tenure, the current Board members are able to contribute experienced as well as fresh perspectives to Board discussions.

At the Annual Meeting, you will be entitled to vote for four Class III Directors to serve for terms expiring in 2023. The Board of Directors is divided into three classes of directors having staggered terms of three years. Each of the nominees has agreed to serve as a director, if elected. If for any reason any of the nominees becomes unable to serve before the election, the holders of proxies reserve the right to substitute another person of their choice as a nominee when voting at the meeting.

Set forth below is information concerning the nominees for election and concerning the other directors whose terms of office will continue after the meeting. Included in the information is each director's age, year first elected and business experience during the previous five years. Kurt M. Saylor is retiring from the Board effective as of the Annual Meeting, and he will not be standing for re-election. Two new directors joined the Board in 2019 and will be standing for re-election for the first time. Barry H. Orr, Chairman and Chief Executive Officer of our subsidiary First Bank & Trust in West Texas, joined the Board on July 22, 2019, in accordance with the Agreement and Plan of Merger with First Bank Lubbock Bancshares, Inc. Robert B. Engel, Former President and Chief Executive Officer of CoBank, ACB in the Denver metropolitan area, joined the Board on November 12, 2019. Mr. Engel was recommended to the Board by a non-employee director.

DIRECTOR NOMINEES CLASS III (Term Expires 2023)

Robert B. Engel	Director Since 2019	Age 66
Professional and Educational Background:
Mr. Engel has served as Managing Director and Chief Executive Officer of BLT Advisory Services, LLC, a boutique advisory firm, since 2017. Prior to that, he served as President and Chief Executive Officer of CoBank, ACB from 2006 to 2017, presiding over its transformation into a high growth institution in the Denver metropolitan area. He has over 40 years of business and leadership experience, including over 30 years of experience in the banking industry. Mr. Engel brings to our Board considerable financial services expertise and insights on strategic growth, collaborative relationships and talent development. Mr. Engel earned a BBA in accounting and an honorary doctorate, both from Niagara University.
Other Boards and Appointments:
Director of Heartland subsidiary Citywide Banks since 2018; Director of Alaska Power & Telephone since 2017; Chairman of the Board of Trustees of Regis University since 2007.

Thomas L. Flynn	Director Since 2002	Age 64
Professional and Educational Background:
Mr. Flynn, who has served as Vice Chairman of the Board of Heartland since 2005 and Chairman of the Compensation/Nominating Committee of Heartland since 2015, was President of Aggregate Materials Company located in East Dubuque, Illinois from 1999 until his retirement in 2014. Mr. Flynn was President and Chief Executive Officer of Flynn Ready-Mix Concrete Co. from 1999 until his retirement in 2012. He was Chief Financial Officer of Flynn Ready-Mix from 1977 until 1999. He is a past Chairman of the Board of Directors of the National Ready-Mix Concrete Association. Mr. Flynn is a former member of the Iowa Legislature, having served for eight years as a State Senator. He also served for ten years as an adjunct faculty member in the Business Department of a local liberal arts college teaching courses in finance and business research methods. Mr. Flynn brings to our Board considerable small business expertise, business contacts in one of our principal markets and skill in governance. He holds an MBA from the University of Dubuque and a BA in Accounting and Finance from Loras College.

Other Boards and Appointments:

Director and Vice Chairman of the Board of Heartland subsidiaries Dubuque Bank and Trust Company, Citizens Finance Co., Citizens Finance of Illinois Co. and Citizens Finance Parent Co. for more than five years.

Jennifer K. Hopkins	Director Since 2018	Age 59
Professional and Educational Background:

Ms. Hopkins has been a managing partner at Crescendo Capital, a private investment firm for early stage companies, since 2007, and has served as CEO of one of Crescendo’s portfolio companies, American Medical - The Oxygen Concentrator Store, since 2009. Prior to joining Crescendo Capital, Ms. Hopkins had a twenty-year career with Hewlett Packard and Agilent Technologies, leading teams in research and development, marketing, and operations. Her career with Agilent culminated in the role of Vice President of the Global Solutions business unit. Ms. Hopkins brings to our Board a technology background and operational expertise. In addition, she has small business and executive management experience, as well as contacts in our largest market, the Denver metropolitan area. She holds a Masters in Industrial Engineering from Stanford University and a BS in Industrial Engineering from North Dakota State University.

Other Boards and Appointments:

Director of Heartland subsidiary Citywide Banks since 2018. Board member of Spectralogic Corporation since 2012; Board of Advisors for Sartori Cheese Corporation since 2013; Alumni Association and Board of Trustees, North Dakota State University since 2005; and Director of Craig Hospital Foundation Board since 2015.

Bruce K. Lee	Director Since 2017	Age 59
Professional and Educational Background:

Mr. Lee is the President and Chief Executive Officer of Heartland. He was named Chief Executive Officer effective June 1, 2018, and he has served as President since 2015. He has over 30 years of experience in the banking industry. Prior to joining Heartland, Lee spent twelve years at Fifth Third, a $130 billion regional bank holding company headquartered in Cincinnati, Ohio. At Fifth Third, he held numerous leadership positions, including the following: Executive Vice President and Chief Credit Officer; Executive Vice President and Director of the company’s special assets group; and Executive Vice President, Commercial Banking Division Head and Affiliate Senior Commercial Banker. Prior to that, he served as President and CEO of a Fifth Third affiliate bank in northwestern Ohio, where he managed sales and service functions for retail, commercial, residential mortgage and investments, along with the staff functions of finance, human resources and marketing. Mr. Lee has wide-ranging banking experience and perspective as Heartland expands its size and geographic reach. He earned his BA in Business Administration and Management from Siena Heights University.

Other Boards and Appointments:
Director of Heartland subsidiary Citywide Banks since 2017; and Director of Heartland subsidiary First Bank & Trust since 2018.

CONTINUING DIRECTORS CLASS I (Term Expires 2021)

Lynn B. Fuller	Director Since 1987	Age 70
Professional and Educational Background:

Mr. Fuller has served as the Executive Operating Chairman of Heartland since June 1, 2018. Previously, he had been Chief Executive Officer of Heartland since 1999, Chairman of the Board of Heartland since 2000 and was President of Heartland from 1990 until 2015. He began his banking career with Dubuque Bank and Trust Company in 1971. He then worked as an officer at First National Bank of St. Paul from 1976 until returning to Dubuque Bank and Trust Company in 1978. Mr. Fuller has the deepest knowledge and understanding of Heartland and has extensive experience in the banking business, with hands-on operational experience and decades of experience in all aspects of commercial banking. He earned an MBA from the University of Iowa and a BS from the University of Dubuque.

Other Boards and Appointments:
Director of Heartland subsidiaries Dubuque Bank and Trust Company, Wisconsin Bank & Trust, New Mexico Bank & Trust, Arizona Bank & Trust, Rocky Mountain Bank, Minnesota Bank & Trust, Bank of Blue Valley, Citizens Finance Co., Citizens Finance of Illinois Co. and Citizens Finance Parent Co. for more than five years; Director of Premier Valley Bank since its acquisition by Heartland in 2015; Director of Citywide Banks since its acquisition by Heartland in 2017; Director of First Bank & Trust since its acquisition by Heartland in 2018.

R. Michael McCoy	Director Since 2014	Age 71
Professional and Educational Background:

Mr. McCoy was the President and CEO of the McCoy Group, Inc. from 1998 to 2012. Parent company to seven subsidiaries, including Midwest-based Freightliner dealerships Truck Country and Stoops, and transportation-focused companies, Foodliner, Quest Liner and McCoy NationaLease, the McCoy Group is a diversified, national transportation enterprise of more than 2,600 employees. Mr. McCoy brings Heartland not only significant experience in the operation of a business headquartered in Dubuque, Iowa, but significant business contacts in the central Iowa and Wisconsin markets from which a significant portion of small business loans we originate are sourced.

Other Boards and Appointments:
Director of Heartland subsidiary Dubuque Bank and Trust Company for more than five years.

Susan G. Murphy	Director Since 2018	Age 63
Professional and Educational Background:

Ms. Murphy has been a Principal at The Grace Alliance, LLC in Denver, which assists individuals and families in developing and maintaining financial strategies for the future, since 2005. She has also served as Trustee of the Colorado Public Employees’ Retirement Association since 2007, providing oversight to a public pension fund managing $48 billion in assets for 606,000 beneficiaries. She started her career at Ernst and Young. She is a Certified Public Accountant and is a member of the American Institute of Certified Public Accountants. Ms. Murphy brings Heartland significant public accounting, investment advisory and public policy expertise along with knowledge of the Denver metropolitan area. She graduated with a BA in Accounting from the University of Notre Dame.

Other Boards and Appointments:

Director of Heartland subsidiary Citywide Banks since 2017; Board Member of Arrupe Jesuit High School 2010-16 and 2017-Present, currently Chair Elect; Trustee for the Colorado Public Employees’ Retirement Association since 2007.

Martin J. Schmitz	Director Since 2018	Age 62
Professional and Educational Background:

Mr. Schmitz is the Chairman of Citywide Banks, Heartland’s subsidiary bank in Colorado. Prior to Heartland’s acquisition of Citywide, he was Chairman of the Board along with overseeing business development and commercial banking. In addition, he was involved in the administration of credit management, audit and regulatory functions. He was with the organization for 21 years. Prior to his time at Citywide, Mr. Schmitz spent 18 years in the Denver commercial real estate business as Vice President with a commercial real estate group specializing in investment. Mr. Schmitz brings to our Board community bank leadership experience and knowledge of the Denver metropolitan area. He holds a BA in Accounting, Business Administration and Economics from Regis University.

Other Boards and Appointments:

Director of Citywide Banks, which became a Heartland subsidiary in 2017, for more than five years; Trustee of Regis University, Denver, Colorado, since 2004; and Director of Boys and Girls Clubs of Metro Denver since 2008.

CONTINUING DIRECTORS CLASS II (Term Expires 2022)

Mark C. Falb	Director Since 1995	Age 72
Professional and Educational Background:
Mr. Falb has served as Vice Chairman of the Board of Heartland and Chairman of the Audit/Corporate Governance Committee of Heartland since 2001 and served as Chairman of the Compensation/Nominating Committee of Heartland from 2001 to 2015. He has been Chairman of the Board and Chief Executive Officer of Kendall/Hunt Publishing Company, a publisher of textbooks for the Pre-Kindergarten through 12th grade market and the higher education market, since 1992. He has been Chairman of the Board and Chief Executive Officer of Westmark Enterprises, Inc., a real estate development company, since 1993. A Certified Public Accountant (inactive), Mr. Falb brings to our Board considerable experience in executive management of nationally-based organizations and experience in finance and financial accounting. Mr. Falb has significant community contacts and is considered a leader in one of our principal markets in Dubuque, Iowa and the Tri-State area of Iowa, Illinois and Wisconsin. He holds a BBA in Accounting from the University of Iowa.
Other Boards and Appointments:

President of Board of Directors, Iowa Scholarship Fund, since 1997; Vice President of the Grand Opera House Foundation since 2006; Lifetime Member on the Board of Trustees for the University of Dubuque since 2015.

Barry H. Orr	Director Since 2019	Age 64
Professional and Educational Background:
Mr. Orr has served as Chairman and Chief Executive Officer of First Bank & Trust, and Chief Executive Officer of its wholly owned subsidiary, PrimeWest Mortgage Corporation, since 1996. Heartland acquired Lubbock-based First Bank & Trust as a subsidiary bank in 2018. Mr. Orr has over 30 years of banking leadership experience. He brings to our Board considerable knowledge and expertise in commercial and industrial lending, as well as residential construction and development lending, mortgage services, and mergers and acquisitions. Mr. Orr holds a BBA in finance from Texas Tech University and is also a graduate of the ABA Stonier Graduate School of Banking.
Other Boards and Appointments:
Director of Heartland subsidiary First Bank & Trust since 1993; Chairman of Lubbock Economic Development Alliance from 2018 to 2019.

John K. Schmidt	Director Since 2001	Age 60
Professional and Educational Background:

Mr. Schmidt has been the Senior Vice President and Chief Financial Officer of A.Y. McDonald Industries since 2013 and was named Corporate Secretary in 2014. Mr. Schmidt was the Chief Operating Officer (from 2004) and Chief Financial Officer (from 1991) of Heartland until joining A.Y. McDonald Industries. Mr. Schmidt was also an officer of Dubuque Bank and Trust Company from 1984 to 2004 and President from 1999 to 2004. Prior to joining Dubuque Bank and Trust Company in 1984, Mr. Schmidt was employed by the Office of the Comptroller of the Currency (the “OCC”) and Peat Marwick Mitchell, currently known as KPMG LLP. A Certified Public Accountant (inactive), Mr. Schmidt brings to our Board extensive knowledge in operational bank management and accounting. He graduated with a BA from the University of Northern Iowa.

Other Boards and Appointments:

Director of Heartland subsidiaries Dubuque Bank and Trust Company, Citizens Finance Co., Citizens Finance of Illinois Co. and Citizens Finance Parent Co. for more than five years; Member of the Loras College Board of Regents, Dubuque, Iowa, since 2011; Vice President of Steeple Square, Dubuque, Iowa; and Director of A.Y. McDonald Industries since 2013.

Duane E. White	Director Since 2013	Age 64
Professional and Educational Background:
Mr. White is the retired Executive Vice President and Chief Product Officer of Medecision, a healthcare IT provider. He served in that role from May 2018 until December 2019. Mr. White was a Partner at Aveus, a management consulting firm in St. Paul, Minnesota from 2013 until the firm was acquired by Medecision in 2018. Prior to joining Aveus, he was an independent consultant for six years. Mr. White has 15 years of financial services experience, including nine years with U.S. Bancorp. Positions at U.S. Bancorp included President of the mortgage division, SVP of Mergers and Acquisitions and SVP of Marketing Support and Product Management. He began his career as an examiner for the OCC and was also involved with the regulatory supervision of problem banks in his role as the Assistant to the Regional Director of Special Projects. Mr. White bring considerable expertise in financial services to our Board, including merger and acquisition activity, public company board experience and knowledge and perspective with respect to the Minneapolis and St. Paul metropolitan area. He holds an MBA from Harvard Business School and a BBA in Business Economics from the University of Wisconsin – Eau Claire.
Other Boards and Appointments:
Director of Heartland subsidiary Minnesota Bank and Trust from 2008 to 2019; and Director of Fair Isaac Corporation from 2009 to 2016.

All of our directors will hold office for the terms indicated, and until their respective successors are duly elected and qualified. Other than Mr. Schmitz, who was appointed to the Board on July 1, 2018 in accordance with the Agreement and Plan of Merger with Citywide Banks of Colorado, Inc., and Mr. Orr, who was appointed to the Board on July 22, 2019 in accordance with the Agreement and Plan of Merger with First Bank Lubbock Bancshares, Inc., no director has been nominated or is serving pursuant to any arrangement that requires that they be selected as a director.

CORPORATE GOVERNANCE AND THE BOARD OF DIRECTORS

Our Board of Directors

There are currently thirteen members on the Board of Directors of Heartland. Although it is the responsibility of Heartland's officers to manage day-to-day operations, the Board oversees our business and monitors the performance of our management.

Director Independence.  Our Board has determined that each of Messrs. Engel, Falb, Flynn, McCoy, Saylor, Schmidt and White and Mmes. Hopkins and Murphy are “independent” directors as defined in the listing standards of Nasdaq and the rules and regulations of the SEC. The Board has also determined that Mr. Fuller, as Executive Operating Chairman, and Mr. Lee, as President and Chief Executive Officer, of Heartland, are not independent. Mr. Orr is not an independent director because he is the Chairman and Chief Executive Officer of Heartland subsidiary First Bank & Trust. Mr. Schmitz is not an independent director because he served as the Chairman of the Board of Citywide Banks, in an executive capacity, until July 7, 2017, when Citywide was acquired and became a Heartland subsidiary bank. In considering the independence of the directors, our Board reviewed questionnaires prepared by each director, reviewed its own records of transactions with directors and their family members, and inquired of directors whether they, or any member of their immediate families, had engaged in any transaction with us, other than transactions made in the ordinary course of business.

Meetings. Our directors meet on at least a quarterly basis, or as needed at special meetings held periodically throughout the year. During 2019, the Board of Directors held four regular meetings and eight special meetings. All directors attended at least 75% of the meetings of the Board of Directors and its Committees on which they served.

The independent directors are offered the opportunity at each meeting of the Board of Directors to meet separately in executive session. During 2019, the independent directors met in such capacity five times. Each of our Audit/Corporate Governance Committee and our Compensation/Nominating Committee consists solely of independent directors, and these committees meet in conjunction with most regular board meetings.

It is Heartland's practice that all directors be in attendance at the Annual Meeting unless excused by the Chairman of the Board. In 2019, all directors attended the Annual Meeting in person.

Board Leadership.  Under our Bylaws, the Chairman of the Board presides at meetings of the Board at which he is in attendance. Mr. Fuller, our Executive Operating Chairman, has been Chairman of our Board of Directors since 2000. As the director with the most knowledge of Heartland’s business, the Board has determined that Mr. Fuller is the director most capable of leading discussions on important matters affecting Heartland, including formulation and implementation of corporate strategy. In addition, our Board believes that Mr. Fuller’s role as Chairman creates a firm link with management, a clear indication of management authority, and causes the Board to function more effectively and efficiently. Our Board believes that our performance during Mr. Fuller’s tenure reflects the effectiveness of his leadership and his goal of advancing Heartland’s interests over personal gain.

Mr. Falb and Mr. Flynn, in their capacities as Vice Chairmen of the Board, assist in setting the agendas for Board meetings and executive sessions of the Board, as well as regularly interacting with Messrs. Fuller and Lee to convey concerns of the independent directors.

Mr. Flynn is the Board's Independent Lead Director. In this role, Mr. Flynn serves as the liaison between the directors and management, promoting open and constructive conversation. He also works closely with our Executive Operating Chairman, Mr. Fuller, and our President and Chief Executive Officer, Mr. Lee, to ensure Heartland is building a healthy governance culture. As the Independent Lead Director, Mr. Flynn chairs the executive sessions of the Board, facilitates the Board evaluation process, and works with Messrs. Fuller and Lee to monitor progress on the strategic plan and succession planning.

Risk Management - Background.  Heartland applies three lines of defense to risk management. Under this structure, the first line of defense is management at Heartland’s subsidiaries, together with managers of centralized operations units at Heartland assigned to support them. Collectively, they are responsible for managing the risks appurtenant to their areas of responsibility. This responsibility includes developing policies, procedures and controls, and executing them. At the second line of defense, Heartland applies enterprise risk management concepts, under the leadership of the Chief Risk Officer, to coordinate, monitor and report on the adequacy and effectiveness of risk management processes. Within the centralized risk management function at Heartland are enterprise risk, consumer compliance, loan review and Bank Secrecy Act functions. Finally, Heartland maintains at the holding company level an internal audit function, providing third line of defense oversight of the entire risk management framework.

Risk Management - The Board. The Board of Directors is involved in overseeing all risks across the enterprise and actively participates by establishing risk policies, limits and tolerances, and reviewing reports provided by management and the Chief Risk Officer for monitoring those activities. The Audit/Corporate Governance Committee oversees risks associated with financial reporting, including internal control over financial reporting, and identifies and oversees compliance with changing laws and regulations. The Compensation/Nominating Committee identifies, reviews and oversees risks created by Heartland’s executive benefit programs and employee compensation plans. The Compensation/Nominating Committee also consults with the Chief Risk Officer for risk input pertaining to compensation.

Risk Management - Senior Management. Senior Managers, having leadership and managerial responsibility for the first line of defense, ensure the formation of a risk-appropriate plan, and the effectiveness of the first line of defense in executing it. This includes coordination of product and service activities that are largely the domain of our member banks, with operational support activities that are largely the domain of Heartland business units, and ensuring that all aspects of it are aligned with our strategic plan. They receive information about risks from the Risk Management System, and also report information about their risks and how they are managed into that system. Top-level management is also responsible to the Board of Directors for ensuring that the Chief Risk Officer position is adequately staffed, and for providing administrative oversight to the Chief Risk Officer, as he functionally reports to the Board of Directors.

Committees of the Board

Audit/Corporate Governance Committee. The members of the Audit/Corporate Governance Committee are Messrs. Falb, Flynn, McCoy, Schmidt and White and Mmes. Hopkins and Murphy. Each of Messrs. Falb, Flynn, McCoy, Schmidt and White and Mmes. Hopkins and Murphy is an “independent” director under the listing standards of Nasdaq and the rules and regulations of the SEC. The Board of Directors has determined that each of Messrs. Falb, Flynn and Schmidt and Ms. Murphy qualify as, and should be named as, an “audit committee financial expert” as set forth in the rules and regulations of the SEC. Each member of the Audit/Corporate Governance Committee also meets the financial literacy and independence requirements for audit committee membership under the listing standards of Nasdaq and the rules and regulations of the SEC.

The primary duties and functions of the Audit/Corporate Governance Committee are to:

*	monitor the integrity of the Company’s financial reporting process and systems of internal controls regarding finance, accounting, risk management, and legal compliance;
*	retain, oversee, review and terminate, if necessary, the Company’s independent registered public accounting firm and pre-approve all services performed by such firm;
*
provide an avenue of communication among the Company’s independent registered public accounting firm, management, the risk management function (i.e., Chief Risk Officer, Loan Review and Compliance), the internal audit function and the Board of Directors;

*	encourage adherence to, and continuous improvement of, the Company’s policies, procedures and practices at all levels;
*	review areas of potential significant financial risk to the Company;
*	monitor compliance with legal and regulatory requirements for the Company, and
*	develop and establish corporate governance policies and procedures for the Company.

The Audit/Corporate Governance Committee's duties and functions are set forth in more detail in its Charter. In addition, the Board of Directors adopted Corporate Governance Guidelines to codify its governance practices. The Charter and the Corporate Governance Guidelines can be found under the Investor Relations section of our website, ir.htlf.com.

Mr. Falb has served as Chairman of the Audit/Corporate Governance Committee since 2001. During 2019, the Audit/Corporate Governance Committee met five times. To promote independence of the audit function, the Audit/Corporate Governance Committee consults both separately and jointly with our independent registered public accounting firm, internal auditors and management.

The Report of the Audit/Corporate Governance Committee is contained later in this proxy statement, and the processes used by the Audit/Corporate Governance Committee to approve audit and non-audit services are described later in this proxy statement under the caption, “Relationship With Independent Registered Public Accounting Firm-Audit/Corporate Governance Committee Pre-Approval Policy.”

Compensation/Nominating Committee.  The Compensation/Nominating Committee is comprised of Messrs. Falb, Flynn, McCoy, Schmidt and White and Mmes. Hopkins and Murphy. Each of Messrs. Falb, Flynn, McCoy, Schmidt and White and Mmes. Hopkins and Murphy is an “independent” director as defined by listing requirements of the Nasdaq and a “non-employee” director under Section 16 of the Securities Exchange Act of 1934. Mr. Flynn has served as Chairman of the Compensation/Nominating Committee since 2015.

The primary duties and functions of the Compensation/Nominating Committee are to:

*	discharge the responsibilities of the Board relating to the compensation of the Company’s executive officers, including the Chief Executive Officer;
*	evaluate and make recommendations to the Board relating to the compensation of individuals serving as directors of the Company;
*	direct the preparation of and approve an Annual Report on Executive Compensation for inclusion in the Company’s proxy statement in accordance with all applicable rules and regulations; and
*	identify individuals qualified to become members of the Board of Directors and select such individuals as director nominees for the next Annual Meeting of Stockholders.

The Compensation/Nominating Committee duties and functions are set forth in more detail in its Charter, which can be found under the Investor Relations section of our website, ir.htlf.com. The Compensation/Nominating Committee held ten meetings in 2019.

The process used by the Compensation/Nominating Committee to evaluate and determine executive compensation is described in this proxy statement under “Compensation Discussion and Analysis - Administration of Our Compensation Program.” The Report of the Compensation/Nominating Committee is also contained later in this proxy statement.

Director Nominations and Qualifications

In carrying out its nominating function, the Compensation/Nominating Committee evaluates all potential nominees for election, including incumbent directors, Board nominees and stockholder nominees, in the same manner. We did not receive any stockholder recommendations for nominees for the 2020 Annual Meeting. The Compensation/Nominating Committee believes that, at a minimum, potential directors should have the highest personal and professional ethics, integrity and values, a sufficient educational and professional background that enables them to understand our business, exemplary management and communications skills, demonstrated leadership skills, sound judgment in his or her professional and personal life, a strong sense of service to the communities which we serve and an ability to meet the standards and duties set forth in our Code of Conduct. The Committee also believes that directors should share the Company’s philosophy, including the same sense of mission, vision and values. Additionally, the Committee would prefer experience with publicly held companies, growth businesses or sales.

No nominee is eligible for election or re-election as a director if, at the time of such election, such person is 72 or more years of age. Each nominee must also be willing to devote sufficient time to carrying out his or her Board duties and responsibilities effectively. Although our Compensation/Nominating Committee considers diversity, including diversity of experience, gender and ethnicity in nominations, it does not have a formal diversity policy.

The Compensation/Nominating Committee also evaluates potential nominees to determine if they have any conflicts of interest that may interfere with their ability to serve as effective Board members and whether they are “independent” in accordance with Nasdaq listing standards (to ensure that at least a majority of the directors will, at all times, be independent). In the past, the Compensation/Nominating Committee has not retained any third party to assist it in identifying candidates, but it has the authority to retain a third-party firm or professional for purposes of identifying candidates.

Stockholder Communications with the Board, Nomination and Proposal Procedures

General Communications with the Board.  As set forth on our website, ir.htlf.com, our Board of Directors can be contacted at our corporate headquarters at 1398 Central Avenue, P.O. Box 778, Dubuque, Iowa 52004-0778, Attn: Michael J.

Coyle, Corporate Secretary, or by telephone at our administrative offices at (563) 589-2100 or toll free at (888) 739-2100. Each communication will be forwarded to the Board or the specific directors identified in the communication as soon as reasonably possible.

Nominations of Directors.  In order for a stockholder nominee to be considered by the Compensation/Nominating Committee as a nominee and be included in our proxy statement, the nominating stockholder must file a written notice of the proposed director nomination with our Corporate Secretary, at the above address, at least 120 days prior to the anniversary of the date the previous year’s proxy statement was mailed to stockholders. For our 2021 Annual Meeting, such notice would need to be received on or before December 7, 2020. Nominations must include the full name and address of the proposed nominee and a brief description of the proposed nominee’s business experience for at least the previous five years. All submissions must be accompanied by the written consent of the proposed nominee to be named as a nominee and to serve as a director if elected. The Compensation/Nominating Committee may request additional information in order to make a determination as to whether to nominate the person for director.

In accordance with our Bylaws, a stockholder may nominate a director for election at an Annual Meeting of Stockholders only if such stockholder delivers written notice of the nomination to our Corporate Secretary, at the above address, not less than 30 days nor more than 75 days prior to the date of the Annual Meeting. The stockholder's notice of intention to nominate a director must include (i) the name and address of record of the stockholder who intends to make the nomination; (ii) a representation that the stockholder is a holder of record of shares of the corporation entitled to vote at such meeting, and intends to appear at the meeting to nominate the person or persons specified in the notice; (iii) the name, age, business and residence address and principal occupation or employment of each nominee; (iv) a description of all arrangements or understandings between the stockholder and each nominee and any other person or persons (naming such person or persons) pursuant to which the nomination or nominations are to be made by the stockholder; (v) such other information regarding each nominee proposed by such stockholder as would be required to be included in a proxy statement filed pursuant to the proxy rules of the SEC, as then in effect; and (vi) the consent of each nominee to serve as a director of the corporation if so elected. We may request additional information after receiving the notification for the purpose of determining the proposed nominee's eligibility to serve as a director. Persons nominated for election to the Board, in accordance with the above requirements, will not be included in our proxy statement.

Other Stockholder Proposals. To be considered for inclusion in our proxy statement for the 2021 Annual Meeting of Stockholders, stockholder proposals must be received by our Corporate Secretary, at the above address, no later than December 7, 2020, and must otherwise comply with the notice and other provisions of our Bylaws, as well as SEC rules and regulations.

For proposals to be made by a stockholder from the floor and voted upon at an Annual Meeting, the stockholder must file written notice of the proposal with our Corporate Secretary not less than 30 days nor more than 75 days prior to the scheduled date of the Annual Meeting.

The stockholder proposal must include a brief description of the proposal and the reasons for making the proposal; the name and address, as they appear with our Transfer Agent, of the stockholder proposing such business; the number of shares of common stock held by the stockholder; and any other financial or other interests of such stockholder in the proposal.

Code of Business Conduct and Ethics

We have adopted a Code of Business Conduct and Ethics that applies to all directors and employees. The Code sets forth the standard of ethics we expect all of our directors and employees to follow, including our Chief Executive Officer and Chief Financial Officer. All directors have received, and acknowledged in writing, the Code of Business Conduct and Ethics Policy, along with the Code of Business Conduct and Ethics Violation Reporting Procedure. The Code of Business Conduct is posted on our website, ir.htlf.com. We intend to satisfy the disclosure requirements under Item 5.05 of Form 8-K regarding any amendment to, or waiver of, the Code of Business Conduct with respect to our Chief Executive Officer and Chief Financial Officer and persons performing similar functions, by posting such information on our website.

Director Compensation

Our Board of Directors believes that compensation received by a non-employee director should be tied directly to the success of Heartland and, by extension, the success of all Heartland stockholders. Non-employee directors are compensated for service on the Heartland Board of Directors by an annual retainer, which they may receive in cash or restricted stock units ("RSUs") that vest in June of the following year; committee meeting fees; and annual equity awards of RSUs granted under the Amended and Restated 2012 Long-Term Incentive Plan in an amount determined by the Compensation/Nominating Committee at its Annual Meeting. The RSUs are awarded as of the date of the Annual Meeting and vest in June of the following year. In the event a director leaves the Board for any reason prior to any vesting date (other than due to death or change of control), the director forfeits all right to the respective RSUs. In the event of the death of the non-employee director or a change in control, the RSUs vest immediately and completely.

The following table highlights the material elements of our director compensation program:

Compensation Element
Annual Independent Lead Director Retainer	$25,000	(1)
Annual Retainer	$25,000	(1)
Annual Equity Award	$60,000	(2)
Annual Audit/Corporate Governance Committee Chair Equity Award	$15,000	(2)
Annual Compensation/Nominating Committee Chair Equity Award	$10,000	(2)
Committee Meeting Fees	$1,000	(3)

(1) Directors may elect to receive the retainer in RSUs or cash
(2) Represents grant date fair value, payable in RSUs
(3) Paid per meeting attended

To further reinforce the tie between directors and stockholders, our directors are subject to stock ownership guidelines that require them to hold common stock with a value of at least three times annual total director compensation. Directors must achieve this holding within five years of being named a director, and all directors are in compliance with this requirement.

Messrs. Fuller, Lee and Orr, who were Heartland or Heartland subsidiary officers in 2019, did not receive any compensation for serving on the Board of Heartland or any of its subsidiary banks.

Messrs. Engel, Flynn, McCoy, Saylor, Schmidt, Schmitz and Mmes. Hopkins and Murphy also serve on the Board of one of our subsidiary banks and receive cash compensation and/or Heartland common stock for such service. Our subsidiary banks compensate directors by granting RSUs for Heartland common stock, though the directors are paid in cash for committee work on the Boards of our subsidiary banks. Heartland directors who served as directors of subsidiary banks received 150 RSUs during 2019 for their services on the boards of subsidiary banks.

The following table shows non-employee director compensation during 2019 for service on the Heartland Board of Directors and the Boards of our subsidiary banks:

DIRECTOR COMPENSATION
Name	Fees Earned or Paid in Cash(1)	Stock Awards(2)	Total
Robert B. Engel(3)	$17,700	$6,423	$24,123
Mark C. Falb	$35,000	$70,246	$105,246
Thomas L. Flynn	$64,400	$72,184	$136,584
Jennifer K. Hopkins	$38,600	$62,661	$101,261
R. Michael McCoy	$37,600	$62,708	$100,308
Susan J. Murphy	$39,000	$62,661	$101,661
Kurt M. Saylor	$29,800	$62,418	$92,218
John K. Schmidt	$38,950	$62,708	$101,658
Martin J. Schmitz	$29,300	$62,661	$91,961
Duane E. White	$35,000	$56,238	$91,238

(1) The amounts in this column include the annual retainer and fees paid for service on a committee at Heartland or one of Heartland’s subsidiaries. For the retainer portion of director compensation, Messrs. Engel, Schmidt, Schmitz and White elected to receive $25,000 in cash. Messrs. McCoy, Falb, Flynn, Saylor, along with Mmes. Murphy and Hopkins, elected to receive equivalent-value RSUs, and were granted 607 RSUs. Mr. Flynn elected to receive equivalent-value RSUs for compensation as the Independent Lead Director and was granted 607 RSUs.
(2) The amounts in this column represent the fair value, determined based upon the market price of our common stock on the date of grant in accordance with the Financial Accounting Standards Board (“FASB”) Accounting Standards Codification (“ASC”) Topic 718, of RSUs granted for service as directors of Heartland, as well as RSUs granted for service as directors of subsidiary banks. See the discussion of equity awards in Note 16 of our financial statements for the year ended December 31, 2019, contained in our Annual Report for all assumptions made in the valuation of the RSUs.
Each of Messrs. McCoy, Saylor, Schmidt, Schmitz and Mmes. Murphy and Hopkins were granted 1,365 RSUs on May 23, 2019, as compensation for service on the Board of Directors of Heartland for the period from the 2019 Annual Meeting to the 2020 Annual Meeting. Mr. Falb, who chairs the Audit/Corporate Governance Committee, was granted 1,705 RSUs. Mr. Flynn who chairs the Compensation/Nominating Committee, was granted 1,595 RSUs.
Messrs. Flynn, McCoy and Schmidt each received 150 RSUs for service as directors of Dubuque Bank and Trust Company on May 21, 2019, Mr. Saylor received 150 RSUs for service as director of Bank of Blue Valley on May 23, 2019, and Messrs. Engel and Schmitz as well as Mmes. Murphy and Hopkins received 150 RSUs for service as directors of Citywide Banks on May 24, 2019.
The aggregate number of RSUs outstanding for each director at December 31, 2019 was: 782 for Mr. Engel. 2,312 for Mr. Falb, 2,959 for Mr. Flynn, 2,122 for Ms. Hopkins, 2,122 for Mr. McCoy, 2,122 for Ms. Murphy, 2,122 for Mr. Saylor, 1,515 for Mr. Schmidt, 1,515 for Mr. Schmitz and 1,365 for Mr. White.

(3) Mr. Engel joined the Board effective November 12, 2019.

SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

The following table lists the beneficial ownership of our common stock as of January 31, 2020, by each person we know to beneficially own more than 5% of our outstanding common stock, by each director or each executive officer named in the summary compensation table and by all directors and executive officers of Heartland as a group. Except as otherwise indicated below, each of the entities or persons named in the table has sole voting and investment power with respect to all common stock beneficially owned set forth opposite their name.

Name of Beneficial Owner	Amount and Nature of Beneficial Ownership(1)		Percent of Class(2)
5% Stockholders
BlackRock, Inc., 55 East 52nd Street, New York, NY 10055	2,487,848	(3)	6.8%
The Vanguard Group, 100 Vanguard Blvd., Malvern, PA 19355	2,439,590	(4)	6.6%
Directors and Nominees
Robert B. Engel	2,125		*
Mark C. Falb	182,264	(5)	*
Thomas L. Flynn	82,219	(6)	*
Lynn B. Fuller	1,091,629	(7)	3.0%
Jennifer K. Hopkins	890		*
Bruce K. Lee	29,224		*
R. Michael McCoy	50,205	(8)	*
Susan J. Murphy	3,973		*
Barry H. Orr	233,632	(9)	*
Kurt M. Saylor	161,101	(10)	*
John K. Schmidt	125,393	(11)	*
Martin J. Schmitz	286,332	(12)	*
Duane E. White	21,619		*
Other Named Executive Officers
Brian J. Fox	18,849	(13)	*
Bryan R. McKeag	22,566	(14)	*
David A. Prince	4,807		*
All Directors and Executive Officers as a Group (20 persons)	2,398,757		6.5%

* Less than one percent
(1) The above beneficial owners have sole voting and investment power with respect to shares of common stock owned, except as set forth in the footnotes below. Share totals include restricted stock units that will vest within 60 days of January 31, 2020.
(2) Based upon 36,766,029 shares of common stock outstanding on January 31, 2020, plus any restricted stock units that will vest within 60 days of January 31, 2020 for that person.
(3) Based upon a Schedule 13G/A filed on February 5, 2020. BlackRock, Inc. has sole voting power with respect to 2,413,386 shares and sole dispositive power with respect to 2,487,848 shares.
(4) Based upon the Schedule 13G/A filed on February 12, 2020, The Vanguard Group has sole voting power with respect to 33,251 shares and sole dispositive power with respect to 2,404,575 shares. It has shared voting power with respect to 6,410 shares and shared dispositive power with respect to 35,015 shares.
(5) Includes 68,856 shares held in a trust for which Mr. Falb's spouse serves as trustee, 40,018 shares held in a trust for which Mr. Falb serves as trustee, and 72,000 shares held in a charitable foundation in which Mr. Falb has no pecuniary interest.
(6) Includes 3,127 shares held by Mr. Flynn's spouse in an individual retirement account (IRA) and 37,411 shares held by Mr. Flynn jointly with his spouse.
(7) Includes 5,000 shares held in a trust for which Mr. Fuller’s spouse serves as trustee, 92,669 shares held in a GST trust for which Mr. Fuller serves as sole trustee, and 313,180 shares held in a limited liability limited partnership, for which Mr. Fuller acts as a general partner and for which his spouse and two sons are limited partners. Of the shares of common stock disclosed in the table, Mr. Fuller has pledged 151,177 shares as collateral for a personal loan.

(8) Includes 37,533 shares held by Mr. McCoy jointly with his spouse and 13,467 shares held in a trust for which Mr. McCoy's spouse serves as trustee.
(9) Includes 15,179 held in an IRA.
(10) Includes 46,311 shares held in a trust for which Mr. Saylor's spouse serves as trustee, and 114,790 shares held in a trust for which Mr. Saylor serves as trustee.
(11) Includes an aggregate of 12,677 shares held by Mr. Schmidt’s spouse and 3,506 shares held by Mr. Schmidt jointly with his spouse.
(12) Includes 221,460 shares held by Padekeky Investments, LLC, of which Mr. Schmitz is a controlling stockholder.
(13) Includes 2,000 shares held in an IRA, and 14,500 shares held in a revocable trust for which Mr. Fox serves as trustee.
(14) Includes 18,818 shares held in a living trust for which Mr. McKeag serves as trustee.

DELINQUENT SECTION 16(a) REPORTS

Section 16(a) of the Securities Exchange Act of 1934 requires that our directors, executive officers and 10% stockholders file reports of ownership and changes in ownership with the SEC. Such persons are also required to furnish us with copies of all Section 16(a) forms they file. Due to our administrative oversight, executive officer Deborah Deters and director Barry Orr each filed one late report on Form 4, with each report covering one transaction, during the year ended December 31, 2019. Based upon information provided by officers and directors, except with respect to these late reports, we believe all our officers, directors and 10% stockholders filed all reports on a timely basis in 2019.

EXECUTIVE OFFICER COMPENSATION Compensation Discussion and Analysis

Overview

This Compensation Discussion and Analysis ("CD&A") addresses our total compensation philosophy and objectives with respect to our named executive officers. The CD&A also covers compensation factors, elements of compensation and the basis for compensation decisions for 2019.

We design our executive compensation program to be both competitive in the marketplace and to align the interests of our executive officers with the long-term interests of our stockholders. Our goal is to pay total direct compensation (base salary plus annual and long-term incentive compensation) that is competitive in our markets, and that attracts and retains talented executives. This generally means that we strive to pay total direct compensation near the median of our peer group for comparable positions for target performance. Base salaries of our executives are typically near the peer group median, and in conjunction with annual and long-term incentive compensation, are targeted at the median. Incentives can be earned at above-median rates, but generally only for outstanding performance relative to the performance standards established by the Compensation/Nominating Committee.

2019 Business Highlights. Our Company enjoyed a year of solid financial performance. We increased our presence in key markets, and we continued our focus on strategic priorities by completing the sale of certain assets.

*	Annual net income of $149.1 million, an increase of 28% over 2018
*	Total assets increased to $13.21 billion, an increase of 16% from year end 2018, including 11% of acquired asset growth
*	Loan growth of 13%, including 1% of organic loan growth(1)
*	Total deposit growth of 18%, including 9% of organic non-time deposit growth(1)
*	Net interest margin of 4.00%, compared to 4.26% during 2018, as a result of the competitive interest rate environment
*	Return on average common equity of 10.12% and return on average tangible common equity ("ROTCE")(1) of 15.73%
Efficiency ratio(1) for 2019 of 63.11%, compared to 63.54% for 2018
*	Increased our market presence and asset base with the acquisition of Blue Valley Ban Corp. in the Kansas City metropolitan area in the 2nd quarter of 2019 and with the acquisition of the operations of Rockford Bank and Trust Company in Rockford, Illinois in the 4th Quarter of 2019
*	Continued our focus on strategic priorities with completion of the sale of seven branch locations, the consumer finance loan portfolios of Citizens’ Finance Company, and substantially all of our mortgage servicing rights

2019 Compensation Highlights. Incentive payments to our named executive officers were commensurate with performance, and we implemented a number of design changes to our executive compensation program.

*
Above-target annual incentive payout for named executive officers, based on above-target organic loan and non-time deposit growth(1), acquired asset growth and ROTCE(1), partially offset by a below-target efficiency ratio(1)

*	Payout of 2017-2019 performance-based awards at 60% of target, based on below-threshold performance on earnings per share growth and above-target performance on average ROTCE
*	Transitioned to a three-year performance period for all performance-based awards, beginning with the 2019-2021 awards
*
Adopted a clawback policy, which provides for the recoupment of performance-based cash and equity incentive compensation from our executive officers and certain other employees under certain circumstances

*	Adopted a Non-Qualified Deferred Compensation Plan, which provides executives with an additional retirement planning tool
(1) Refer to "Non-GAAP Measures for Annual Incentive Awards" for additional information on the usage and presentation of these non-GAAP measures, and reconciliations to the most directly comparable GAAP measures.

Elements of Executive Compensation. Our executive compensation program includes a mix of base salary, annual incentive, and equity awards. Variable compensation based on performance is a significant component of total compensation. Our performance standards for annual incentive cash awards link to return on tangible common equity, efficiency ratio, organic loan growth, organic non-time deposit growth, and acquired asset growth. Target opportunities for executive officers range from 50% to 80% of base salary, with the amount that can be earned ranging from 0% to 150% of target, in order to enhance the sensitivity of awards to performance. Targets for our performance standards are determined with reference to median peer performance, Heartland’s historical performance and Heartland’s financial plan targets.

For long-term incentives, we use a balanced portfolio approach, whereby we grant a blend of time-based RSUs and performance-based RSUs. Historically, time-based RSUs vested ratably over three years, while the one-year performance-based RSUs vested two years after measurement of performance, and the three-year performance-based RSUs vested immediately upon measurement of performance. In 2019, we transitioned to three-year performance periods for all performance-based RSUs in order to further encourage long-term decision-making, align with prevailing practices among our primary peer group, and avoid duplication of performance measures from our annual incentive cash awards. Performance-based RSUs are based on three-year earnings per share growth in comparison to peers and three-year return on average tangible common equity in comparison to peers. Return on average tangible common equity, or ROTCE, is defined as the amount equal to (a) net income available to common stockholders plus core deposit and customer relationship intangibles and customer relationship intangibles, net, divided by (b) average common equity less goodwill and core deposit intangibles and customer relationship intangibles, net. This measure is not determined in accordance with generally accepted accounting principles ("GAAP"). Refer to "Non-GAAP Measures for Annual Incentive Awards" for additional information on the usage and presentation of this non-GAAP measure, and a reconciliation to the most directly comparable GAAP measure.

We believe that our compensation program has, over the past five years, very closely aligned the value we have generated for stockholders with the compensation of our executives. The table below, which graphs CEO pay against total stockholder return ("TSR"), illustrates the alignment of CEO pay with Company performance:

Heartland - Pay for Performance
Total Compensation (in $000)
$2,400
$2,000
$1,600
$1,200
$800
$400
$0
Indexed TSR [1]
$240
$200
$160
$120
$80
$40
$0
2015
2016
2017
2018
2019
CEO Compensation (2)
Indexed TSR - Heartland
Indexed TSR - Primary Peer Group (3)
Indexed TSR - Secondary Peer Group (4)

(1) Indexed TSR assumes an initial investment of $100 at the start of year one (2015) and reflects the annual increase/(decrease) in such investment as a result of annual TSR.
(2) 2018-2019 represents Mr. Lee's Total Compensation as disclosed in the Summary Compensation Table. Years 2015-2017 represent Mr. Fuller's Total Compensation as disclosed in the Summary Compensation Table.
(3) Reflects the 50th percentile of Heartland's 2019 primary peer group, which is described later in this Compensation Discussion and Analysis.
(4) Reflects the 50th percentile of Heartland’s 2019 secondary peer group, which includes banks in our primary peer group and 20 additional banks with total assets ranging in size from $6.8 billion to $25.0 billion. For more information on our primary and secondary peer groups, refer to "Role of Advisors - Peer Comparison" in the Compensation Discussion and Analysis.

Administration of Our Executive Compensation Program

Role of the Compensation/Nominating Committee. The Compensation/Nominating Committee, which consists solely of independent directors, is primarily responsible for setting executive compensation for Heartland and then reporting its decisions to our Board of Directors. The Committee makes decisions on base salary adjustments, annual and long-term incentive awards, and performance standards and targets for the coming year.

In making compensation decisions, the Committee reviews and evaluates a broad range of material requested and received from management and its compensation consultant, including but not limited to, the following:

*	financial reports covering, among other things, historical and year-to-date financial performance vs. the financial plan and financial performance vs. the peer group;
*	individual performance information for the CEO and other executive officers;
*	reports on Heartland’s strategic objectives and future financial plans;
*	information on executive officers’ stock ownership;
*	agreements and other plan documents regarding compensation; and
*	competitive market data from consultants retained by the Committee.

In formulating our performance-based compensation programs for executive officers, our Compensation/Nominating Committee considers the risk created by tying compensation to financial goals, including the risk of encouraging short-term behavior by tying a portion of compensation to annual goals, and the risks presented by encouraging higher earnings and asset and deposit growth. The Committee is guided by the Guidance on Sound Incentive Compensation Policies jointly issued by the financial institution regulatory agencies in 2010, which establishes a framework for assessing the soundness of incentive compensation plans, programs and arrangements maintained by financial institutions, and encourages balanced risk-taking incentives compatible with effective controls and risk management and with general principles of strong corporate governance. The Committee meets with Heartland’s Chief Risk Officer annually and discusses the management of any risks presented by its annual incentive program.

The Compensation/Nominating Committee believes that a sensible approach to balancing risk-taking and rewarding achievement of reasonable, but not necessarily easily attainable, goals has always been a component of the executive compensation program. The Committee has regularly revisited the joint agency guidance as an effective tool for conducting its own assessment of the balance between risk and reward built into Heartland’s executive compensation program.

The Compensation/Nominating Committee reviewed with the Chief Risk Officer of Heartland the incentive compensation arrangements for the named executive officers and has made reasonable efforts to ensure that such arrangements are appropriately balanced, do not create inappropriate risk-taking and do not impair the safety and soundness of Heartland and its subsidiary banks. We believe that tying a substantial portion of total direct compensation to long-term incentives keeps the named executive officers focused on the Company’s long-term performance. Other features in our executive compensation program discourage excessive risk-taking and encourage a focus on long-term performance. These features include performance standards that account for quality of growth, meaningful stock ownership guidelines and a clawback policy.

Role of Management. Our management evaluates employee performance, establishes business performance targets and objectives and recommends salaries, cash incentive and equity awards. Our Executive Operating Chairman, President and CEO, Corporate Secretary and Chief Human Resources Officer assist the Chairman of the Compensation/Nominating Committee with setting the agenda for the Committee’s meetings and coordinate the preparation of materials for all such meetings. At the request of the Committee, our Executive Operating Chairman, President and CEO, and Chief Human Resources Officer also provide information regarding our strategic objectives, evaluations of executive officers’ performance and compensation recommendations for executive officers other than themselves. Our Executive Operating Chairman, President and CEO, and Chief Human Resources Officer do not approve the compensation arrangements of any executive officers or participate in the formulation of their own compensation.

Role of Advisors - Peer Comparison. Grant Thornton LLP (“GT”) until September 2019, and then for the remainder of 2019, McLagan, which is part of the Rewards Solutions practice at Aon plc ("McLagan"), were retained by the Compensation/Nominating Committee to provide compensation consulting services. Their role included providing market information on compensation levels and practices, assisting in the design of compensation programs, providing input on related technical and regulatory matters and working with other advisors in developing peer groups. The Compensation/Nominating Committee determined that it was a best practice to review several firms that provide compensation consulting services including both GT and McLagan. McLagan was selected as the new compensation consultant, as they also serve in a similar role for many of Heartland's peers.

In considering the retention of GT and then McLagan, the Compensation/Nominating Committee assessed each advisor's independence in accordance with Nasdaq listing standards and considered that:

*	Neither consultant provided any other services to Heartland;
*	The fees paid to GT and McLagan by Heartland for their services as compensation consultant represented an insignificant portion of the total revenues of each consultant, respectively;
*	Each consultant maintained policies and procedures designed to prevent conflicts of interest between the consultant and the companies to which it provides services, as well as between its individual employees and such companies;
*	Neither Heartland nor any member of the Compensation, Nominating and Corporate Governance Committee had any other business or personal relationship with either consultant or its employees who provided services to the Committee;
*	Each consultant, and its employees who provided services to the Compensation, Nominating and Corporate Governance Committee, did not own any shares of Heartland common stock; and
*	No executive officer of Heartland had any business or personal relationship with either consultant or its employees who provided services to the Compensation, Nominating and Corporate Governance Committee.

Based upon these and other factors, the Compensation/Nominating Committee concluded that the retention of GT and McLagan did not present any conflicts of interest and that such retention was appropriate.

The Compensation/Nominating Committee annually reviews a competitive analysis generated by its compensation consultant as a benchmark for our executive compensation program. The Committee establishes appropriate and competitive ranges of annual and long-term compensation, with consideration for comparable benchmarks within the primary peer group. Various components of executive compensation (e.g., base salaries, equity compensation, retirement plan contributions and other benefits) are benchmarked against comparable positions within the primary peer group. In addition, the Compensation/ Nominating Committee reviews information prepared by the compensation consultant on the usage of shares and related dilution levels for equity incentive plans within the primary peer group. In 2019, GT assisted the Committee with the competitive and equity incentive plan analysis.

The Compensation/Nominating Committee, with the assistance of its compensation consultant, annually reviews the primary peer group which it uses to analyze the competitiveness of our executive compensation program. The members of the primary peer group are selected based on comparable industry, amount of total assets, market cap, and growth and returns over the past three to five years. Based on the criteria above, the 2019 primary peer group added two companies, Bank of Hawaii Corporation and Trustmark Corporation and removed two companies 1st Source Corporation and Southside Bancshares from the 2018 primary peer group. The table below lists the 25 companies that comprise our 2019 primary peer group:

NAME	CITY, STATE	TICKER	NAME	CITY, STATE	TICKER
Western Alliance Bancorporation	Phoenix, AZ	WAL	Atlantic Union Bankshares Corp.	Richmond, VA	AUB
Bank of Hawaii Corporation	Honolulu, HI	BOH	Banc of California, Inc.	Irvine, CA	BANC
Simmons First National Corporation	Pine Bluff, AR	SFNC	International Bancshares Corporation	Laredo, TX	IBOC
Trustmark Corporation	Jackson, MS	TRMK	NBT Bancorp Inc.	Norwich, NY	NBTB
Banner Corporation	Walla Walla, WA	BANR	Columbia Banking System, Inc.	Tacoma, WA	COLB
Independent Bank Corp.	Rockland, MA	INDB	Eagle Bancorp, Inc.	Bethesda, MD	EGBN
First Interstate BancSystem, Inc.	Billings, MT	FIBK	Southside Bancshares, Inc.	Tyler, TX	SBSI
Great Western Bancorp, Inc.	Sioux Falls, SD	GWB	BancFirst Corporation	Oklahoma City, OK	BANF
First Merchants Corporation	Muncie, IN	FRME	Park National Corporation	Newark, OH	PRK
Glacier Bancorp, Inc.	Kalispell, MT	GBCI	S&T Bancorp, Inc.	Indiana, PA	STBA
Ameris Bancorp	Moultrie, GA	ABCB	Tompkins Financial Corporation	Ithaca, NY	TMP
Customers Bancorp, Inc.	Wyomissing, PA	CUBI	Flushing Financial Corporation	Uniondale, NY	FFIC
Renasant Corporation	Tupelo, MS	RNST

Our 2019 secondary peer group includes banks in our primary peer group and the additional 20 banks listed below. Our performance-based RSUs are earned based on our earnings per share growth and return on average tangible common equity in comparison to our secondary peer group.

NAME	CITY, STATE	TICKER	NAME	CITY, STATE	TICKER
CenterState Bank Corporation	Winter Haven, FL	CSFL	Community Bank System, Inc.	Dewitt, NY	CBU
CVB Financial Corp.	Ontario, CA	CVBF	First Commonwealth Financial Corporation	Indiana, PA	FCF
First BanCorp.	San Juan, PR	FBP	First Midwest Bancorp, Inc.	Chicago, IL	FMBI
First Financial Bancorp.	Cincinnati, OH	FFBC	Hilltop Holdings Inc.	Dallas, TX	HTH
Fulton Financial Corporation	Lancaster, PA	FULT	OFG Bancorp	San Juan, PR	OFG
Independent Bank Group, Inc.	McKinney, TX	IBTX	Pacific Premier Bancorp, Inc.	Irvine, CA	PPBI
Old National Bancorp	Evansville, IN	ONB	Sandy Spring Bancorp, Inc.	Olney, MD	SASR
Pinnacle Financial Partners, Inc.	Nashville, TN	PNFP	UMB Financial Corporation	Kansas City, MO	UMBF
South State Corporation	Columbia, SC	SSB	United Community Banks, Inc.	Blairsville, GA	UCBI
United Bankshares, Inc.	Charleston, WV	UBSI	WesBanco, Inc.	Wheeling WV	WSBC
Because it recognizes the inherent limitations on benchmarked data, the Compensation/Nominating Committee does not establish compensation based on pre-established ratios of executive compensation to peer group data. Instead, peer group data is one factor in the Committee’s analysis, and it is used for a validation check of the final compensation package chosen for our executives.

Consideration of Advisory Vote. As determined by our stockholders in 2017, we annually submit our executive compensation arrangements to stockholders for a non-binding, advisory vote. The Compensation/Nominating Committee believes that an annual “say on pay” vote provides it with more direct and current input regarding the effectiveness of its compensation policies. At our last Annual Meeting, over 95% of the votes were cast in favor of our executive compensation program. The Compensation/Nominating Committee interprets this high level of approval as an indication of our stockholders’ endorsement of the program. The Committee recognizes that effective practices evolve, and the Committee will continue to consider changes as needed to keep our executive compensation program competitive and performance-based.

Elements of Compensation

The compensation of our named executive officers is comprised of four primary components: (1) base salary, (2) annual incentive cash awards, and (3) long-term incentive equity compensation, which together constitute total direct compensation, and (4) additional benefits.

As illustrated by the following table, a substantial part of our CEO’s total direct compensation for 2019 was performance-based:

2019 CEO Total Direct Compensation Mix - Bruce K. Lee
Fixed Compensation	Amount	% of Total Compensation
Base Salary	$719,000	37%
Total Fixed Compensation	$719,000	37%

Variable-Based Compensation	Amount	% of Total Compensation
Long-Term Equity Incentive - Performance-Based RSUs	$243,863	13%
Long-Term Equity Incentive - Time-Based RSUs	$243,863	13%
Annual Incentive Cash Award	$732,293	37%
Total Variable-Based Compensation	$1,220,019	63%
Total Direct Compensation	$1,939,019	100%
Base Salary. The Compensation/Nominating Committee regards base salary as an important component of executive compensation because it provides executives with the assurance of a regular income. Base salaries are intended to assist us in attracting executives and recognizing different levels of responsibility and contribution. The Committee targets base salaries for our named executive officers near the peer group median for comparable positions, with additional consideration given to the executive’s qualifications and experience, scope of responsibility and potential to achieve the goals and objectives established. Past performance and internal pay equity are also considered.

The following table lists the base salaries for our named executive officers in 2019 in comparison to 2018 and 2017. These base salaries are used for calculating annual incentive targets, and they include any applicable pro-rata increases approved by the Compensation/Nominating Committee that would have been effective on April 1, 2019.

Officer	2017	2018	2019
Bruce K. Lee	$485,417	$576,000	$719,000
Lynn B. Fuller	$501,675	$512,963	$541,681
Bryan R. McKeag	$316,913	$343,500	$388,000
Brian J. Fox	$275,025	$298,000	$312,250
David A. Prince	$—	$—	$350,000

Mr. Lee, who was appointed to the role of CEO effective June 1, 2018, received a significant increase in base salary in conjunction with his promotion. Mr. Fuller, who moved from CEO to the position of Executive Operating Chairman in June 2018, received a modest base salary increase in line with market trends for his position. Messrs. Lee, Fuller, McKeag and Fox received base salary increases in April 2019 following our analysis of base salaries for comparable positions within the primary peer group. As a newly hired executive, Mr. Prince received no base salary increase in 2019.

Annual Incentive Cash Awards. Our Compensation/Nominating Committee administers an executive incentive program that allows our named executive officers to earn annual incentive cash awards. The performance standards for the awards are designed to encourage not only financial performance, but to ensure growth in quality assets, to limit excessive risk-taking and to reward adherence to our longer-term financial plan. For our named executive officers, targets for the performance standards are based on Heartland’s financial plan targets, with all of our named executive officers having a portion of their annual incentive tied to Heartland’s return on average tangible common equity ("ROTCE"); efficiency ratio; loan growth, exclusive of the residential mortgage segment, loans obtained through acquisitions, loans reclassified as held for sale, and specifically identified loans with high credit risk ("organic loan growth"); non-time deposit growth, excluding certificates of deposit, deposits obtained through acquisitions, and reclassification of deposits that are held for sale ("organic non-time deposit growth"); and acquired asset growth. As Head of Commercial, Mr. Prince has criteria specifically focused on commercial loan and deposit growth and has performance standards for non-performing assets.

The target annual incentive cash award for each named executive officer is based upon a percentage of his base salary. For 2019, the target annual incentive was 80% of base salary for Messrs. Lee and Fuller, 60% for Mr. McKeag, and 50% for Messrs. Fox and Prince.

The total annual incentive cash award for each named executive officer is the sum of the amounts earned for each of the performance standards described above. Each portion of the award is calculated using the following formula:

Award Based on Each Performance Standard	=	Executive Officer’s Salary	x	Target Annual Incentive	x	Weighting of Performance Standard	x	(2019 Result ÷ 2019 Target)

Named executive officers may receive a maximum payout of 150% of target for outstanding performance. There is no payout on a performance measure if performance is at or below 50% of target performance, which we refer to as "threshold" performance.

Because we believe earnings per share and ROTCE are the most important indicators of market performance, and therefore best align the interests of our named executive officers with our stockholders, one of the most heavily weighted annual incentive performance measures is ROTCE. To encourage superior performance, our ROTCE target is set at 15% or greater, which we believe is strong performance in relation to our peers based on competitive analysis.

As a growth-oriented bank holding company, it is also our objective to encourage acquired and organic growth in loans and deposits. Accordingly, acquired asset growth, which is a GAAP measure of assets acquired at fair value in an acquisition, is an annual incentive performance measure for each of our named executive officers. This performance measure consolidates two measures that we have used separately the past: acquired loan growth and acquired deposit growth.

Organic loan growth is another annual incentive performance measure for each of our named executive officers. We define organic loan growth as growth in all portfolios, excluding the residential mortgage segment, acquired loans and loans reclassified as held for sale. Additionally, we excluded the reduction of specifically identified loans with high credit risk from the organic growth calculation. These credits were credits identified by management at the end of 2018 as no longer fitting our risk profile, and management was encouraged to help the customers seek other financing options. Mr. Prince's organic loan growth measure excludes changes in the consumer portfolio. Furthermore, because Mr. Prince is in a particularly important position to influence the quality of loan growth, we base a portion of his annual incentive cash award on the ratio of nonperforming assets to total assets.

Growth of non-time deposits is important to maintain liquidity and healthy reserves and to uphold a strong net interest margin. Our Compensation, Nominating and Corporate Governance Committee also bases a portion of the annual incentive cash award on organic non-time deposit growth for all named executive officers other than Mr. Prince. Mr. Prince's annual incentive cash award includes a portion of organic non-time commercial deposit growth. Organic non-time deposit growth excludes certificates of deposit, deposits acquired in acquisition and deposits reclassified as held for sale.

The efficiency ratio is another important annual incentive performance measure for the named executive officers. This performance standard focuses attention on organizational efficiency. We believe the efficiency ratio, which measures productivity, is another important indicator of returning value to our stockholders.

The remaining component upon which a portion of a named executive officer’s annual incentive cash award may be earned is a discretionary standard. This allows the Compensation/Nominating Committee to take a broader view of the prior year’s performance and allows the Committee to consider additional qualitative and quantitative factors, including risk management, merger and acquisition activity, credit quality, talent management, leadership, regulatory relations, special projects and unplanned/unexpected circumstances. Because of the strong strategic and financial leadership of Messrs. Lee and McKeag, the Committee awarded a payout of 125% to each in the discretionary category. Mr. Lee has confidently pursued his visionary approach toward taking Heartland to the $20 billion asset level, utilizing a strong team of senior management and encouraging others to maintain integrity with values leading to Heartland's continued success. Mr. McKeag led the sale of the loans of our consumer finance company, the sale of the Dubuque Bank and Trust Company mortgage servicing rights as well as the sale of seven branches in 2019. The Committee awarded Mr. Prince a payout of 120% in the discretionary category for his leadership in the commercial area as evidenced by the organic commercial loan growth, the transition to Salesforce as our customer relationship management system and the implementation of nCino as our commercial loan origination system. Mr. Fox was awarded a payout of 110% in the discretionary category for his leadership in the operations area including the deconversions associated with seven branch sales and the technical installation of Salesforce and nCino. The Committee awarded Mr. Fuller a 100% payout within the discretionary category for his leadership related to mergers and acquisitions and risk management. Mr. Fuller led us through two acquisitions, both in market - one in Illinois and the other in Kansas - with a total size of $1.2 billion.

The tables below show business plan targets and 2019 results that were used to calculate the annual incentive cash award for each of our named executive officers, dollars in thousands. Payouts can be found in the column "Non-Equity Incentive Plan Compensation" in the Summary Compensation Table.

Mr. Lee
Performance Standard	Weighting	2019 Target	2019 Result	2019 Score
Return on Average Tangible Common Equity (non-GAAP)(1)	40.00%	15.10%	15.73%	132%
Efficiency Ratio (non-GAAP)(2)	10.00%	62.00%	63.11%	72%
Loan Growth, Organic (non-GAAP)(3)	7.50%	$269,941	$334,459	148%
Asset Growth, Acquired	15.00%	$750,000	$1,261,922	134%
Non-Time Deposit Growth, Organic (non-GAAP)(4)	7.50%	$331,848	$758,213	150%
Board Discretionary	20.00%	100%	125%	125%

Mr. Fuller
Performance Standard	Weighting	2019 Target	2019 Result	2019 Score
Return on Average Tangible Common Equity (non-GAAP)(1)	40.00%	15.10%	15.73%	132%
Efficiency Ratio (non-GAAP)(2)	10.00%	62.00%	63.11%	72%
Loan Growth, Organic (non-GAAP)(3)	7.50%	$269,941	$334,459	148%
Asset Growth, Acquired	15.00%	$750,000	$1,261,922	134%
Non-Time Deposit Growth, Organic (non-GAAP)(4)	7.50%	$331,848	$758,213	150%
Board Discretionary	20.00%	100%	100%	100%

Mr. McKeag
Performance Standard	Weighting	2019 Target	2019 Result	2019 Score
Return on Average Tangible Common Equity (non-GAAP)(1)	40.00%	15.10%	15.73%	132%
Efficiency Ratio (non-GAAP)(2)	10.00%	62.00%	63.11%	72%
Loan Growth, Organic (non-GAAP)(3)	7.50%	$269,941	$334,459	148%
Asset Growth, Acquired	15.00%	$750,000	$1,261,922	134%
Non-Time Deposit Growth, Organic (non-GAAP)(4)	7.50%	$331,848	$758,213	150%
Board Discretionary	20.00%	100%	125%	125%

Mr. Fox
Performance Standard	Weighting	2019 Target	2019 Result	2019 Score
Return on Average Tangible Common Equity (non-GAAP)(1)	40.00%	15.10%	15.73%	132%
Efficiency Ratio (non-GAAP)(2)	10.00%	62.00%	63.11%	72%
Loan Growth, Organic (non-GAAP)(3)	7.50%	$269,941	$334,459	148%
Asset Growth, Acquired	15.00%	$750,000	$1,261,922	134%
Non-Time Deposit Growth, Organic (non-GAAP)(4)	7.50%	$331,848	$758,213	150%
Board Discretionary	20.00%	100%	110%	110%

Mr. Prince
Performance Standard	Weighting	2019 Target	2019 Result	2019 Score
Return on Average Tangible Common Equity (non-GAAP)(1)	20.00%	15.10%	15.73%	132%
Efficiency Ratio (non-GAAP)(2)	10.00%	62.00%	63.11%	72%
Commercial and Ag Loan Growth, Organic (non-GAAP)(3)	20.00%	$251,885	$368,408	150%
Asset Growth, Acquired	5.00%	$750,000	$1,261,922	134%
Non-Time Commercial Deposit Growth, Organic(4)	20.00%	$172,661	$297,694	150%
Treasury Management and Commercial Credit Card Fee Growth(5)	10.00%	$27,412	$26,083	58%
Non-Performing Assets to Total Assets	5.00%	0.60%	0.66%	85%
Board Discretionary	10.00%	100%	120%	120%

(1) Refer to the table, "Reconciliation of Non-GAAP Measure - Return on Average Tangible Common Equity."
(2) Refer to the table "Reconciliation of Non-GAAP Measure - Efficiency Ratio."
(3) Refer to the table "Reconciliation of Non-GAAP Measure - Loan Growth, Organic."
(4) Refer to the table "Reconciliation of Non-GAAP Measure - Non-Time Deposit Growth, Organic."
(5) Refer to the table "Reconciliation of Non-GAAP Measure - Treasury Management and Commercial Credit Card Fee Growth."

Non-GAAP Measures for Annual Incentive Awards

This document contains references to financial measures which are not defined by generally accepted accounting principles ("GAAP"). Management believes the non-GAAP measures are helpful to analyze and evaluate Heartland's financial condition and operating results. However, these non-GAAP measures have inherent limitations and should not be considered a substitute for operating results determined in accordance with GAAP. Additionally, because non-GAAP measures are not standardized, it may not be possible to compare the non-GAAP measures in this document with other companies' non-GAAP measures. Reconciliations of each non-GAAP measure to the most directly comparable GAAP measure may be found in the following financial tables.

Return on average tangible common equity is net income available to common stockholders plus core deposit and customer relationship intangibles amortization, net of tax, divided by average common stockholders' equity less goodwill and core deposit intangibles and customer deposit intangibles, net. This financial measure is included as it is considered to be a critical metric to analyze and evaluate use of equity, financial condition and capital strength. Below are the components of the return on tangible common stockholders’ equity calculation that reconcile to the most directly comparable GAAP measures, dollars in thousands:

Reconciliation of Non-GAAP Measure - Return on Average Tangible Common Equity
For the Year Ended December 31, 2019
Net income available to common stockholders (GAAP)	$149,129
Plus core deposit and customer relationship intangibles amortization, net of tax(1)	9,458
$158,587

Average common stockholders’ equity (GAAP)	$1,473,396
Less average goodwill	415,841
Less average core deposit intangibles and customer relationship intangibles, net	49,377
$1,008,178

Return on average common equity (GAAP)	10.12%
Return on average tangible common equity (non-GAAP)(1)	15.73%

(1) Computed on a tax-equivalent basis using an effective tax rate of 21%.

Efficiency ratio, fully tax-equivalent, expresses adjusted noninterest expenses as a percentage of fully tax-equivalent net interest income and noninterest income. This efficiency ratio is presented on a tax-equivalent basis, which adjusts net interest income and noninterest income expenses for the tax favored status of certain loans, securities, and tax credit projects. Management believes the presentation of this non-GAAP measure enhances the comparability of income and expenses arising from taxable and nontaxable sources and excludes specific items, as noted in the table. Below are the components of the efficiency ratio that reconcile to the most directly comparable GAAP measures, dollars in thousands:

Reconciliation of Non-GAAP Measure - Efficiency Ratio
For the Year Ended December 31, 2019
Net interest income (GAAP)	$433,729
Tax-equivalent adjustment(1)	4,929
Net interest income - tax equivalent (non-GAAP)	438,658
Noninterest income	116,208
Securities gains, net	(7,659)
Unrealized gain on equity securities, net	(525)
Gain on extinguishment of debt	(375)
Valuation adjustment on servicing rights	911
Adjusted income (non-GAAP)	$547,218

Total noninterest income expenses (GAAP)	$349,161
Less:
Core deposit intangibles and customer relationship intangibles amortization	11,972
Partnership investment in historic rehabilitation tax credits	8,030
(Gain)/loss on sales/valuations of assets, net	(19,422)
Restructuring expenses	3,227
Adjusted noninterest income expenses (non-GAAP)	$345,354
Efficiency ratio, fully tax-equivalent (non-GAAP)	63.11%

(1) Computed on a tax equivalent basis using an effective tax rate of 21%.

Organic loan growth for incentive compensation purposes is exclusive of the residential mortgage segment, loans obtained through acquisitions, loans reclassified as held for sale, and specifically identified loans with high credit risk. Management believes this measure provides a more complete understanding of underlying trends in loan growth notwithstanding dispositions and acquisitions. Below are the components of the organic loan growth calculation that reconciles to the most directly comparable GAAP measure, dollars in thousands:

Reconciliation of Non-GAAP Measure - Loan Growth, Organic
Loan Portfolio Segment	Balance as of 12/31/19 (GAAP)	Acquired in 2019	Reclassified to Held For Sale	Reduction of Specific Credits	Balance as of 12/31/18 (GAAP)		Change Exclusive of Acquisitions and Dispositions (Non-GAAP)
Commercial and Commercial Real Estate	$6,790,458	$780,251	$14,908	$85,233	$5,731,712		$378,636
Agricultural and Agricultural Real Estate	533,064	1,790	6,601	17,305	565,408		(10,228)
Total Commercial and Commercial Real Estate and Agricultural and Agricultural Real Estate	7,323,522	782,041	21,509	102,538	6,297,120		368,408	(1)
Consumer	452,233	54,655	8,631	—	440,158		$(33,949)
Total Commercial and Commercial Real Estate, Agricultural and Agricultural Real Estate and Consumer	7,775,755	836,696	30,140	102,538	6,737,278		334,459	(2)
Residential Mortgage	597,742	59,321	1,970	—	673,603		(133,212)
Unearned Discount and Deferred Loan Fees	(5,580)	—	—	—	(3,184)		(2,396)
Total Loans Held to Maturity	$8,367,917	$896,017	$32,110	$102,538	$7,407,697	$96,313	$198,851	(3)

(1) The sum of the change in these loan portfolio segments totals $368.4 million, which was the organic loan growth metric for Mr. Prince.
(2) The sum of the change in these loan portfolio segments totals $334.5 million, which was the organic loan growth metric for Messrs. Lee, Fuller, McKeag and Fox.
(3) Total loan growth was 13% on a GAAP basis: a $960.2 million increase over $7.41 billion of total loans held at maturity at December 31, 2018. Total organic loan growth was 1%, which is calculated as $198.9 million, less $102.5 million of reduction of specific credits, over $7.41 billion of total loans held at maturity at December 31, 2018.

Organic non-time deposit growth for incentive compensation purposes is exclusive of certificates of deposit, deposits obtained through acquisitions, and the reclassification of deposits that are held for sale. Management believes this measure provides a more complete understanding of underlying trends in deposit growth notwithstanding dispositions and acquisitions. Below are the components of the organic non-time deposit growth calculation that reconciles to the most directly comparable GAAP measure, dollars in thousands:

Reconciliation of Non-GAAP Measure - Non-Time Deposit Growth, Organic
Deposit Type	Balance as of 12/31/19 (GAAP)	Acquired in 2019	Reclassified to Held For Sale	Balance as of 12/31/18 (GAAP)	Change Exclusive of Acquisitions and Dispositions (Non-GAAP)
Commercial Demand Deposits	$2,683,150	$232,295	$3,899	$2,401,792	$52,962	(1)
Retail and Other Demand Deposits	860,713	3,216	13,372	862,945	7,924
Total Demand Deposits	3,543,863	235,511	17,271	3,264,737	60,886
Commercial Savings Deposits	2,311,791	179,120	7,710	1,895,649	244,732	(1)
Retail and Other Savings Deposits	3,995,634	370,848	40,122	3,212,313	452,595
Total Savings Deposits	6,307,425	549,968	47,832	5,107,962	697,327
Total Non-Time Deposits	$9,851,288	$785,479	$65,103	$8,372,699	$758,213	(2)(3)

(1) The sum of the commercial demand and savings deposits exclusive of acquisitions and dispositions was $297.7 million, which was the organic non-time deposit growth metric for Mr. Prince.
(2) The total non-time deposit growth excluding acquisitions and dispositions was $758.2 million, which was the organic non-time deposit growth metric for Messrs. Lee, Fuller, McKeag and Fox.
(3) Total non-time deposit growth was 18% on a GAAP basis: a $1.48 billion increase over $8.37 billion of total non-time deposits at December 31, 2018. Total organic non-time deposit growth was 9%, a $758.2 million increase over $8.37 billion of total non-time deposits at December 31, 2018.

Treasury management and commercial credit card fee growth is exclusive of retail and other service charges and fees and inclusive of the commercial earnings credit. The commercial earnings credit is used by banks to reduce fees for customers by the imputed interest rate on noninterest bearing deposits. This metric provides a more complete understanding of the sources of revenue by business line. Below are the components of the treasury management and commercial credit card fee growth calculation that reconciles to the most directly comparable GAAP measure, dollars in thousands:

Reconciliation of Non-GAAP Measure - Treasury Management and Commercial Credit Card Fee Growth
	For the Year Ended December 31, 2019
Treasury Management-Commercial Service Charges	$9,631	(1)
Treasury Management-Retail and Other Service Charges	3,159
Total Service Charges (GAAP)	$12,790

Commercial Credit Card Fees	$12,755	(1)
Retail Credit Card Fees	2,839
Total Credit Card Fees (GAAP)(2)	$15,594

Commercial Earnings Credit	$3,697	(1)

(1) The sum of treasury management-commercial service charges, commercial credit card fees and commercial earnings credit (non-GAAP) was $26.1 million, which was the treasury management and commercial credit card fee growth metric for Mr. Prince.
(2) See the discussion of all noninterest income revenue sources in Note 21 of our financial statements for the year ended December 31, 2019, contained in our Annual Report to Stockholders.

Long-Term Incentive Equity Compensation. The Compensation/Nominating Committee believes that equity compensation can be an effective tool for aligning the long-term interests of management with those of stockholders. Since 2012, the Committee has granted our named executive officers a combination of RSUs that vest based on time and continued employment, and RSUs that must be earned based upon performance. In addition to our time-based RSUs and one-year performance-based RSUs, in 2016, the Committee added three-year performance-based RSUs to the long-term equity compensation pool to encourage long-term decision-making. We transitioned to three-year performance periods for all performance-based RSUs in 2019 in order to further encourage long-term decision-making, align with prevailing practices among our primary peer group, and avoid duplication of performance measures from our annual incentive cash awards. All forms of equity incentive are intended to enhance our ability to retain and attract senior leadership talent, provide compensation opportunities tied to long-term service and stockholder value, and reinforce our pay-for-performance and stockholder-alignment philosophy. The equity compensation is administered through our Amended and Restated 2012 Long-Term Incentive Plan.

The time-based RSUs that we have granted under this program vest in three equal installments, starting on the first anniversary of the date of grant, and become fully vested on the third anniversary of the grant date. All outstanding time-based RSUs with a grant date in 2015 or earlier vest in three equal installments, starting on the third anniversary of the grant date, and become fully vested on the fifth anniversary of the grant.

The three-year performance-based RSUs that we granted in 2019 have a three-year performance period, and are earned (1) 50% based upon Heartland’s earnings per share growth in comparison to its secondary peer group, and (2) 50% based upon Heartland’s return on average tangible common equity in comparison to its secondary peer group. The three-year performance-based RSUs granted in 2019 will vest on a measurement date in 2022, upon a review of aggregate performance from fiscal year 2019 through fiscal year 2021. Named executive officers may receive a maximum payout of 150% of target for outstanding performance. There is no payout on a performance measure if performance is at or below 50% of target performance, which we refer to as "threshold" performance.

In granting performance-based RSUs to the named executive officers, the Compensation, Nominating and Corporate Governance Committee considers the overall allocation of RSUs to ensure that the target number of performance-based RSUs granted is equal to or greater than the number of time-based RSUs granted. In 2019, the RSU awards to the named executive officers were roughly 50% time-based RSUs and 50% three-year performance-based RSUs. The Committee strives to grant RSUs with an aggregate grant date fair value that is competitive in the context of an executive’s performance and position.

The performance period for our three-year performance-based RSU awards granted in 2017 ended as of December 31, 2019. These awards vested on the measurement date of March 17, 2020. Based on below-threshold performance on earnings per share growth and above-target performance on average ROTCE, the three-year performance based RSU's paid out at a blended payout of 60% of target. All metrics for these performance-based RSUs were provided by S&P Global Market Intelligence.

Other Compensation and Benefits. We have historically limited perquisites and other types of non-cash benefits to reinforce a pay-for-performance orientation and to minimize expenses. Such non-cash benefits, when provided, can include use of a Company-owned vehicle or a vehicle allowance, payment of 50% of country club or social club dues, and an allowance for moving expenses.

Heartland is a majority owner of a Cessna business jet. The aircraft is used to transport personnel to meetings at various Heartland locations. The jet also provides transportation for Heartland executives to business meetings and transports Heartland executives, directors, major stockholders and customers for business development purposes. It is our policy that the aircraft is not to be utilized for personal benefit; however, on occasion, and subject to applicable regulations, an executive officer's or a director's family member may board a flight if an empty seat is available on a regularly-scheduled business flight. We believe such usage does not create any incremental cost to Heartland.

Heartland does provide additional life insurance benefits to certain officers of Heartland under a number of different executive life insurance programs.

Executive officers also participate in our other broad-based employee benefit programs on the same terms as similarly situated employees, including our 2016 Employee Stock Purchase Plan, health insurance plans and a defined contribution retirement savings plan.

We provide severance and change in control arrangements to our named executive officers that are described under “Potential Payments upon Termination or Change in Control.”

Key Policies

Prohibition on Hedging. Hedging or monetization transactions can be accomplished through a number of possible mechanisms, including through the use of financial instruments such as prepaid variable forward contracts, equity swaps, collars and exchange funds. Such hedging transactions may permit a director or executive officer to continue to own securities of the Company, but without the full risks and rewards of ownership. When this situation occurs, the director or executive officer may no longer have the same objectives as the Company’s other stockholders. Therefore, directors and executive officers are prohibited from engaging in any such hedging transactions with regard to the equity securities of the Company or its subsidiaries.

Clawback Policy. It is in the best interests of the Company and its stockholders to create and maintain a culture that emphasizes integrity and accountability and that reinforces the Company’s pay-for-performance compensation philosophy. Accordingly, our Compensation/Nominating Committee adopted a clawback policy which provides for the recoupment of performance-based cash and equity incentive compensation from certain employees, including our executive officers, in the event of an accounting restatement or ethical violation resulting from material noncompliance with financial reporting requirements under U.S. federal securities laws and/or as a result of a wrongful act. Both the time-based and performance-based RSU agreements contain clawback provisions that allow any amount or benefit received to be canceled, recouped, rescinded, or otherwise reduced.

Tax Deductible Compensation.  Section 162(m) of the Internal Revenue Code, as in effect prior to the enactment of the Tax Cuts and Jobs Act of 2017 (the “TCJA”), generally disallowed a tax deduction to public companies for compensation of more than $1 million paid in any taxable year to each “covered employee,” consisting of the CEO and the three other highest paid executive officers employed at the end of the year (other than the CFO).  Performance-based compensation was exempt from this deduction limitation if the Company met specified requirements set forth in the Internal Revenue Code and applicable Treasury Regulations.  The TCJA retained the $1 million deduction limit, but repealed the performance-based compensation exemption from the deduction limit and expanded the definition of “covered employees,” effective for taxable years beginning after December 31, 2017.  Consequently, compensation paid in 2018 and later years to our named executive officers in excess of $1 million will not be deductible unless it qualifies for transitional relief applicable to certain binding, written performance-based compensation arrangements that were in place as of November 2, 2017. The Committee believes it is important to maintain cash and equity incentive compensation at the levels needed to attract and retain the named executive officers essential to our success, even if all or part of that compensation may not be deductible.

Compensation/Nominating Committee Report

We have reviewed and discussed the Compensation Discussion and Analysis with management. Based on our review and discussion with management, we have recommended to the Board of Directors that this Compensation Discussion and Analysis be included in the proxy statement for the year ended December 31, 2019.

Members of the Compensation/Nominating Committee,

Mark C. Falb
Thomas L. Flynn
Jennifer K. Hopkins
R. Michael McCoy
Susan G. Murphy
John K. Schmidt
Duane E. White

Summary Compensation Table

The following table sets forth information concerning the compensation of our Chief Executive Officer, our Chief Financial Officer and our other three most highly compensated executive officers (collectively, the “named executive officers”) for the fiscal years ended December 31, 2019, 2018 and 2017. Effective June 1, 2018, our President, Bruce K. Lee, was promoted to the additional office of Chief Executive Officer, and Lynn B. Fuller transitioned to Executive Operating Chairman:

Name & Principal Position	Year	Salary(1)	Stock Awards(2)(3)	Non-Equity Incentive Plan Compensation	All Other Compensation(4)	Total
Bruce K. Lee	2019	$719,000	$487,726	$732,293	$40,922	$1,979,941
President &	2018	$576,000	$420,618	$455,263	$40,164	$1,492,045
Chief Executive Officer	2017	$485,417	$395,684	$341,345	$18,900	$1,241,346
Lynn B. Fuller	2019	$541,681	$402,592	$530,028	$24,939	$1,499,240
Executive Operating Chairman	2018	$512,963	$422,110	$413,647	$21,256	$1,369,976
	2017	$501,675	$417,944	$352,778	$20,833	$1,293,230
Bryan R. McKeag	2019	$388,000	$205,690	$296,380	$21,424	$911,494
Executive Vice President	2018	$343,500	$200,612	$218,051	$20,904	$783,067
Chief Financial Officer	2017	$316,913	$195,980	$167,713	$19,025	$699,631
Brian J. Fox	2019	$312,250	$148,020	$194,081	$19,600	$673,951
Executive Vice President	2018	$298,000	$147,187	$157,640	$19,250	$622,077
Operations	2017	$275,025	$108,394	$123,060	$18,900	$525,379
David A. Prince	2019	$350,000	$170,447	$213,993	$9,567	$744,007
Executive Vice President	2018	$—	$—	$—	$—	$—
Head of Commercial	2017	$—	$—	$—	$—	$—

(1) The amounts shown include amounts deferred at the discretion of the executive officer under our retirement plan.
(2) The stock awards presented are 50% time based and 50% performance based, and the target level of performance is 100%.
(3) The amounts shown represent the grant date fair value of RSUs computed in accordance with FASB ASC Topic 718, excluding the effect of estimated forfeitures. With respect to the performance-based RSUs, the value reflected assumes that the targeted level of performance will be achieved; however, named executive officers may receive a maximum payout of 150% of target. The maximum grant date fair value of stock awards granted in 2019 is: $365,794 for Mr. Lee; $301,945 for Mr. Fuller; $154,291 for Mr. McKeag; $111,038 for Mr. Fox and $127,836 for Mr. Prince. See the discussion of equity awards in Note 16 of our financial statements for the year ended December 31, 2019, contained in our Annual Report to Stockholders, for all assumptions made in the valuation of the RSUs.
(4) The elements of "All Other Compensation" include company contributions to our 401(k) defined contribution plan, payment of executive life insurance premiums for certain executives, and for Mr. Lee, payment of an auto allowance in 2019. The table below sets forth the components of All Other Compensation during 2019.

Name	Employer Contributions to 401(k) Retirement Plan	Executive Split-Dollar Life Insurance Program	Perquisites(4)	Total
Bruce K. Lee	$19,600	$1,824	$19,498	$40,922
Lynn B. Fuller	$19,600	$5,339	$—	$24,939
Bryan R. McKeag	$19,600	$1,824	$—	$21,424
Brian J. Fox	$19,600	$—	$—	$19,600
David A. Prince	$9,567	$—	$—	$9,567

(4) Mr. Lee’s perquisites are comprised of a $15,000 auto allowance, and $4,498 in club dues. Each remaining executive officer had perquisites totaling less than $10,000 and, accordingly, those amounts are not included in this table in accordance with SEC rules.

Grants of Plan-Based Awards

The following table sets forth certain information concerning grants of plan-based awards made during 2019 to named executive officers:

		Estimated Future Payouts under Non-Equity Incentive Plan Awards(1)		Estimated Future Payouts under Equity Incentive Plan Awards(2)
Name	Grant Date	Target ($)	Maximum ($)	Target (#)	Maximum (#)	All Other Stock Awards: Number of Shares of Stock or Units (#)(3)	Grant Date Fair Value of Stock Awards ($)(4)
Bruce K. Lee
Annual Incentive		$575,200	$862,800		—		$—
Performance-Based RSUs (3-year)	03/13/2019		$—	5,328	7,992		$243,863
Time-Based RSUs	03/13/2019		$—		—	5,328	$243,863
Lynn B. Fuller
Annual Incentive		$433,345	$650,017		—		$—
Performance-Based RSUs (3-year)	03/13/2019		$—	4,398	6,597		$201,296
Time-Based RSUs	03/13/2019		$—		—	4,398	$201,296
Bryan R. McKeag
Annual Incentive		$232,800	$349,200		—		$—
Performance-Based RSUs (3-year)	03/13/2019		$—	2,247	3,371		$102,845
Time-Based RSUs	03/13/2019		$—		—	2,247	$102,845
Brian J. Fox
Annual Incentive		$156,125	$234,188		—		$—
Performance-Based RSUs (3-year)	03/13/2019		$—	1,617	2,426		$74,010
Time-Based RSUs	03/13/2019		$—		—	1,617	$74,010
David A. Prince
Annual Incentive		$175,000	$262,500		—		$—
Performance-Based RSUs (3-year)	03/13/2019		$—	1,862	2,793		$85,224
Time-Based RSUs	03/13/2019		$—		—	1,862	$85,224

(1) The amounts shown represent possible annual incentive cash awards that could have been earned in 2019. Heartland’s executive incentive program (including the applicable performance targets) is described in the section entitled "Annual Incentive Cash Awards" in the Compensation Discussion and Analysis above. The actual payments under this program are shown in the column entitled "Non-Equity Incentive Plan Compensation" in the Summary Compensation Table above. There is no payout on a performance measure if performance is at or below 50% of target performance, which we refer to as "threshold" performance.
(2) The amounts shown represent performance-based RSUs granted in 2019. Heartland’s equity compensation program (including the applicable performance targets, earning and vesting schedules) is described in the section entitled "Long-Term Incentive Equity Compensation" in the Compensation Discussion and Analysis above. Named executive officers may receive a maximum payout of 150% of target for outstanding performance. There is no payout on a performance measure if performance is at or below 50% of target performance, which we refer to as "threshold" performance.
(3) The amounts shown represent time-based RSUs granted in 2019. Heartland’s equity compensation program (including the applicable vesting schedules) is described in the section entitled "Long-Term Incentive Equity Compensation" in the Compensation Discussion and Analysis above.
(4) The amounts shown represent the grant date fair value of RSUs computed in accordance with FASB ASC Topic 718.

Outstanding Equity Awards at Fiscal Year End
The following table sets forth information concerning outstanding RSUs held at December 31, 2019, by the named executive officers:

Stock Awards
Name	Grant Date	Number of shares or units of stock that have not vested (#)		Market value of shares or units of stock that have not vested ($)(1)	Grant Date	Equity incentive plan awards: number of unearned shares or units that have not vested (#)		Equity incentive plan awards: market or payout value of unearned shares or units that have not vested ($)(1)
Bruce K. Lee	03/19/2019	5,328	(2)	$265,015	03/19/2019	5,328	(3)	$265,015
	03/13/2018	1,523	(2)	$75,754	03/13/2018	3,045	(4)	$151,458
	03/13/2018	514	(5)	$25,566	03/08/2017	1,635	(6)	$81,325
	03/08/2017	1,995	(5)	$99,231
	01/17/2017	1,090	(7)	$54,217
	01/20/2015	1,333	(8)	$66,303
Lynn B. Fuller	03/19/2019	4,398	(2)	$218,757	03/19/2019	4,398	(3)	$218,757
	03/13/2018	1,528	(2)	$76,003	03/13/2018	3,056	(4)	$152,005
	03/13/2018	516	(5)	$25,666	03/08/2017	1,727	(6)	$85,901
	03/08/2017	2,108	(5)	$104,852
	01/17/2017	1,152	(7)	$57,300
	01/20/2015	1,667	(8)	$82,917
Bryan R. McKeag	03/19/2019	2,247	(2)	$111,766	03/19/2019	2,247	(3)	$111,766
	03/13/2018	726	(2)	$36,111	03/13/2018	1,453	(4)	$72,272
	03/13/2018	245	(5)	$12,186	03/08/2017	810	(6)	$40,289
	03/08/2017	988	(5)	$49,143
	01/17/2017	540	(7)	$26,860
	01/20/2015	625	(8)	$31,088
Brian J. Fox	03/19/2019	1,617	(2)	$80,430	03/19/2019	1,617	(3)	$80,430
	03/13/2018	533	(2)	$26,511	03/13/2018	1,066	(4)	$53,023
	03/13/2018	180	(5)	$8,953	03/08/2017	448	(6)	$22,284
	03/08/2017	547	(5)	$27,208
	01/17/2017	299	(7)	$14,872
	01/20/2015	583	(8)	$28,998
David A. Prince	03/19/2019	1,862	(2)	$92,616	03/19/2019	1,862	(3)	$92,616
	12/04/2018	4,942	(2)	$245,815

(1) Market values for outstanding RSUs are based on $49.74 per share, the closing price of Heartland shares of common stock on December 31, 2019 (the last trading day of the year).
(2) Reflects time-based RSUs that vest in three equal annual installments on March 6th in the first, second and third years following the grant date, subject to the continued employment of the executive officer.
(3) Reflects three-year performance-based RSUs assuming target performance, with a performance period of 2019-2021. Final award determination and vesting will be made after the completion of the 2021 performance year, subject to continued employment of the executive officer.
(4) Reflects three-year performance-based RSUs assuming target performance, with a performance period of 2018-2020. Final award determination and vesting will be made after the completion of the 2020 performance year, subject to the continued employment of the executive officer.
(5) Reflects one-year performance-based RSUs that were earned in the applicable fiscal year based upon satisfaction of that fiscal years' performance targets. Such earned RSUs vest fully two years after the end of the performance period, subject to the continued employment of the executive officer.
(6) Reflects three-year performance-based RSUs assuming target performance, with a performance period of 2017-2019. Final award determination and vesting will be made after the completion of the 2019 performance year, subject to the continued employment of the executive officer.
(7) Reflects time-based RSUs that vest in three equal annual installments on January 19th in the first, second and third years following the grant date, subject to the continued employment of the executive officer.
(8) Reflects time-based RSUs that vest in three equal annual installments on the third, fourth, and fifth anniversaries of the grant date, subject to the continued employment of the executive officer.

Stock Vested

The following table sets forth certain information concerning restricted stock unit awards vested during 2019 for the named executive officers:

	Stock Awards
Name	Number of Shares Acquired on Vesting (#)	Value Realized on Vesting ($)(1)
Bruce K. Lee	10,032	$474,770
Lynn B. Fuller	14,060	$662,482
Bryan R. McKeag	5,069	$238,980
Brian J. Fox	4,056	$191,194
David A. Prince	2,472	$118,903

(1) The amounts in this column were calculated by multiplying the number of vested shares by the closing price per share of Heartland common stock on the dates the shares vested.

Non-qualified Deferred Compensation

Our Deferred Compensation Plan is a non-qualified plan that provides eligible employees, including the named executive officers, with the general opportunity to defer up to 75% of their base compensation and up to 100% of annual incentive cash awards earned during a year.

The Company may, from time to time in its sole and absolute discretion, credit contributions to any participant. No employer contributions were made in 2019.

Participants’ deferred cash accounts earn a daily rate of return that tracks the investment return achieved under participant-selected investment funds, all of which are offered to participants in our 401(k) Plan. The table below represents the investment funds that were available since the plan's inception in 2019 and the respective rate of return for 2019. Participants are able to change their investment allocation on any business day.

Fund Name	2019 Rate of Return	Fund Name	2019 Rate of Return
Money Market Taxable	0.65%	High-Yield Bond	3.64%
Inflation-Protected Bond	1.62%	Intermediate Core Bond	1.33%
Intermediate Core Plus Bond	1.83%	Nontraditional Bond	(0.15)%
Allocation 30-50% Equity	4.23%	Mid-Cap Value	7.57%
Large Value	8.21%	Small Blend	7.41%
Large Blend	8.54%	Foreign Large Blend	7.76%
Mid-Cap Growth	6.42%	Large Growth	8.39%
Foreign Small/Mid Growth	6.02%	Foreign Large Growth	7.90%
Commodities Broad Basket	4.23%	Diversified Emerging Markets	5.87%
Allocation 50-70% Equity	5.86%

At the time of the deferral election, participants must also select a distribution date and form of distribution:

*	Participants may not receive distributions for at least one year following the date on which the cash otherwise would have been paid out, except in the case of termination, retirement or death as described below.
*	Participants who are active employees may elect to receive distributions in a single payment or up to five annual installments, with a minimum deferral period of three years.
*	Upon termination other than for retirement or death, a participant's deferred compensation will be paid out upon the later of January 1st of the calendar year following separation or the last business day of the sixth month following separation.
*	In connection with a participant's retirement, he or she may elect to receive distributions in a single payment or up to ten annual installments.
*	Upon the death of a participant, all remaining vested account balances will be paid to his or her beneficiary in a single lump sum no later than December 31st of the calendar year following the year of the participant’s death.

Non-qualified Deferred Compensation
Name	2019 Executive Contributions	2019 Plan Earnings	Balance at December 31, 2019
Bruce K. Lee	$28,125	$1,895	$30,020
Lynn B. Fuller	$—	$—	$—
Bryan R. McKeag	$105,000	$8,051	$113,051
Brian J. Fox	$—	$—	$—
David A. Prince	$118,125	$5,158	$123,283

Potential Payments upon Termination or Change in Control

As described below, we provide for certain payments and benefits upon involuntary termination, death, disability or retirement. We have also entered into change in control agreements with our named executive officers that provide for certain payments and benefits upon involuntary termination without cause or voluntary termination with good reason in connection with a change in control. In the face of corporate changes, we believe these arrangements help ensure the continuity of our management and staff, allow them to function more objectively and in a manner that is in the best interests of stockholders.

Payments Made Upon Involuntary Termination without Cause. In December 2019, we amended the terms of current and future RSU awards so that vesting accelerates for certain employees nearing retirement upon their involuntary termination without Cause, such as a branch closure or a Company-wide reduction in force. We would require that employees have at least five years of service, have reached the age of 60, execute a waiver of claims against the Company, covenant not to compete with the Company and maintain the confidentiality of its information, as conditions to acceleration. As of December 31, 2019, Mr. Fuller and Mr. Fox would qualify for accelerated vesting of their RSUs under these circumstances. Upon involuntary termination without Cause, as defined under "Payments Made upon Change in Control," unearned performance-based RSU awards would continue to remain outstanding until the date the Compensation/Nominating Committee determines the number of performance-based RSUs earned, upon which date the earned performance-based RSUs would vest. Earned performance-based RSU awards and time-based RSUs would vest immediately upon termination.

Payments Made Upon Death. Heartland has a Split-Dollar Life Insurance Plan and an Executive Supplemental Life Insurance Plan (collectively, the “plans”) that provide death benefits to the designated beneficiaries of the officers who have been enrolled in the plans. Participation in these plans is limited to persons in the position of Executive Vice President, or higher, with at least three years of service. The combined death benefit under these plans is the lesser of (1) one million dollars, or (2) two times current compensation at the time of termination (salary plus cash incentive and commissions), or (3) 100% of the difference between total death proceeds payable under the policy and the cash surrender value of the policy. For those participants who entered the plans prior to 2008, this benefit continues for the officer when employment has terminated as a result of disability, retirement or a change in control. For those participants who entered the plans in 2008 or later, this benefit continues for the officer when employment has terminated as a result of disability or a change in control. In January 2020, the Committee determined that no additional Split-Dollar Life Insurance purchases would be made.

The terms of our performance-based RSU agreements provide that, upon termination due to death, all earned shares become fully vested and all other RSUs remain outstanding until the measurement date and then become vested to the extent earned. The terms of our time-based RSU agreements provide that, upon termination due to death, all unvested RSUs immediately vest.

Payments Made Upon Disability. Long-term disability (“LTD”) coverage is provided to all full-time employees on the first of the month following hire date.  Full-time employees are eligible for a maximum monthly long-term disability benefit of $20,000, which is based upon eligible earnings and age.

“Eligible earnings” includes base salary plus prior 12-month calculation of bonus and/or commission, which will be reduced by other income received or eligible to receive due to disability such as Social Security disability insurance, workers’ compensation, other employer-based insurance coverage, unemployment benefits or settlements/judgments for income loss or retirement benefits the employer fully or partially pays.  This benefit is employer paid and the benefits are tax-free when received by the participant.

The terms of our performance-based RSU agreements provide that, upon termination due to disability, all earned shares become fully vested and all other RSUs remain outstanding until the measurement date and then become vested to the extent earned. Additionally, the terms of our time-based RSU agreements provide that, upon termination due to disability, all unvested RSUs immediately vest.

Payments Made Upon Retirement. Upon retirement, unearned performance-based RSU awards will continue to remain outstanding until the date the Compensation/Nominating Committee determines the number of performance-based RSUs earned, upon which date the earned performance-based RSUs will vest. Earned performance-based RSU awards will vest immediately upon retirement. Time-based RSUs will vest as of the date of termination of service in the case of retirement. Retirement is defined as reaching age 62 and having provided at least five years of service to the Company. In each case, we require that retirees execute a waiver of claims against the Company, and covenant not to compete with the Company and maintain the confidentiality of its information, as a condition to acceleration.

Payments Made Upon Change In Control. Change In Control Agreements are in place for each of the named executive officers. The agreements provide that, if the executive officer’s employment is terminated by Heartland other than for “Cause,” death or disability, or is terminated by the officer for “Good Reason,” within six months prior to, or 24 months after, a “Change in Control” of Heartland, then the executive officer is entitled to a special severance payment. The severance payment is equal to a multiple of one to three times the sum of (1) the executive officer’s salary, plus (2) the average of the three most recent bonuses paid to the executive officer. For Messrs. Fuller, Lee and McKeag, the multiple is three times, and for Messrs. Fox and Prince, two times. The agreements also provide for continuation of health and welfare benefits after termination for 12 to 18 months and for out-placement services or training in an amount not to exceed one-fourth of base compensation.

The agreements do not provide for the payment of “gross-ups” to cover any applicable federal or state taxes but instead provide that applicable taxes, if owed, will be paid by the officers covered under the agreements and if any payments under the agreements would constitute an “excess parachute payment” under Section 280G of the Internal Revenue Code of 1986, as amended, the aggregate amount due under the agreement will be reduced to one dollar less than the amount that would cause an excess parachute payment.

The agreements define “Cause” as (1) the continued willful failure, after 20 days’ notice, to perform employment obligations, (2) conviction of a felony or a crime of embezzlement or fraud, (3) breach of fiduciary responsibility, or (4) an act of dishonesty that materially injures Heartland. “Good Reason” for termination under the agreements is defined to include (1) a material and adverse diminution in the nature, scope or status of the officer’s position, including a failure to continue in the position as an executive officer of a public company, (2) a material reduction in base compensation, (3) a relocation of the primary place of employment by more than 50 miles or a material increase in travel obligations, (4) a failure by the acquiring entity to assume the agreement or to comply with the agreement, or (5) a material breach of the agreement. A “Change in Control” is defined in the agreements to include: (1) the acquisition by a person of 51% or more of Heartland’s voting securities; (2) the election of persons to constitute a majority of the Board who were not nominated by our Board or one of its committees; (3) the consummation of a merger where the prior stockholders do not hold at least 51% of the resulting entity; or (4) the liquidation or dissolution of Heartland.

Our RSU agreements contain terms that provide that, if the obligations under those agreements are not assumed by a successor, the vesting of the option or RSU will accelerate upon a change in control. Because of the amendment and restatement of the Company’s 2012 Long-Term Incentive Plan in 2016, beginning in 2017, our award agreements include double-trigger vesting, so that future awards will accelerate only if the executive officer’s employment is terminated other than for Cause, death or disability, or is terminated by the executive officer for Good Reason, within six months prior to, or 24 months after, a Change in Control of Heartland.

Payments Made Upon Termination. Except for the payments and benefits upon involuntary termination, death, disability, retirement or a change in control discussed above, no additional payments or benefits will accrue or be paid upon termination of a named executive officer other than any prorated bonus, accrued vacation pay and Deferred Compensation Plan contributions and earnings.

The following table shows the value of potential payments and benefits to the named executive officers upon involuntary termination, disability, death, retirement, or in connection with certain terminations related to a change in control of Heartland. The amounts shown assume that termination was effective as of December 31, 2019, the last business day of the year, and are estimates of the amounts that would be paid to the executives upon termination in addition to the base salary and other compensation earned by the executives during 2019. The actual amounts to be paid can only be determined at the actual time of an executive's termination :

POTENTIAL PAYMENTS UPON TERMINATION
Name	Type of Payment	Payments Upon Death	Payments Upon Disability	Payments Upon Retirement(1)	Termination Payments Upon Change In Control(2)	Involuntary Termination
Bruce K. Lee	Disability Benefit(3)	$—	$240,000	$—	$—	$—
	Cash Severance(4)	$—	$—	$—	$3,382,787	$3,382,787
	Health/Welfare Benefits(4)	$—	$—	$—	$24,118	$24,118
	Out-Placement Counseling(5)	$—	$—	$—	$281,899	$281,899
	Value of Acceleration of Stock Awards(6)	$1,083,884	$1,083,884	$—	$1,083,884	$1,083,884
	Group Term Life Insurance	$500,000	$—	$—	$—	$—
	Split-Dollar Life Insurance	$1,000,000	$—	$—	$—	$—
Lynn B. Fuller	Disability Benefit(3)	$—	$240,000	$—	$—	$—
	Cash Severance(4)	$—		$—	$2,832,851	$2,832,851
	Health/Welfare Benefits(4)	$—		$—	$31,389	$31,389
	Out-Placement Counseling(5)	$—		$—	$236,071	$236,071
	Value of Acceleration of Stock Awards(6)	$1,022,157	$1,022,157	$1,022,157	$1,022,157	$1,022,157
	Group Term Life Insurance	$325,000	$—	$—	$—	$—
	Split-Dollar Life Insurance	$878,054	$—	$—	$—	$—
Bryan R. McKeag	Disability Benefit(3)	$—	$240,000	$—	$—	$—
	Cash Severance(4)	$—	$—	$—	$1,759,332	$1,759,332
	Health/Welfare Benefits(4)	$—	$—	$—	$22,212	$22,212
	Out-Placement Counseling(5)	$—	$—	$—	$146,611	$146,611
	Value of Acceleration of Stock Awards(6)	$491,481	$491,481	$—	$491,481	$491,481
	Group Term Life Insurance	$500,000	$—	$—	$—	$—
	Split-Dollar Life Insurance	$1,000,000	$—	$—	$—	$—
Brian J. Fox	Disability Benefit(3)	$—	$240,000	$—	$—	$—
	Cash Severance(4)	$—	$—	$—	$891,287	$891,287
	Health/Welfare Benefits(4)	$—	$—	$—	$21,132	$21,132
	Out-Placement Counseling(5)	$—	$—	$—	$111,411	$111,411
	Value of Acceleration of Stock Awards(6)	$342,709	$342,709	$342,709	$342,709	$342,709
	Group Term Life Insurance	$250,000	$—	$—	$—	$—
	Executive Life Insurance Bonus Plan	$—	$—	$—	$—	$—

David A. Prince	Disability Benefit(3)	$—	$240,000	$—	$—	$—
	Cash Severance(4)	$—	$—	$—	$964,000	$964,000
	Health/Welfare Benefits(4)	$—	$—	$—	$24,722	$24,722
	Out-Placement Counseling(5)	$—	$—	$—	$120,500	$120,500
	Value of Acceleration of Stock Awards(6)	$431,047	$431,047	$—	$431,047	$—
	Group Term Life Insurance	$500,000	$—	$—	$—	$—
	Split-Dollar Life Insurance	$—	$—	$—	$—	$—

(1) For the purposes of the Value of Acceleration of Stock Awards row of this column, it has been assumed that all shares will be earned at target even though they continue to be subject to the earning provisions as if the officer had continued employment with Heartland.
(2) For the purposes of the Value of Acceleration of Stock Awards row of this column, it has been assumed that the performance-based RSU agreements are not fully assumed in the Change in Control and, therefore, all shares immediately vest. All other stock awards immediately vest upon a Change in Control, whether or not the executive terminates employment.
(3) The disability benefit is shown as the annual maximum benefit available to each executive.
(4) Cash severance will be paid in equal monthly payments for the number of months specified for each executive officer as follows: Messrs. Fuller, Lee and McKeag - 36 months, and Messrs. Fox and Prince - 24 months. Mr. Lee is the only executive for whom the severance amount was reduced to avoid exceeding the limitation of Section 280G of the Internal Revenue Code of 1986, as amended. The Change in Control Agreements also provide for continuation of health and welfare benefits after termination for 12 to 18 months.
(5) The amounts reflected are the maximum amounts allowed and are to be paid in the form of either (i) reimbursement of the expenses incurred for out-placement counseling within the 12-month period following the employment termination date, or (ii) a pre-paid executive level program.
(6) The amounts reflect the value of acceleration in the vesting of RSUs and were determined by multiplying the number of shares that vest by $49.74, the closing market price of a share of our common stock on December 31, 2019.

Pay Ratio Disclosure

The following pay ratio and supporting information compares the annual total compensation of our employees other than our CEO (including full-time, part-time and temporary employees) and the annual total compensation of our CEO, as required by Section 953(b) of the Dodd-Frank Act. The pay ratio is a reasonable estimate calculated in a manner consistent with Item 402(u) of Regulation S-K.

For 2019, our last completed fiscal year, the median of the annual total compensation of all employees of our Company (other than our CEO) was $59,970 and the total compensation of Bruce Lee, our CEO, was $1,979,841.

Based on this information, the ratio of the annual total compensation of our CEO to the median of the annual total compensation of all other employees was 33 to 1.

To determine the pay ratio, we determined that as of December 31, 2019, our employee population consisted of approximately 1,916 individuals located in the United States. This population consists of our full-time, part-time and temporary employees. Employees from our 2019 acquisitions were included.

To identify the median employee, we calculated the annual total compensation for 2019 among our employee population, excluding our CEO, as it is calculated in accordance with the requirements of Item 402(c)(2)(x) of Regulation S-K, resulting in a median employee with annual total compensation of $59,970. The median employee’s annual total compensation includes salary received in 2019, annual incentive payment received in 2019, equity awards granted in 2019, Company-paid 401(k) Plan match made during 2019, and Company-paid life insurance premiums paid during 2019.

With respect to the CEO, we used the total compensation for Mr. Lee as calculated for the Summary Compensation Table. Any adjustments, estimates and assumptions used to calculate total annual compensation are described in footnotes to the Summary Compensation Table.

RELATED PERSON TRANSACTIONS

Directors and officers of Heartland and our subsidiaries, and their associates, were customers of and had banking transactions with one or more of Heartland's subsidiaries during 2019. Additional transactions may be expected to take place in the future. All outstanding loans, commitments to loan, transactions in repurchase agreements, certificates of deposit and depository relationships, in the opinion of management, were made in the ordinary course of business, on substantially the same terms, including interest rates and collateral, as those prevailing at the time for comparable transactions with unrelated persons and did not involve more than the normal risk of collectability or present other unfavorable features. All such loans are approved by the subsidiary bank's Board of Directors in accordance with the bank regulatory requirements. Additionally, the Audit/Corporate Governance Committee Charter provides that the Committee will consider and approve other material non-lending transactions between a “related person” and Heartland, or its subsidiaries, to ensure that such transactions are done at arm's length and do not affect a director's independence. For such purposes, a “related person” includes any officer or director, or any nominee for director, of Heartland, any holder of 5% or more of our common stock, or any immediate family member of those persons. In addition to such lending transactions, we engaged in the following transactions with named executive officers, directors and members of their families during the past fiscal year:

Heartland, Kendall/Hunt Publishing Company (“Kendall/Hunt”) and Westmark Enterprises, Inc. (“Westmark”) are joint owners of a Cessna Citation aircraft that Heartland uses in its business. Mark C. Falb, a Heartland director, is CEO and Chairman of the Board of Kendall/Hunt and Westmark. Heartland has contracted with Westmark to employ the flight crew, maintain and store the aircraft, and pays Westmark annually for its allocated portion of these expenses and direct flight expense. For the year ended December 31, 2019, Heartland paid Westmark $1,001,996 under this arrangement. Heartland’s purchase of the fractional interest in the aircraft and the shared ownership arrangement was approved by its Board of Directors. The Board has also determined that this transaction does not compromise Mr. Falb’s independence. Heartland believes this arrangement is typical for shared ownership of aircraft and is on terms at least as favorable as could be obtained from unaffiliated third parties.

Lynn H. Fuller has served as President and CEO of our subsidiary Dubuque Bank and Trust Company since July 1, 2017, and is a member of Heartland’s executive management team. During 2019, Mr. Fuller earned $289,375 of base salary, an annual incentive cash award of $165,000, and he was granted long-term incentive equity awards with a grant date fair value of $100,327. Mr. Fuller also received other benefits valued at $13,259 and an employer contribution to his 401(k) account of $19,600. These compensation actions were in a manner consistent with the process for other subsidiary bank presidents. Mr. Fuller is the son of our Executive Operating Chairman, Lynn B. Fuller.

Allyn Piland serves as President of PrimeWest Mortgage Corporation ("PrimeWest"), a subsidiary of our subsidiary FirstBank & Trust ("FirstBank"). In 2019, Ms. Piland received an annual base salary of $185,400, plus bonuses and commissions of $106,994. She was granted long-term incentive equity awards with a grant date fair value of $17,575. Ms. Piland also received other benefits valued at $13,983 and an employer contribution to her 401(k) account of $19,600. These compensation actions were in a manner consistent with the process for other subsidiary bank presidents. Ms. Piland is the daughter of our director, Barry H. Orr, who is also Chairman and Chief Executive Officer of FirstBank.

AUDIT/CORPORATE GOVERNANCE COMMITTEE REPORT

The Audit/Corporate Governance Committee assists the Board in carrying out its oversight responsibilities for our financial reporting process, audit process and internal controls. The Audit/Corporate Governance Committee also reviews the audited financial statements and recommends to the Board that they be included in our Annual Report on Form 10-K.

The Audit/Corporate Governance Committee has:

*	reviewed and discussed our audited financial statements for the fiscal year ended December 31, 2019, with our management and KPMG LLP, our independent registered public accounting firm;
*	discussed with KPMG LLP the matters required to be discussed by the applicable requirements of the Public Company Accounting Oversight Board (the "PCAOB") and the SEC; and
*	received the written disclosures and the letter from KPMG LLP, in accordance with the applicable requirements of the PCAOB regarding the independent accountant’s communications with the Audit Committee concerning independence, and discussed with KPMG LLP its independence.

Based on the foregoing review and discussions with management and KPMG LLP, the Audit/Corporate Governance Committee has recommended to the Board that the audited financial statements be included in our annual report on Form 10-K for the fiscal year ended December 31, 2019, for filing with the SEC.

Members of the Audit/Corporate Governance Committee,

Mark C. Falb
Thomas L. Flynn
Jennifer K. Hopkins
R. Michael McCoy
Susan G. Murphy
John K. Schmidt
Duane E. White

RELATIONSHIP WITH INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

KPMG LLP has served as our independent registered public accounting firm since June 1994, and our Audit/Corporate Governance Committee has selected KPMG LLP to be our independent registered public accounting firm for the fiscal year ending December 31, 2020.

The aggregate fees billed for each of the last two fiscal years for professional services rendered by KPMG LLP were as follows:

	Fiscal Year 2019	Fiscal Year 2018
Audit Fees	$1,495,000	$1,326,500
Audit-Related Fees	110,000	115,000
Tax Fees	270,550	258,725
All Other Fees	2,000	1,780
Total	$1,877,550	$1,702,005

“Audit Fees” were related to KPMG LLP’s work in performing the integrated audit of our consolidated annual financial statements and the internal control attestation reports related to the Federal Deposit Insurance Corporation Improvement Act, review of interim quarterly financial statements included in our Form 10-Q reports, and services that are normally provided by KPMG LLP in connection with statutory and regulatory filings or engagements.

“Audit-Related Fees” in 2019 and 2018 related to services rendered in connection with compliance with the requirements of the U.S. Department of Housing and Urban Development (“HUD”) and the filing with the SEC of registration statements on Form S-4. Additionally, the 2019 and 2018 Audit-Related Fees include services rendered in connection with Uniform Single Attestation Program (“USAP”) compliance.

“Tax Fees” were incurred for the preparation of our state and federal tax returns and for consultation with KPMG LLP on various tax matters.

“All Other Fees” were incurred in connection with Heartland obtaining access to KPMG LLP’s electronic accounting research tool and accounting disclosure checklist tool.

The Audit/Corporate Governance Committee, after consideration of these matters, does not believe that the rendering of these services by KPMG LLP is incompatible with maintaining their independence as our independent registered public accounting firm.

Audit/Corporate Governance Committee Pre-Approval Policy

Among other things, the Audit/Corporate Governance Committee is responsible for appointing, setting compensation for and overseeing the work of the independent registered public accounting firm. The Audit/Corporate Governance Committee has adopted a policy requiring pre-approval of any services to be paid to the independent registered public accounting firm before work begins, regardless of dollar amount. Pre-approval may come from the full Committee, the Chairman of the Committee or the Vice Chairman of the Committee in the absence of the Chairman; however, all services by such firm must be brought forth to the full Committee at their next regularly scheduled meeting. All of the fees earned by KPMG LLP described above were attributable to services pre-approved or ratified by the Audit/Corporate Governance Committee.

PROPOSAL 2	APPROVAL OF 2020 LONG-TERM INCENTIVE PLAN
Approve Heartland Financial USA, Inc. 2020 Long-Term Incentive Plan	☑	The Board of Directors recommends that you vote your shares FOR the approval of Heartland Financial, USA, Inc. 2020 Long-Term Incentive Plan.

We are asking our stockholders to approve the Heartland Financial, USA, Inc. 2020 Long-Term Incentive Plan (the “2020 LTIP”). On March 17, 2020, upon recommendation of our Compensation/Nominating Committee and subject to stockholder approval, our Board adopted the 2020 LTIP. The 2020 LTIP is intended to promote the interests of our company and our stockholders by incenting management personnel to put forth maximum efforts for the success of our business and afford such personnel an opportunity to acquire ownership interests in our company. Our compensation strategy is outlined in further detail in the Compensation Discussion and Analysis.

The 2020 LTIP is an omnibus equity incentive plan that allows us to grant stock options, stock appreciation rights (“SARs”), restricted stock, restricted stock units (“RSUs”), performance shares, performance share units (“PSUs”), dividend equivalents and other stock-based awards to our employees, non-employee directors and service providers. The total number of shares of common stock that may be issued under all stock-based awards under the 2020 LTIP will be the sum of 1,265,000 newly requested shares, plus an additional 213,592 shares, which represents the unused shares that we expect to have available for issuance of awards under the Heartland Financial USA, Inc. 2012 Long-Term Incentive Plan as of March 23, 2020. In addition, shares subject to any outstanding awards under our prior stock incentive plans that are forfeited, cancelled or reacquired by the Company after the effective date of the new 2020 LTIP will become available for re-issuance under the 2020 LTIP.

All shares subject to awards will count against the 2020 LTIP’s reserve on 1:1 basis for each share subject to the award, regardless of the type of award.
Reasons for Adopting the 2020 LTIP

We currently make awards of RSUs and PSUs to executive officers and other employees under our 2012 Long-Term Incentive Plan (the 2012 LTIP). As of March 23, 2020, we had 213,592 shares available under the 2012 LTIP. We are asking our stockholders to approve the 2020 LTIP so that the Company will have an adequate number of shares authorized to make appropriate levels of stock incentive awards to officers, other employees and non-employee directors in 2020 and beyond. The Compensation/Nominating Committee does not believe a sufficient number of shares of common stock remain available for issuance under the 2012 LTIP for equity awards the Compensation/Nominating Committee anticipates granting prior to our 2021 Annual Meeting of Stockholders. Therefore, the Company is proposing to replace the 2012 LTIP with the 2020 LTIP. Under the 2020 LTIP, equity awards will be made to executive officers, other employees, non-employee directors and service providers.

Our Board believes that the continuation of our stock-based compensation program is essential in attracting, retaining and motivating highly qualified executive officers, other employees, non-employee directors and service providers to enhance the success of the Company. Unless the 2020 LTIP is adopted, the Board has concluded that we will need to curtail grants of stock incentive awards. The Board believes this result will have a significantly negative impact on our compensation program and objectives. Accordingly, the Board recommends adoption of the 2020 LTIP in order to allow us the ability to continue to grant RSUs and PSUs to executive officers and other employees and RSUs to non-employee directors at current levels. If the 2020 LTIP is approved by our stockholders, no additional awards will be granted under the 2012 LTIP (although all outstanding awards previously granted under previous stock incentive plans will remain outstanding and subject to the terms of these plans). However, shares subject to any outstanding awards under our prior plans that are forfeited, cancelled or reacquired by the Company will become available for re-issuance under the 2020 LTIP.

If the 2020 LTIP is not approved by stockholders, we will continue to use the 2012 LTIP in its current form as the framework for its equity incentive compensation program until its January 1, 2022 expiration date. However, after its expiration date, or if the authorized shares are depleted prior to its expiration date, we would not be able to continue to offer a long-term incentive program that employs equity awards, which could put us at a competitive disadvantage in recruiting and retaining talent, and also make it more difficult for us to align employee interests with those of our stockholders through a program that includes stock ownership.

The complete text of the 2020 LTIP is attached as Annex A to this proxy statement. The following summary is qualified in its entirety by reference to Annex A.

Summary of the 2020 Long-Term Incentive Plan

The following table identifies key features of the 2020 LTIP:

Independent Committee Administration	The 2020 LTIP is administered by a committee selected by the Board (the “Committee”).
No Evergreen Provision	The 2020 LTIP does not contain an “evergreen” provision that will automatically increase the number of shares authorized for issuance under the 2020 LTIP.
Limit on Shares Authorized	Under the 2020 LTIP, the aggregate number of newly authorized shares that may be issued is 1,265,000 shares of common stock. In addition, approximately 213,592 shares from the 2012 LTIP will be available for issuance under the 2020 LTIP, as well as shares subject to any outstanding awards under our prior stock incentive plans that are forfeited, cancelled or reacquired by the Company.
No Discounted Stock Options or Stock Appreciation Rights	Stock options and SARs must have an exercise price equal to or greater than the fair market value of our common stock on the date of grant (unless such award is granted in substitution for a stock option or SAR previously granted by an entity that is acquired by or merged with the Company).
No Repricing of Stock Options or SARs	The 2020 LTIP prohibits the repricing of stock options and SARs (including a prohibition on the repurchase of “underwater” stock options or SARs for cash or other securities) without stockholder approval.
No Liberal Share "Recycling"	The 2020 LTIP provides that any shares (i) surrendered to pay the exercise price of an option, (ii) withheld by the Company or tendered to satisfy tax withholding obligations with respect to any option or SAR, (iii) covered by a stock-settled stock appreciation right not issued in connection with settlement upon exercise, or (iv) repurchased by the Company using option proceeds will not be added back (“recycled”) to the 2020 LTIP.
Minimum Vesting Period	A maximum of 5% of the aggregate number of shares available for issuance under the 2020 LTIP may be issued without a vesting period of at least one year following the date of grant. All other awards will have a minimum vesting period of at least one year, subject to limited exceptions in the case of a change in control, death, disability, or retirement as well as awards received in lieu of other earned compensation.
No Liberal Change in Control Definition	The 2020 LTIP prohibits any award agreement from having a change in control provision that has the effect of accelerating the exercisability of any award or the lapse of restrictions relating to any award upon only the announcement or stockholder approval (rather than the consummation of) a change in control transaction.
No Dividends or Dividend Equivalents Paid on Unvested Awards	The 2020 LTIP prohibits the payment of dividends or dividend equivalents on awards until those awards are earned and vested. In addition, the 2020 LTIP prohibits the granting of dividend equivalents with respect to stock options, SARs or an award the value of which is based solely on an increase in the value of the Company’s shares after the grant of the award.
Awards Subject to Forfeiture or Clawback	Awards under the 2020 LTIP will be subject to the Company's clawback policy, as well as any other forfeiture and penalty conditions determined by the Committee. For a more complete description of our clawback policy, see the description under "Key Policies" in the Compensation Discussion and Analysis.

The Committee’s consultant, Aon McLagan, assisted in the analysis of the additional number of shares to be reserved for issuance under the 2020 LTIP. We expect that the number of shares available will satisfy equity compensation needs for approximately five years based on historical grant rates:

Burn Rate. Burn rate, a measure of the speed at which companies use shares available for grant under their equity compensation plans, is an important factor for investors concerned about stockholder dilution. The burn rate is defined as, in a given year, the number of shares of common stock subject to equity awards granted, divided by the weighted average number of shares of common stock outstanding. In setting and recommending to stockholders the number of additional shares to be authorized under the 2020 LTIP, the Committee and the Board of Directors considered Heartland’s burn rates for the past three years ended December 31, 2019, 2018 and 2017:

Grant Year	Total Common Shares Granted	Common Shares Outstanding (Weighted Average)	Burn Rate	ISS Burn Rate (1)
2019	162,465	35,991,265	0.45%	1.35%
2018	123,711	33,012,351	0.37	1.12
2017	109,373	28,168,417	0.39	1.16
Average (2017-2019)	131,850	32,390,678	0.41%	1.12%

(1) Includes the multiplier applied by Institutional Stockholder Services (“ISS”), based on the Company’s common stock price volatility (i.e., each RSU is counted as an option to acquire three shares of common stock).

Calculated using the methodology of ISS, our burn rate is below ISS’s applicable limit of 2.9%.

Overhang. Total potential dilution, or overhang, is a common measure to assess the dilutive impact of equity plans. Total potential dilution is equal to the number of shares of common stock available to be granted as future equity awards plus the number of shares of common stock subject to equity awards outstanding, divided by those shares plus the total number of shares outstanding. Total potential dilution, with and without the additional 1,265,000 shares requested in this proposal, is shown in the table below as of March 23, 2020:

Shares Available to be Granted(1)	213,592
Shares Subject to Equity Awards Outstanding(2)	167,942
Common Shares Outstanding (CSO)	36,807,217
Total Current Shares	37,188,751
Total Potential Dilution as of March 23, 2020(3)	1.03%
New Share Authorization Request	1,265,000
Total Potential Dilution with New Share Authorization Request(4)	4.28%

(1) Includes shares available under the 2012 LTIP as of March 23, 2020, calculated as 348,140 shares as of December 31, 2019 reduced by 134,548 shares granted between January 1, 2020 and March 23, 2020.
(2) Includes shares subject to equity awards outstanding under the 2012 LTIP, calculated as 254,383 shares as of December 31, 2019 reduced by 86,441 shares vested between January 1, 2020 and March 23, 2020.
(3) Calculated as (Shares Available to be Granted + Shares Subject to Equity Awards Outstanding) divided by Total Current Shares.
(4) Calculated as (Shares Available to be Granted + Shares Subject to Equity Awards Outstanding + New Share Authorization Request) divided by (Total Current Shares + New Share Authorization Request).

Shares Available For Awards

The 2020 LTIP would provide for the issuance of up to 1,265,000 newly authorized shares of common stock. In addition, approximately 213,592 shares from the 2012 LTIP would be available for issuance under the 2020 LTIP, as well as shares subject to any outstanding awards under our prior stock incentive plans that are forfeited, cancelled or reacquired by the Company. If awards issued under the 2020 LTIP expire or otherwise terminate without being exercised or settled, the shares of common stock not acquired pursuant to such awards again become available for issuance under the 2020 LTIP. However, under the share counting provisions of the 2020 LTIP, the following classifications of shares will not again be available for issuance: (i) shares unissued due to a “net exercise” of a stock option, (ii) any shares withheld or shares tendered to satisfy tax withholding obligations under any option or SAR, (iii) shares covered by a SAR that is not settled in shares upon exercise and (iv) shares repurchased using stock option exercise proceeds.

Awards under the 2020 LTIP are also subject to annual limitations. No individual eligible participant (excluding non-employee directors) may be granted (i) options or SARs under the 2020 LTIP for more than 100,000 shares of our common stock in any calendar year, or any other stock award under the 2020 LTIP for more than 100,000 shares of our common stock. In addition, no non-employee director may be granted awards under the 2020 LTIP with a value of more than $250,000 in the aggregate in any calendar year, but such limit will not apply to any award granted pursuant to an election by the non-employee director to receive an award in lieu of all or a portion of retainers or meeting fees.

The Committee can adjust the number of shares and share limits described above in the case of a stock dividend, recapitalization, stock split, reorganization, merger, consolidation, split-up or spin-off, exchange of shares, or other similar corporate transaction where such an adjustment is necessary to prevent dilution or enlargement of the benefits available under the 2020 LTIP.

The closing price of a share of our common stock as reported on Nasdaq on March 23, 2020, the record date for the Annual Meeting, was $26.35.

Administration

The Committee will administer the 2020 LTIP and will have full power and authority to determine when and to whom awards will be granted, and the type, amount and other terms and conditions of each award, consistent with the provisions of the 2020 LTIP.

The Committee may delegate its powers under the 2020 LTIP to one or more officers or directors, subject to the requirements of applicable law and exchange requirements. However, such delegated officers will not be permitted to grant awards to any members of the Board or executive officers who are subject to Section 16 of the Exchange Act.

Eligible Participants

Any employee or non-employee director of our company or its subsidiary banks selected by the Committee would be eligible to receive an award under the 2020 LTIP. As of the date of this proxy statement, if the Plan were in effect, approximately 200 employees and officers, our 13 non-employee directors, approximately 100 non-employee directors of our subsidiary banks and approximately 10 service providers would be eligible to be selected by the Committee to receive awards under the Plan.

Types of Awards and Terms and Conditions

The 2020 LTIP would permit the granting of:

•stock options, including both incentive stock options and non-qualified stock options (collectively, “options”) exercisable for shares of our common stock;
•stock appreciation rights;
•restricted stock (including performance shares);
•restricted stock units (including performance share units);
•dividend equivalents; and
•other stock-based awards.

Awards could be granted alone, in addition to, in combination with or in substitution for any other award granted under the Plan or any other compensation plan. Notwithstanding the foregoing, although a SAR could be granted in tandem with a non-qualified stock option, the recipient could exercise only one or the other and the shares would be counted only once toward reduction of the authorized share pool. Awards could be granted for no cash consideration or for such minimal cash consideration as might be required by applicable law, and could provide that upon the grant or exercise thereof, the holder would receive cash, shares of common stock or other securities, awards or property, or any combination of these. The exercise price per share under any stock option, the grant price of any SAR and the purchase price of any security which could be purchased under any other stock-based award could not be less than the fair market value on the date of grant of such option, SAR or award. Determinations of fair market value under the 2020 LTIP would be made in accordance with methods and procedures established by the Committee, but the fair market value of our shares always would be based on the closing price of those shares on the relevant date.

The 2020 LTIP requires at least a one-year minimum vesting period for time-based awards and a performance period of at least one year for performance-based awards, subject to limited exceptions in the case of a change in control, death, disability and retirement, as well as awards received in lieu of other earned compensation and awards involving an aggregate number of shares not in excess of 5% of the Plan’s share reserve.

Stock Options. Options granted under the 2020 LTIP could not have terms longer than ten years, except that in the event the recipient of an incentive stock option owned more than 10% of our stock, the term of the option could be no longer than five years. Option recipients could exercise their options by tendering cash, shares of common stock or other consideration having a fair market value on the date the option was exercised equal to the exercise price, or 110% of the fair market value if the payment were in exercise of an incentive stock option by a participant who owned more than 10% of our stock. The fair market value of incentive stock options granted to an individual in any one year could not exceed $100,000, and no options could be granted at an exercise price less than the fair market value of the underlying shares on the date of grant.

Stock Appreciation Rights. SARs granted under the Plan could not have terms longer than ten years. The holder of a SAR would be entitled to receive the excess of the fair market value, calculated as of the exercise date, of a specified number of shares of common stock over the grant price of the SAR, which can be no less than the fair market value of the underlying shares on the grant date.

Restricted Stock and Restricted Stock Units. The holder of restricted stock (or performance shares) will own shares of our common stock subject to restrictions imposed by the Committee for a specified time period determined by the Committee. The holder of RSUs (or PSUs) will have the right, subject to restrictions imposed by the Committee, to receive shares of our common stock at some future date determined by the Committee. The grant, issuance, retention, vesting and/or settlement of restricted stock and RSUs will occur at such times and in such installments as are determined by the Committee, subject to the minimum vesting provisions described above. For example, awards may, at the Committee’s discretion, be conditioned upon a participant’s completion of a specified period of service, or upon the achievement of one or more performance goals established by the Committee, or upon any combination of service based and performance based conditions (subject to minimum vesting requirements). A restricted stock or RSU award that is conditioned in whole or in part upon the achievement of one or more financial or other company-related performance goals (including goals specific to the participant's individual performance, other than performance of service alone) is generally referred to as a performance share or a PSU award.

Dividend Equivalents. The holder of a dividend equivalent will be entitled to receive payments (in cash or shares of our common stock) equivalent to the amount of cash dividends paid by the Company to stockholders with respect to the number of shares determined by the Committee. Dividend equivalents will be subject to other terms and conditions determined by the Committee, but the Committee may not (i) grant dividend equivalents in connection with options or SARs or (ii) pay a dividend or dividend equivalent with respect to a share underlying any other award prior to the date on which all conditions or restrictions on such share have been satisfied or lapsed.

Other Stock-Based Awards. The Committee is also authorized to grant other types of awards that are denominated or payable in, valued in whole or in part by reference to, or otherwise based on or related to shares of our common stock, subject to terms and conditions determined by the Committee and the limitations in the 2020 LTIP. No such stock-based awards will contain a purchase right or an option-like exercise feature.

Limited Transferability of Awards. Generally, no award or other right or interest of a participant under the 2020 LTIP (other than fully vested and unrestricted shares issued pursuant to an award) shall be transferable by a participant other than by will or by the laws of descent and distribution, and no right or award may be pledged, alienated, attached or otherwise encumbered, and any purported pledge, alienation, attachment or encumbrance shall be void and unenforceable against the Company or any affiliates. However, the Committee may allow transfer of an award to family members for no value, and such transfer shall comply with the General Instructions to Form S-8 under the Securities Act of 1933, as amended. The Committee may also establish procedures to allow a named beneficiary to exercise the rights of the participant and receive any property distributable with respect to any award upon the participant’s death.

Termination and Amendment

The Board may at any time amend or terminate the 2020 LTIP or any award granted under the 2020 LTIP, but no amendment or termination may impair the rights of any participant without the participant's written consent. The Board may not, without approval of Heartland's stockholders, amend any provision of the 2020 LTIP to (i) increase the number of shares authorized under the 2020 LTIP, (ii) permit a repricing of options or SARs, (iii) permit the award of options or SARs with an exercise price less than 100% of the fair market value of a share on the date of grant, (iv) increase the maximum term of options or SARs, (v) increase the annual per-person share limits under the 2020 LTIP, or (vi) make any change that would require stockholder approval under the rules or regulations of the Securities and Exchange Commission, Nasdaq or any other securities exchange that are applicable to Heartland. Furthermore, the Committee may amend the 2020 LTIP or any outstanding award, without participant consent, in order to make changes necessary or desirable to comply with applicable laws, rules, regulations and policies of any applicable governmental entity or stock exchange (including amendments to awards necessary or desirable to maximize any available tax deduction or to avoid any adverse tax results).

Federal Tax Consequences

Grant of Options and SARs. The grant of a stock option or SAR is not expected to result in any taxable income to the recipient.

Exercise of Options and SARs. Upon exercising a non-qualified stock option, the optionee must recognize ordinary income equal to the excess of the fair market value of the shares of our common stock acquired on the date of exercise over the exercise price, and we generally will be entitled at that time to an income tax deduction for the same amount. The holder of an ISO generally will have no taxable income upon exercising the option (except that an alternative minimum tax liability may arise), and we will not be entitled to an income tax deduction. Upon exercising a SAR, the amount of any cash received and the fair market value on the exercise date of any shares of our common stock received are taxable to the recipient as ordinary income and generally are deductible by us.

Disposition of Shares Acquired Upon Exercise of Options and SARs. The tax consequence upon a disposition of shares acquired through the exercise of an option or SAR will depend on how long the shares have been held and whether the shares were acquired by exercising an ISO or by exercising a non-qualified stock option or SAR. Generally, there will be no tax consequence to us in connection with the disposition of shares acquired under an option or SAR, except that we may be entitled to an income tax deduction in the case of the disposition of shares acquired under an ISO, if the disposition occurs before the applicable ISO holding periods set forth in the Internal Revenue Code have been satisfied.

Restricted Stock. Recipients of grants of restricted stock (including performance shares) generally will be required to include as taxable ordinary income the fair market value of the restricted stock at the time it is no longer subject to a substantial risk of forfeiture. However, an award holder who makes an 83(b) election within 30 days of the date of grant of the restricted stock will incur taxable ordinary income on the date of grant equal to the fair market value of such shares of restricted stock (determined without regard to forfeiture restrictions). With respect to the sale of shares after the forfeiture restrictions have expired, the holding period to determine whether the award recipient has long-term or short-term capital gain or loss generally begins when the restrictions expire, and the tax basis for such shares will generally be based on the fair market value of the shares on that date. However, if the award holder made an 83(b) election as described above, the holding period commences on the date of such election, and the tax basis will be equal to the fair market value of the shares on the date of the election (determined without regard to the forfeiture restrictions on the shares). If the award permits dividends to accrue while the restricted stock is subject to a substantial risk of forfeiture, such dividends will be paid if and when the underlying stock vests and will also be taxed as ordinary income. We generally will be entitled to an income tax deduction equal to amounts the award holder includes in ordinary income at the time of such income inclusion.

Restricted Stock Units and Other Stock-Based Awards. Recipients of grants of RSUs (including PSUs) will not incur any federal income tax liability at the time the awards are granted. Award holders will recognize ordinary income equal to (a) the amount of cash received under the terms of the award or, as applicable, (b) the fair market value of the shares received (determined as of the date of receipt) under the terms of the award. If the award permits dividend equivalent amounts to accrue while the RSU is subject to a substantial risk of forfeiture, such dividend equivalent amounts will be paid if and when the underlying stock unit vests and will also be taxed as ordinary income. Cash or shares to be received pursuant to any other stock-based award generally become payable when applicable forfeiture restrictions lapse; provided, however, that, if the terms of the award so provide, payment may be delayed until a later date to the extent permitted under applicable tax laws. We generally will be entitled to an income tax deduction for any amounts included by the award holder as ordinary income. For awards that are payable in shares, participant’s tax basis is equal to the fair market value of the shares at the time the shares become payable. Upon the sale of the shares, appreciation (or depreciation) after the shares are paid is treated as either short-term or long-term capital gain (or loss) depending on how long the shares have been held.

Limitations On Company’s Income Tax Deduction. Subject to the usual rules concerning reasonable compensation, including our obligation to withhold or otherwise collect certain income and payroll taxes, we generally will be entitled to a corresponding income tax deduction at the time a participant recognizes ordinary income from awards made under the 2020 LTIP. However, Section 162(m) of the Code prohibits publicly held corporations from deducting more than $1 million per year in compensation paid to certain named executive officers. The Tax Cuts and Jobs Act (the “TCJA”), which was signed into law at the end of 2017, made significant changes to the deduction limit under Section 162(m), which are effective for taxable years beginning on and after January 1, 2018. The TCJA eliminated the exception to the deduction limit for qualified performance-based compensation and broadens the application of the deduction limit to certain current and former executive officers who previously were exempt from such limit. Therefore, compensation paid to a covered executive under the 2020 LTIP in excess of $1 million generally will not be deductible.

Special Rules for Executive Officers Subject to Section 16 of the Exchange Act. Special rules may apply to individuals subject to Section 16 of the Exchange Act. In particular, unless a special election is made pursuant to the Internal Revenue Code, shares received through the exercise or settlement of an award may be treated as restricted as to transferability and subject to a substantial risk of forfeiture for a period of up to six months after the date of exercise. Accordingly, the amount of any ordinary income recognized and the amount of our income tax deduction will be determined as of the end of that period.

Section 409A of the Internal Revenue Code. The Committee intends to administer and interpret the 2020 LTIP and all award agreements in a manner consistent to satisfy the requirements of Section 409A of the Internal Revenue Code to avoid any adverse tax results thereunder to a holder of an award.

New Plan Benefits

No benefits or amounts have been granted, awarded or received under the 2020 LTIP. The Committee, in its sole discretion, will determine the number and types of awards that will be granted under the 2020 LTIP. Accordingly, it is not possible to determine the benefits that will be received by eligible participants if the 2020 LTIP is approved by our stockholders.

Equity Compensation Plan Information

The following table sets forth information regarding outstanding options and shares available for future issuance under Heartland's equity plans as of December 31, 2019:

Plan category	Number of shares to be issued upon exercise of outstanding options, warrants and rights (a)		Weighted-average exercise price of outstanding options, warrants and rights (b)	Number of shares remaining available for future issuance under equity compensation plans (excluding shares reflected in column (a)) (c)
Equity compensation plans approved by stockholders	254,383	(1)	$46.76	760,661	(2)
Equity compensation plans not approved by stockholders	—			—
Total	254,383			760,661

(1) Includes 254,383 time- and performance-based stock RSUs that were outstanding on December 31, 2019 under the Heartland 2012 Long-Term Incentive Plan as Amended and Restated. The number of performance-based RSUs may increase or decrease depending on whether certain performance goals are achieved.
(2) Includes 348,140 shares of common stock available for issuance under the Heartland 2012 Long-Term Incentive Plan as Amended and Restated and 412,521 shares of common stock available for issuance under the 2016 Employee Stock Purchase Plan, of which up to 32,179 shares may be purchased during the current purchase period. Does not include any shares of common stock available for issuance under the proposed 2020 Long-Term Incentive Plan.

PROPOSAL 3	RATIFICATION OF THE APPOINTMENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM
Ratify the appointment of KPMG LLP as the Company's independent registered public accounting firm for the fiscal year ending December 31, 2020	☑	The Board of Directors recommends that you vote your shares FOR ratification of the appointment of KPMG LLP as our independent registered public accounting firm.

A representative of KPMG LLP is expected to attend the meeting and will be available to respond to appropriate questions and to make a statement if he or she so desires. If the appointment of our independent registered public accounting firm is not ratified, the Audit/Corporate Governance Committee of the Board of Directors will consider, but retains sole authority over, the matter of the appointment.

PROPOSAL 4	ADVISORY VOTE ON EXECUTIVE COMPENSATION
Take a non-binding, advisory vote on executive compensation	☑	The Board of Directors recommends that you vote your shares FOR the approval of Heartland’s executive compensation.
We are asking our stockholders to provide advisory approval of the compensation to our executive officers set forth in the Summary Compensation Table and related tables in this proxy statement, and described in the Compensation Discussion and Analysis, as required by pursuant to Section 14A of the Exchange Act. Consistent with the direction of our stockholders and our Board of Directors, we submit executive compensation to our stockholders for their advisory approval on an annual basis. Although your vote is advisory and not binding upon the Compensation/Nominating Committee, the Committee will take the results of the vote into account in formulating executive compensation in future years. We are requesting your vote on the following resolution:

RESOLVED, that the stockholders approve the compensation of Heartland’s executives as described in the Compensation Discussion and Analysis, the Summary Compensation Table and the other executive compensation tables and related disclosure contained in the Heartland proxy statement dated April 6, 2020.

As described in more detail in the Compensation Discussion and Analysis, Heartland's compensation program has been reflective of its results of operations. The objective of our Board has been to provide salary levels to our executives that are competitive relative to their peers and longer-term incentives that both align executive officer compensation with the success of meeting long-term strategic operating and financial goals and minimizing risks to Heartland. The Board believes our compensation policies and procedures achieve these objectives.

OTHER MATTERS

We do not know of any other matters that may be presented for consideration at the Annual Meeting. If any other business does properly come before the Annual Meeting, the persons named as proxies on the enclosed proxy card will vote in accordance with his or her judgment.

Sincerely,

Lynn B. Fuller	Bruce K. Lee
Executive Operating Chairman	President and CEO

Dubuque, Iowa	Dubuque, Iowa
April 6, 2020 April 6, 2020

ALL STOCKHOLDERS ARE URGED TO SUBMIT THEIR PROXIES PROMPTLY

ANNEX A

HEARTLAND FINANCIAL USA, INC.
2020 LONG-TERM INCENTIVE PLAN

Article 1
INTRODUCTION

Section 1.1 Purpose, Effective Date and Term. The purpose of this Heartland Financial USA, Inc. 2020 Long-Term Incentive Plan is to promote the long-term financial success of Heartland Financial USA, Inc. and its Subsidiaries by providing a means to attract, retain and reward individuals who can and do contribute to such success, and to further align their interests with those of the Stockholders. The Plan was adopted by the Board on March 17, 2020. The Plan shall be subject to approval by the Stockholders of the Company at the annual meeting of Stockholders of the Company to be held on May 20, 2020, and the Plan shall be effective as of the date of such Stockholder approval (the “Effective Date”). The Plan shall remain in effect as long as any Awards are outstanding; provided, however, that no Awards may be granted after the 10-year anniversary of the Effective Date.

Section 1.2 Participation. Each employee and director of, and service provider to, the Company and each Subsidiary who is granted, and currently holds, an Award in accordance with the terms of the Plan shall be a “Participant” in the Plan. Award recipients shall be limited to employees and directors of, and service providers to, the Company and its Subsidiaries; provided, however, that an Award (other than an Award of an ISO) may be granted to an individual prior to the date on which he or she first performs services as an employee, director or service provider, provided that such Award does not become vested prior to the date such individual commences such services.

Section 1.3 Definitions. Capitalized terms in the Plan shall be defined as set forth in the Plan (including the definition provisions of Article 8).

Article 2
AWARDS

Section 2.1 General. Any Award may be granted singularly, in combination with another Award (or Awards), or in tandem whereby the exercise or vesting of one Award held by a Participant cancels another Award held by the Participant. Each Award shall be subject to the terms of the Plan and such additional terms as the Committee may provide with respect to such Award and as may be evidenced in the Award Agreement. Subject to the provisions of Section 3.4(b), an Award may be granted as an alternative to or replacement of an existing award under the Plan, any other plan of the Company or a Subsidiary or as the form of payment for grants or rights earned or due under any other compensation plan or arrangement of the Company or a Subsidiary, including the plan of any entity acquired by the Company or a Subsidiary. The types of Awards that may be granted include the following:

(a) Stock Options. A stock option represents the right to purchase Shares at an exercise price established by the Committee. Any stock option may be either an incentive stock option (an “ISO”) that is intended to satisfy the requirements applicable to an “incentive stock option” described in Code Section 422(b) or a nonqualified stock option that is not intended to be an ISO; provided, however, that no ISOs may be (i) granted after the 10-year anniversary of the earlier of the Effective Date or Stockholder approval of the Plan or (ii) granted to a non-employee, and provided, further, that to the extent the aggregate Fair Market Value (determined at the time of grant) of Shares with respect to which ISOs are exercisable for the first time by any Participant during any calendar year under all plans of the Company and its Subsidiaries exceeds $100,000, the stock options or portions thereof that exceed such limit shall be treated as nonqualified stock options. Unless otherwise specifically provided by its terms, any stock option granted under the Plan shall be a nonqualified stock option. All or a portion of any ISO granted under the Plan that does not qualify as an ISO for any reason shall be deemed to be a nonqualified stock option. In addition, any ISO granted under the Plan may be unilaterally modified by the Committee to disqualify such stock option from ISO treatment such that it shall become a nonqualified stock option.

i

(b) Stock Appreciation Rights. A stock appreciation right (an “SAR”) is a right to receive, in cash, Shares or a combination of both (as shall be reflected in the respective Award Agreement), an amount equal to or based upon the excess of: (i) the Fair Market Value at the time of exercise of the SAR; over (ii) an exercise price established by the Committee.

(c) Stock Awards. A stock award is a grant of Shares or a right to receive Shares (or their cash equivalent or a combination of both) in the future. Such Awards may include bonus shares, performance shares, performance units, restricted stock, restricted stock units (“RSUs”) or any other equity-based Award as determined by the Committee. No Award issued under this Section 2.1(c) shall contain a purchase option right or an option-like exercise feature.

Section 2.2 Exercise of Stock Options and SARs. A stock option or SAR shall be exercisable in accordance with such terms as may be established by the Committee; provided, however, that a stock option or SAR shall expire no later than 10 years after its grant date (five years in the case of an ISO with respect to a 10% Stockholder). The exercise price of each stock option and SAR shall be not less than 100% of the Fair Market Value on the grant date (or, if greater, the par value of a Share); provided, however, that the exercise price of an ISO shall be not less than 110% of Fair Market Value on the grant date in the case of a 10% Stockholder; provided, further, that, to the extent permitted under Code Section 409A, and subject to Section 3.4(b), the exercise price may be higher or lower in the case of stock options or SARs granted in replacement of existing awards held by an employee, director or service provider granted by an acquired entity. The payment of the exercise price of a stock option shall be by cash or, subject to limitations imposed by applicable law, by such other means as the Committee may from time to time permit, including: (a) by tendering, either actually or by attestation, Shares acceptable to the Committee and valued at Fair Market Value as of the day of exercise; (b) by irrevocably authorizing a third party, acceptable to the Committee, to sell Shares acquired upon exercise of the stock option and to remit to the Company a sufficient portion of the sale proceeds to pay the entire exercise price and any tax withholding resulting from such exercise; (c) payment through a net exercise such that, without the payment of any funds for such exercise, the Participant may exercise the option and receive the net number of Shares equal in value to (i) the number of Shares as to which the option is being exercised, multiplied by (ii) a fraction, the numerator of which is the Fair Market Value (on such date as is determined by the Committee) less the exercise price, and the denominator of which is such Fair Market Value (the number of net Shares to be received shall be rounded down to the nearest whole number of Shares); (d) by personal, certified or cashiers’ check; or (e) by any combination thereof.

Section 2.3 Dividends and Dividend Equivalents. Any Award may provide the Participant with the right to receive dividend payments or dividend equivalent payments with respect to Shares subject to the Award, which payments may be made currently or credited to an account for the Participant, may be settled in cash or Stock and may be subject to terms similar to the underlying Award. Notwithstanding the foregoing, (i) no dividend equivalents shall be granted in connection with the grants of stock options, SARs or other Awards the value of which is based solely on an increase in the value of the Shares after the date of grant of such Award and (ii) dividend and dividend equivalent amounts with respect to any Share underlying any other Award may be accrued but not paid to a Participant until all conditions or restrictions relating to such Share have been satisfied, waived or lapsed.

Section 2.4 Vesting and Forfeiture of Awards; Minimum Vesting.

(a) Awards shall be subject to such restrictions as the Committee may impose, which restrictions may lapse separately or in combination at such time or times, in such installments or otherwise as the Committee may deem appropriate. For purposes of clarity and without limiting the Committee’s general authority, vesting of such Awards may, at the Committee’s discretion, be conditioned upon the Participant’s completion of a specified period of service with the Company or an Affiliate, or upon the achievement of one or more performance goals established by the Committee, or upon any combination of service-based and performance-based conditions. However, no Award shall be granted to a Participant (other than a non-employee director) with terms providing for any right of exercise or lapse of any vesting obligations earlier than a date that is at least one (1) year following the date of grant (or, in the case of vesting based upon performance-based objectives, exercise and vesting restrictions cannot lapse earlier than the one (1) year anniversary measured from the commencement of the period over which performance is evaluated); provided, however, that the Award by its terms may permit acceleration or waiver of the minimum restrictions upon the consummation of a Change in Control or upon the Participant’s Termination of Service due to death, Disability or Retirement. In the case of any Award granted to a non-employee director, no Award shall be granted with terms providing for any right of exercise or lapse of any vesting obligations earlier than the date of the Company’s next annual Stockholder meeting which is at least fifty (50) weeks after the immediately preceding year’s annual meeting; provided, however, that the Award by its terms may permit acceleration or waiver of the minimum restrictions upon the consummation of a Change in Control or upon the Participant’s Termination of Service due to death, Disability or Retirement. Notwithstanding the foregoing, the following Awards that do not comply with the one (1) year minimum exercise and vesting requirements may be issued:
(i) substitute Awards granted in connection with awards that are assumed, converted or substituted pursuant to a merger, acquisition or similar transaction entered into by the Company or any of its subsidiaries;

(ii) shares delivered in lieu of fully vested cash Awards or any cash incentive compensation earned by a Participant, provided that the performance period for such incentive compensation was at least one fiscal year; and

(iii) any additional Awards the Committee may grant, up to a maximum of five percent (5%) of the aggregate number of Shares available for issuance under this Plan. For purposes of counting Shares against the five percent (5%) limitation, the Share counting rules under Section 3.2(b) of the Plan apply.

(b) Nothing in this Section 2.4 shall limit the authority of the Committee to amend or modify any Award to accelerate the exercisability of any Award or the lapse of any restrictions relating to any Award except where expressly limited in Section 4.1.

(c) Unless specifically provided to the contrary in an Award Agreement, upon notification of Termination of Service for Cause, any outstanding Award, whether vested or unvested, held by a Participant shall terminate immediately, the Award shall be forfeited and the Participant shall have no further rights thereunder.

Section 2.5 Deferred Compensation. The Plan is, and all Awards are, intended to be exempt from (or, in the alternative, to comply with) Code Section 409A, and each shall be construed, interpreted and administered accordingly. The Company does not guarantee that any benefits that may be provided under the Plan will satisfy all applicable provisions of Code Section 409A. If any Award would be considered “deferred compensation” under Code Section 409A, the Committee reserves the absolute right (including the right to delegate such right) to unilaterally amend the Plan or the applicable Award Agreement, without the consent of the Participant, to avoid the application of, or to maintain compliance with, Code Section 409A. Any amendment by the Committee to the Plan or an Award Agreement pursuant to this Section 2.6 shall maintain, to the extent practicable, the original intent of the applicable provision without violating Code Section 409A. A Participant’s acceptance of any Award shall be deemed to constitute the Participant’s acknowledgment of, and consent to, the rights of the Committee under this Section 2.6, without further consideration or action. Any discretionary authority retained by the Committee pursuant to the terms of the Plan or pursuant to an Award Agreement shall not be applicable to an Award that is determined to constitute deferred compensation, if such discretionary authority would contravene Code Section 409A.

Article 3
SHARES SUBJECT TO PLAN

Section 3.1 Shares. The Shares with respect to which Awards may be made shall be Shares currently authorized but unissued, currently held or, to the extent permitted by applicable law, subsequently acquired by the Company, including Shares purchased in the open market or in private transactions.

Section 3.2 Share Limitations.

(a) Share Reserve. Subject to the following provisions of this Section 3.2, the maximum number of Shares that may be delivered under the Plan shall be:

(i) 1,265,000 Shares (representing the newly authorized Shares in connection with the adoption of this Plan); plus

(ii) the unused Shares available for issuance of Awards under the Heartland Financial USA, Inc. 2012 Long-Term Incentive Plan as of the Effective Date; plus

(iii) any Shares that are covered under the terms of a Prior Plan award that are forfeited, cancelled or otherwise would become available for reuse subject to the limitations in Section 3.2(b) of this Plan.

The maximum number of Shares available for delivery under the Plan (all of which may be granted as ISOs) and the number of Shares subject to outstanding Awards shall be subject to adjustment as provided in Section 3.4. As of the date of Stockholder approval of the Plan, no further awards shall be granted under the Heartland Financial USA, Inc. 2012 Long-Term Incentive Plan.

(b) Counting Shares. Except as set forth in this Section 3.2(b), if an Award entitles the holder thereof to receive or purchase Shares, the number of Shares covered by such Award or to which such Award relates shall be counted on the date of grant of such Award against the aggregate number of Shares available for granting Awards under the Plan.

(i) Shares Added Back to Reserve. Subject to the limitations in Section 3.2(b)(ii) below, if any Shares covered by an Award or to which an Award relates are not purchased or are forfeited or are reacquired by the Company, or if an Award otherwise terminates or is cancelled without delivery of any Shares, then the number of Shares counted against the aggregate number of Shares available under the Plan with respect to such Award, to the extent of any such forfeiture, reacquisition by the Company, termination or cancellation, shall again be available for granting Awards under the Plan.

(ii) Shares Not Added Back to Reserve. Notwithstanding anything to the contrary in Section 3.2(b)(i) above, the following Shares will not again become available for issuance under the Plan: (A) any Shares which would have been issued upon an exercise of a stock option but for the fact that the exercise price was paid by a “net exercise” pursuant to Section 2.2 or any Shares tendered in payment of the exercise price of a stock option; (B) any Shares withheld by the Company or Shares tendered to satisfy any tax withholding obligation with respect to an Award; (C) Shares covered by a stock-settled SAR issued under the Plan that are not issued in connection with settlement in Shares upon exercise; or (D) Shares that are repurchased by the Company using stock option exercise proceeds.

(iii) Cash-Only Awards. Awards that do not entitle the holder thereof to receive or purchase Shares shall not be counted against the aggregate number of Shares available for Awards under the Plan.

(iv) Substitute Awards Relating to Acquired Entities. Shares issued under Awards granted in substitution for awards previously granted by an entity that is acquired by or merged with the Company or an Affiliate shall not be counted against the aggregate number of Shares available for Awards under the Plan.

Section 3.3 Limitations on Grants to Individuals. The following limitations shall apply with respect to Awards:

(a) Stock Options and SARs. The maximum number of Shares that may be subject to stock options or SARs granted to any one Participant (other than a non-employee director) during any calendar year shall be 100,000. For purposes of this Section 3.3(a), if a stock option is granted in tandem with an SAR, such that the exercise of the option or SAR with respect to a Share cancels the tandem SAR or option right, respectively, with respect to such Share, the tandem option and SAR rights with respect to each Share shall be counted as covering one Share for purposes of applying the limitations of this Section 3.3(a).

(b) Stock Awards. The maximum number of Shares that may be subject to stock awards that are granted to any one Participant (other than a non-employee director) during any calendar year shall be 100,000.

(c) Limitation for Awards Granted to Non-Employee Directors. Notwithstanding the other limitations set forth in this Section 3.3, no director who is not also an employee of the Company or an Affiliate may be granted any Award or Awards denominated in Shares that exceed in the aggregate $250,000 in value (such value computed as of the date of grant in accordance with applicable financial accounting rules) in any calendar year. The foregoing limit shall not apply to any Award made pursuant to any election by the director to receive an Award in lieu of all or a portion of retainers and meeting fees.

Section 3.4 Corporate Transactions; Repricing.

(a) Adjustments. To the extent permitted under Code Section 409A, to the extent applicable, in the event of a corporate transaction involving the Company or the Shares (including any stock dividend, stock split, extraordinary cash dividend, recapitalization, reorganization, merger, consolidation, split-up, spin-off, combination or exchange of shares), all outstanding Awards, the number of Shares available for delivery under the Plan under Section 3.2 and each of the specified limitations set forth in Section 3.3 shall be adjusted automatically to proportionately and uniformly reflect such transaction; provided, however, that the Committee may otherwise adjust Awards (or prevent such automatic adjustment) as it deems necessary, in its sole discretion, to preserve the benefits or potential benefits of the Awards and the Plan. Action by the Committee under this Section 3.4(a) may include: (i) adjustment of the number and kind of shares that may be delivered under the Plan; (ii) adjustment of the number and kind of shares subject to outstanding Awards; (iii) adjustment of the exercise price of outstanding stock options and SARs; and (iv) any other adjustments that the Committee determines to be equitable (which may include (A) replacement of an Award with another award that the Committee determines has comparable value and that is based on stock of a company resulting from a corporate transaction, and (B) cancellation of an Award in return for cash payment of the current value of the Award, determined as though the Award were fully vested at the time of payment, provided that in the case of a stock option or SAR, the amount of such payment shall be the excess of the value of the stock subject to the option or SAR at the time of the transaction over the exercise price, provided, further, that no such payment shall be required in consideration of the Award if the exercise price is greater than the value of the stock at the time of such corporate transaction).

(b) No Repricing. Notwithstanding any provision of the Plan to the contrary, no adjustment or reduction of the exercise price of any outstanding stock option or SAR in the event of a decline in Stock price shall be permitted without approval by the Stockholders or as otherwise specifically provided under Section 3.4(a). The foregoing prohibition includes (i)

reducing the exercise price of outstanding stock options or SARs, (ii) cancelling outstanding stock options or SARs in connection with the granting of other stock awards, including stock options or SARs with a lower exercise price, to the same individual, (iii) cancelling stock options or SARs with an exercise price in excess of the current Fair Market Value in exchange for a cash or other payment, and (iv) taking any other action that would be treated as a repricing of a stock option or SAR under the rules of the primary securities exchange or similar entity on which the Shares are listed.

Section 3.5 Delivery of Shares. Delivery of Shares or other amounts under the Plan shall be subject to the following:

(a) Compliance with Applicable Laws. Notwithstanding any provision of the Plan to the contrary, the Company shall have no obligation to deliver any Shares or make any other distribution of benefits under the Plan unless such delivery or distribution complies with all applicable laws and the applicable requirements of any securities exchange or similar entity.

(b) Certificates. To the extent that the Plan provides for the issuance of Shares, the issuance may be effected on a non-certificated basis, to the extent not prohibited by applicable law or the applicable rules of any securities exchange or similar entity.

Article 4
CHANGE IN CONTROL

Section 4.1 Consequence of a Change in Control. No Award shall, either by operation of its terms or by action of the Committee, accelerate the exercisability of any Award or the lapse of restrictions relating to any Award in connection with a reorganization, merger or consolidation of, or sale or other disposition of all or substantially all of the assets of, the Company unless such transaction constitutes a Change in Control and unless such acceleration occurs upon the consummation of (or effective immediately prior to the consummation of, provided that the consummation subsequently occurs) the Change in Control.

Section 4.2 Definition of Change in Control. For purposes of the Plan, “Change in Control” means the first to occur of the following:

(a) the consummation of the acquisition by any “person” (as such term is defined in Section 13(d) or 14(d) of the Exchange Act) of “beneficial ownership” (within the meaning of Rule 13d-3 promulgated under the Exchange Act) of 51% or more of the combined voting power of the then outstanding Voting Securities of the Company;

(b) the individuals who, as of the Effective Date, are members of the Board cease for any reason to constitute a majority of the Board, unless the election or nomination for election by the Stockholders of any new director was approved by a vote of a majority of the Board, in which case such new director shall for purposes of this Plan be considered as a member of the Board; or

(c) the consummation by the Company of (i) a merger or consolidation if the Stockholders immediately before such merger or consolidation do not, as a result of such merger or consolidation, own, directly or indirectly, more than 51% of the combined voting power of the then outstanding Voting Securities of the entity resulting from such merger or consolidation in substantially the same proportion as their ownership of the combined voting power of the Voting Securities of the Company outstanding immediately before such merger or consolidation or (ii) a complete liquidation or dissolution or an agreement for the sale or other disposition of all or substantially all of the assets of the Company.

(d) Notwithstanding any provision in the foregoing definition of Change in Control to the contrary, a Change in Control shall not be deemed to occur solely because 51% or more of the combined voting power of the then outstanding securities of the Company are acquired by (i) a trustee or other fiduciary holding securities under one or more employee benefit plans maintained for employees of the entity or (ii) any corporation that, immediately prior to such acquisition, is owned directly or indirectly by the Stockholders in the same proportion as their ownership of Stock immediately prior to such acquisition.

(e) Further notwithstanding any provision in the foregoing definition of Change in Control to the contrary, in the event that any Award constitutes deferred compensation, and the settlement of, or distribution of benefits under such Award is to be triggered by a Change in Control, then such settlement or distribution shall be subject to the event constituting the Change in Control also constituting a “change in control event” under Code Section 409A.

v

Article 5
COMMITTEE

Section 5.1 Administration. The authority to control and manage the operation and administration of the Plan shall be vested in the Committee in accordance with this Article 5. The Committee shall be selected by the Board, provided that the Committee shall consist of two or more members of the Board, each of whom is both a “non-employee director” (within the meaning of Rule 16b-3 promulgated under the Exchange Act). Subject to the applicable rules of any securities exchange or similar entity, if the Committee does not exist, or for any other reason determined by the Board, the Board may take any action under the Plan that would otherwise be the responsibility of the Committee.

Section 5.2 Powers of Committee. The Committee’s administration of the Plan shall be subject to terms of the Plan and the following:

(a) The Committee shall have the authority and discretion to select from among the Company’s and the Subsidiary’s employees, directors and service providers those persons who shall receive Awards, to determine the time or times of receipt, to determine the types of Awards and the number of Shares covered by the Awards, to establish the terms of Awards, to cancel or suspend Awards and to reduce or eliminate any restrictions or vesting requirements applicable to an Award at any time after the grant of the Award.

(b) The Committee shall have the authority and discretion to interpret the Plan, to establish, amend and rescind any rules and regulations relating to the Plan and to make all other determinations that may be necessary or advisable for the administration of the Plan.

(c) The Committee shall have the authority to define terms not otherwise defined in the Plan.

(d) Any interpretation of the Plan by the Committee and any decision made by it under the Plan shall be final and binding on all persons.

(e) In controlling and managing the operation and administration of the Plan, the Committee shall take action in a manner that conforms to the articles and bylaws of the Company and to all applicable law.

Section 5.3 Delegation by Committee. The Committee may delegate to one or more officers or directors of the Company, subject to such terms, conditions and limitations as the Committee may establish in its sole discretion, the authority to grant Awards; provided, however, that the Committee shall not delegate such authority (i) with regard to grants of Awards to be made to officers of the Company or any Affiliate who are subject to Section 16 of the Exchange Act or (ii) in such a manner as would cause the Plan not to comply with applicable exchange rules or applicable law.

Section 5.4 Information to be Furnished to Committee. As may be permitted by applicable law, the Company and each Subsidiary shall furnish the Committee with such data and information as it determines may be required for it to discharge its duties under the Plan. The records of the Company and each Subsidiary as to an employee’s or Participant’s employment, termination of employment, leave of absence, reemployment and compensation shall be conclusive on all persons unless determined by the Committee to be manifestly incorrect. Subject to applicable law, Participants and other persons entitled to benefits under the Plan shall furnish the Committee such evidence, data or information as the Committee considers desirable to carry out the terms of the Plan.

Section 5.5 Expenses and Liabilities. All expenses and liabilities incurred by the Committee in the administration and interpretation of the Plan or any Award Agreement shall be borne by the Company. The Committee may employ attorneys, consultants, accountants or other persons in connection with the administration and interpretation of the Plan, and the Company, and its officers and directors, shall be entitled to rely upon the advice, opinions or valuations of any such persons.

Article 6
AMENDMENT AND TERMINATION

Section 6.1 General. The Board may, as permitted by law, at any time, amend or terminate the Plan, and may amend any Award Agreement; provided, however, that no amendment or termination may (except as provided in Section 2.6, Section 3.4 and Section 6.2), in the absence of written consent to the change by the affected Participant (or, if the Participant is not then living, the affected beneficiary), impair the rights of any Participant or beneficiary under any Award granted prior to the date such amendment or termination is adopted by the Board; provided, further, that, prior approval of the Stockholders of the Company shall be required for any amendment to the Plan or an Award that would:

(a) require shareholder approval under the rules or regulations of the Securities and Exchange Commission, the NASDAQ or any other securities exchange that are applicable to the Company;

(b)   increase the number of shares authorized under the Plan as specified in Section 3.2 of the Plan;

(c)   permit repricing of options or SARs, which is currently prohibited by Section 3.4(b) of the Plan;

(d)  permit the award of options or SARs at a price less than one hundred percent (100%) of the Fair Market Value of a Share on the date of grant of such Option or Stock Appreciation Right, contrary to the provisions of Section 2.2 of the Plan;

(e)  increase the maximum term permitted for options and SARs as specified in 2.2; or

(f)   increase the number of shares subject to the annual limitations contained in Section 3.3 of the Plan.

Section 6.2 Amendment to Conform to Law. Notwithstanding any provision of the Plan or an Award Agreement to the contrary, the Committee may amend the Plan or any Award Agreement, to take effect retroactively or otherwise, as deemed necessary or advisable for the purpose of making changes that are necessary or desirable to comply with applicable laws, rules, regulations and policies of any applicable governmental entity or stock exchange (including amendments to Awards necessary or desirable to maximize any available tax deduction or to avoid any adverse tax results), and no action taken to comply with such laws, rules, regulations and policies shall be deemed to impair or otherwise adversely alter or impair the rights of any holder of an Award or beneficiary thereof). By accepting an Award, the Participant shall be deemed to have acknowledged and consented to any amendment to an Award made pursuant to this Section 6.2, Section 2.5 or Section 3.4 without further consideration or action.

Article 7
GENERAL TERMS

Section 7.1 No Implied Rights.

(a) No Rights to Specific Assets. No person shall by reason of participation in the Plan acquire any right in or title to any assets, funds or property of the Company or any Subsidiary, including any specific funds, assets, or other property that the Company or a Subsidiary, in its sole discretion, may set aside in anticipation of a liability under the Plan. A Participant shall have only a contractual right to the Shares or amounts, if any, distributable in accordance with the terms of the Plan, unsecured by any assets of the Company or any Subsidiary, and nothing contained in the Plan or an Award Agreement shall constitute a guarantee that the assets of the Company or any Subsidiary shall be sufficient to provide any benefits to any person.

(b) No Contractual Right to Employment or Future Awards. The Plan does not constitute a contract of employment, and selection as a Participant shall not give any person the right to be retained in the service of the Company or a Subsidiary or any right or claim to any benefit under the Plan, unless such right or claim has specifically accrued under the terms of the Plan. No individual shall have the right to be selected to receive an Award, or, having been so selected, to receive a future Award.

(c) No Rights as a Stockholder. Except as otherwise provided in the Plan, no Award shall confer upon the holder thereof any rights as a Stockholder prior to the date on which the individual fulfills all conditions for receipt of such rights.

Section 7.2 Transferability. No Award (other than fully vested and unrestricted Shares issued pursuant to any Award) and no right under any such Award shall be transferable by a Participant other than by will or by the laws of descent and distribution, and no Award (other than fully vested and unrestricted Shares issued pursuant to any Award) or right under any such Award may be pledged, alienated, attached or otherwise encumbered, and any purported pledge, alienation, attachment or encumbrance thereof shall be void and unenforceable against the Company or any Affiliate. The Committee shall have the discretion to permit the transfer of Awards; provided, however, that such transfers shall be in accordance with the rules of Form S-8 (e.g., limited to immediate family members of Participants, trusts and partnerships established for the primary benefit of such family members or to charitable organizations); and provided, further, that such transfers shall not be made for consideration to the Participant. The Committee may also establish procedures as it deems appropriate for a Participant to designate a person or persons, as beneficiary or beneficiaries, to exercise the rights of the Participant and receive any property distributable with respect to any Award in the event of the Participant’s death.

Section 7.3 Designation of Beneficiaries. The Committee may establish procedures as it deems appropriate for a Participant to designate a person or persons, as beneficiary or beneficiaries, to exercise the rights of the Participant and receive any property distributable with respect to any Award in the event of the Participant’s death.
Section 7.4 Non-Exclusivity. Neither the adoption of the Plan by the Board nor the submission of the Plan to the Stockholders for approval shall be construed as creating any limitations on the power of the Board or the Committee to adopt such other incentive arrangements as either may deem desirable, and such arrangements may be either generally applicable or applicable only in specific cases.

Section 7.5 Award Agreement. Each Award shall be evidenced by an Award Agreement. A copy of the Award Agreement, in any medium chosen by the Committee, shall be made available to the Participant, and the Committee may require that the Participant sign a copy of the Award Agreement.

Section 7.6 Form and Time of Elections. Unless otherwise specified in the Plan, each election required or permitted to be made by any Participant or other person entitled to benefits under the Plan, and any permitted modification, or revocation thereof, shall be filed with the Company at such times, in such form, and subject to such terms, not inconsistent with the terms of the Plan, as the Committee may require.

Section 7.7 Evidence. Evidence required of anyone under the Plan may be by certificate, affidavit, document or other information that the person acting on it considers pertinent and reliable, and signed, made or presented by the proper party or parties.

Section 7.8 Tax Withholding. All distributions under the Plan shall be subject to withholding of all applicable taxes and the Committee may condition the delivery of any Shares or other benefits under the Plan on satisfaction of the applicable withholding obligations. Except as otherwise provided by the Committee, such withholding obligations may be satisfied: (a) through cash payment by the Participant; (b) through the surrender of Shares that the Participant already owns; or (c) through the surrender of Shares to which the Participant is otherwise entitled under the Plan; provided, however, that except as otherwise specifically provided by the Committee, such Shares under clause (c) may not be used in such a manner as would cause an Award to become subject to liability accounting treatment.

Section 7.9 Action by Company or Subsidiary. Any action required or permitted to be taken by the Company or a Subsidiary shall be by resolution of its board of directors, or by action of one or more members of the board (including a committee of the board) who are duly authorized to act for the board, or (except to the extent prohibited by applicable law or the applicable rules of any securities exchange or similar entity) by a duly authorized officer of the Company or such Subsidiary.

Section 7.10 Successors. All obligations of the Company under the Plan shall be binding upon and inure to the benefit of any successor to the Company.

Section 7.11 Indemnification. To the fullest extent permitted by law, each person who is or shall have been a member of the Committee or the Board, or an officer of the Company to whom authority was delegated in accordance with Section 5.3, or an employee of the Company shall be indemnified and held harmless by the Company against and from any loss (including amounts paid in settlement), cost, liability or expense (including reasonable attorneys’ fees) that may be imposed upon or reasonably incurred by him or her in connection with or resulting from any claim, action, suit, or proceeding to which he or she may be a party or in which he or she may be involved by reason of any action taken or failure to act under the Plan and against and from any and all amounts paid by him or her in settlement thereof, with the Company’s approval, or paid by him or her in satisfaction of any judgment in any such action, suit, or proceeding against him or her, provided that he or she shall give the Company an opportunity, at its own expense, to handle and defend the same before he or she undertakes to handle and defend it on his or her own behalf, unless such loss, cost, liability, or expense is a result of his or her own willful misconduct or except as expressly provided by statute. The foregoing right of indemnification shall not be exclusive of any other rights of indemnification to which such persons may be entitled under the Company’s charter or bylaws, as a matter of law, or otherwise, or any power that the Company may have to indemnify them or hold them harmless.

Section 7.12 No Fractional Shares. Unless otherwise permitted by the Committee, no fractional Shares shall be issued or delivered pursuant to the Plan or any Award. The Committee shall determine whether cash, Shares or other property shall be issued or paid in lieu of fractional Shares or whether such fractional Shares or any rights thereto shall be forfeited or otherwise eliminated.

Section 7.13 Governing Law. The Plan, all Awards, and all actions taken in connection herewith and therewith shall be governed by and construed in accordance with the laws of the State of Delaware without reference to principles of conflict of laws, except as superseded by applicable federal law.

Section 7.14 Benefits Under Other Plans. Except as otherwise provided by the Committee, Awards granted to a Participant (including the grant and the receipt of benefits) shall be disregarded for purposes of determining the Participant’s benefits under, or contributions to, any qualified retirement plan, nonqualified plan and any other benefit plan maintained by the Participant’s employer.

Section 7.15 Validity. If any provision of the Plan is determined to be illegal or invalid for any reason, said illegality or invalidity shall not affect the remaining provisions of the Plan, and the Plan shall be construed and enforced as if such illegal or invalid provision had never been included in the Plan.

Section 7.16 Notice. Unless provided otherwise in an Award Agreement, all written communications to the Company provided for in the Plan, or any Award Agreement, shall be delivered personally or sent by registered or certified mail, return receipt requested, postage prepaid (provided that international mail shall be sent via overnight or two-day delivery), or sent by facsimile or prepaid overnight courier to the Company at the address set forth below:

Heartland Financial USA, Inc. 1398 Central Avenue Dubuque, Iowa 52001
Such communications shall be deemed given:

(a) in the case of delivery by overnight service with guaranteed next day delivery, the next day or the day designated for delivery;

(b) in the case of certified or registered U.S. mail, five days after deposit in the U.S. mail; or

(c) in the case of facsimile, the date upon which the transmitting party receives confirmation of receipt by facsimile, telephone or otherwise; provided, however, that in no event shall any communication be deemed to be given later than the date it is actually received, provided it is actually received. In the event a communication is not received, it shall be deemed received only upon the showing of an original of the applicable receipt, registration or confirmation from the applicable delivery service provider. Communications that are to be delivered by the U.S. mail or by overnight service to the Company shall be directed to the attention of the Company’s senior human resources officer and corporate secretary.

Section 7.17 Clawback Policy. Any Award, amount or benefit received under the Plan shall be subject to potential cancellation, recoupment, rescission, payback or other similar action in accordance with the terms of the Company’s Clawback Provision Policy as may be amended from time to time (the “Policy”) or any applicable law. A Participant’s receipt of an Award shall be deemed to constitute the Participant’s acknowledgment of and consent to the Company’s application, implementation and enforcement of (i) the Policy and any similar policy established by the Company that may apply to the Participant and (ii) any provision of applicable law relating to cancellation, rescission, payback or recoupment of compensation, as well as the Participant’s express agreement that the Company may take such actions as are necessary to effectuate the Policy, any similar policy and applicable law without further consideration or action.

Section 7.18 Breach of Restrictive Covenants. Except as otherwise provided by the Committee, notwithstanding any provision of the Plan to the contrary, if the Participant breaches a non-competition, non-solicitation, non-disclosure or other restrictive covenant set forth in the Award Agreement or any other agreement between the Participant and the Company or a Subsidiary, whether during or after the Participant’s Termination of Service, in addition to any other penalties or restrictions that may apply under any such agreement, state law, or otherwise, the Participant shall forfeit or pay to the Company:

(a)  any and all outstanding Awards granted to the Participant, including Awards that have become vested or exercisable;

(b)   any Shares held by the Participant in connection with the Plan that were acquired by the Participant after the Participant’s Termination of Service and within the six-month period immediately preceding the Participant’s Termination of Service;

(c) the profit realized by the Participant from the exercise of any stock options and SARs that the Participant has exercised after the Participant’s Termination of Service and within the six-month period immediately preceding the Participant’s Termination of Service, which profit is the difference between the exercise price of the stock option or SAR and the Fair Market Value of any Shares or cash acquired by the Participant upon exercise of such stock option or SAR; and

(d)   the profit realized by the Participant from the sale, or other disposition for consideration, of any Shares received by the Participant in connection with the Plan after the Participant’s Termination of Service and within the six-month period immediately preceding the Participant’s Termination of Service and where such sale or disposition occurs in such similar time period.

Article 8
DEFINED TERMS; CONSTRUCTION

Section 8.1 In addition to the other definitions contained in the Plan, unless otherwise specifically provided in an Award Agreement, the following definitions shall apply:

(a) “10% Stockholder” means an individual who, at the time of grant, owns stock possessing more than 10% of the total combined voting power of all classes of stock of the Company.

(b) “Affiliate” means any entity which owns or controls, is owned by or is under common ownership or control with, the Company.

(c) “Award” means an award under the Plan.

(d) “Award Agreement” means the document that evidences the terms of an Award. Such document shall be referred to as an agreement regardless of whether a Participant’s signature is required.

(e) “Board” means the Board of Directors of the Company.

(f) If the Participant is subject to an employment agreement (or other similar agreement) with the Company or a Subsidiary that provides a definition of termination for “cause,” then, for purposes of the Plan as it applies to that Participant, the term “Cause” has the meaning set forth in such agreement; and in the absence of such a definition, “Cause” means (i) any act of (A) fraud or intentional misrepresentation or (B) embezzlement, misappropriation or conversion of assets or opportunities of the Company or a Subsidiary, (ii) willful violation of any law, rule or regulation in connection with the performance of a Participant’s duties (other than traffic violations or similar offenses), (iii) commission of any act of moral turpitude or conviction of a felony or (iv) the willful or negligent failure of the Participant to perform his or her duties in any material respect.

Further, the Participant shall be deemed to have terminated for Cause if, after the Participant’s Termination of Service, facts and circumstances arising during the course of the Participant’s employment with the Company are discovered that would have constituted a termination for Cause.

Further, all rights a Participant has or may have under the Plan shall be suspended automatically during the pendency of any investigation by the Board or its designee or during any negotiations between the Board or its designee and the Participant regarding any actual or alleged act or omission by the Participant of the type described in the applicable definition of “Cause.”

(g) “Change in Control” has the meaning ascribed to it in Section 4.2.

(h) “Code” means the Internal Revenue Code of 1986.

(i) “Committee” means the Committee acting under Article 5, and in the event a Committee is not currently appointed, the Board.

(j) “Company” means Heartland Financial USA, Inc., a Delaware Corporation.

(k) “Disability” means the Participant is unable to engage in any substantial gainful activity by reason of any medically determinable physical or mental impairment that can be expected to result in death or last for a continuous period of not less than 12 months, or is, by reason of any medically determinable physical or mental impairment that can be expected to result in death or last for a continuous period of not less than 12 months, receiving income replacement benefits for a period of not less than three months under an accident or health plan covering the Company’s or a Subsidiary’s employees.

(l) “Effective Date” has the meaning ascribed to it in Section 1.1.

(m) “Exchange Act” means the Securities Exchange Act of 1934.

(n) “Fair Market Value” means, as of any date, the officially-quoted closing selling price of the Shares on such date on the principal national securities exchange on which Shares are listed or admitted to trading (including the NASDAQ Stock Market, the New York Stock Exchange, or such other market or exchange in which such prices are regularly quoted) or, if there have been no sales with respect to Shares on such date, or if the Shares are not so listed or admitted to
x

trading, the Fair Market Value shall be the value established by the Committee in good faith and, to the extent required, in accordance with Code Sections 422 and 409A.

(o) “ISO” has the meaning ascribed to it in Section 2.1(a).

(p) “Participant” has the meaning ascribed to it in Section 1.2.

(q) “Plan” means the Heartland Financial USA, Inc. 2012 Long-Term Incentive Plan.

(r) “Policy” has the meaning ascribed to it in Section 7.17.

(s)  “Prior Plans” means the Heartland Financial USA, Inc. 2012 Long-Term Incentive Plan, the Heartland Financial USA, Inc. 2005 Long-Term Incentive Plan and the Heartland Financial USA, Inc. 2003 Stock Option Plan.

(t) “Retirement” shall mean a Participant’s voluntary Termination of Service at or after attainment of Retirement Age under such circumstances not giving rise to a termination for Cause and otherwise determined to constitute Retirement by the Committee in its sole discretion.

(u) “Retirement Age” means the Participant has both attained age sixty two (62) and completed five (5) or more years of full-time equivalent service with the Company or an Affiliate. Notwithstanding the foregoing, in the case of an Award granted to a non-employee director, “Retirement Age” shall mean completion of ten (10) continuous years of service on the Board measured from such director’s most recent appointment to the Board, without regard to attainment of a specified age.

(v) “Securities Act” means the Securities Act of 1933.

(w) “SAR” has the meaning ascribed to it in Section 2.1(b).

(x) “Share” means a share of Stock.

(y) “Stock” means the common stock of the Company, $0.10 par value per share.

(z) “Stockholders” means the stockholders of the Company.

(aa) “Subsidiary” means any corporation, bank or other entity that would be a “subsidiary corporation” with respect to the Company as defined in Code Section 424(f).

(bb) “Termination of Service” means the first day occurring on or after a grant date on which the Participant ceases to be an employee and director of, and service provider to, the Company and each Subsidiary, regardless of the reason for such cessation, subject to the following:

(i) The Participant’s cessation as an employee or service provider shall not be deemed to occur by reason of the Participant’s being on a leave of absence from the Company or a Subsidiary approved by the Company or Subsidiary otherwise receiving the Participant’s services.

(ii) If, as a result of a sale or other transaction, the Subsidiary for whom the Participant is employed (or to whom the Participant is providing services) ceases to be a Subsidiary, and the Participant is not, following the transaction, an employee or director of, or service provider to, the Company or an entity that is then a Subsidiary, then the occurrence of such transaction shall be treated as the Participant’s Termination of Service caused by the Participant being discharged by the entity for whom the Participant is employed or to whom the Participant is providing services.

(iii) A service provider other than an employee or director whose services to the Company or a Subsidiary are governed by a written agreement with such service provider shall cease to be a service provider at the time such written agreement ends (without renewal); and such a service provider whose services to the Company or a Subsidiary are not governed by a written agreement with the service provider shall cease to be a service provider on the date that is 90 days after the date the service provider last provides services requested by the Company or a Subsidiary.

(iv) Notwithstanding the foregoing, in the event that any Award constitutes deferred compensation, the term Termination of Service shall be interpreted by the Committee in a manner consistent with the definition of “separation from service” as defined under Code Section 409A.

(cc) “Voting Securities” means any securities that ordinarily possess the power to vote in the election of directors without the happening of any precondition or contingency.

Section 8.2 In the Plan, unless otherwise stated, the following uses apply:

(a) actions permitted under the Plan may be taken at any time and from time to time in the actor’s reasonable discretion;

(b) references to a statute shall refer to the statute and any amendments and any successor statutes, and to all regulations promulgated under or implementing the statute, as amended, or its successors, as in effect at the relevant time;

(c) in computing periods from a specified date to a later specified date, the words “from” and “commencing on” (and the like) mean “from and including,” and the words “to,” “until” and “ending on” (and the like) mean “to, but excluding”;

(d) references to a governmental or quasi-governmental agency, authority or instrumentality shall also refer to a regulatory body that succeeds to the functions of the agency, authority or instrumentality;

(e) indications of time of day shall be based upon the time applicable to the location of the principal headquarters of the Company;

(f) the words “include,” “includes” and “including” means “include, without limitation,” “includes, without limitation” and “including, without limitation,” respectively;

(g) all references to sections are to sections in the Plan;

(h) all words used shall be construed to be of such gender or number as the circumstances and context require;

(i) the captions and headings of articles and sections appearing in the Plan have been inserted solely for convenience of reference and shall not be considered a part of the Plan, nor shall any of them affect the meaning or interpretation of the Plan or any of its provisions;

(j) any reference to an agreement, plan, policy, document or set of documents, and the rights and obligations of the parties under any such agreement, plan, policy, document or set of documents, shall mean such agreement, plan, policy, document or set of documents as amended from time to time, and any and all modifications, extensions, renewals, substitutions or replacements thereof; and

(k) all accounting terms not specifically defined in the Plan shall be construed in accordance with GAAP.

Heartland
FINANCIAL USA, INC.

HEARTLAND FINANCIAL USA, INC
1398 CENTRAL AVENUE
DUBUQUE, IA 52001
ATTN: MICHAEL J. COYLE

VOTE AT VIRTUAL MEETING
The company will hold a virtual Annual Meeting on Wednesday, May 20, 2020 at 1:00 p.m. Central Daylight Time. You will be able to attend the Annual Meeting, vote and submit your questions during the meeting by visiting www.virtualshareholdermeeting.com/HTLF2020. You will need the 16-digit control number contained in this proxy card.

VOTE BY INTERNET - www.proxyvote.com
Use the Internet to transmit your voting instructions and for electronic delivery of information. Vote by 11:59 p.m. Eastern Time on May 19, 2020 for shares held directly and by 11:59 p.m. Eastern Time on May 15, 2020 for shares held in a Plan. Have your proxy card in hand when you access the web site and follow the instructions to obtain your records and to create an electronic voting instruction form.

ELECTRONIC DELIVERY OF FUTURE PROXY MATERIALS
If you would like to reduce the costs incurred by our company in mailing proxy materials, you can consent to receiving all future proxy statements, proxy cards and annual reports electronically via e-mail or the Internet. To sign up for electronic delivery, please follow the instructions above to vote using the Internet and, when prompted, indicate that you agree to receive or access proxy materials electronically in future years.

VOTE BY PHONE - 1-800-690-6903
Use any touch-tone telephone to transmit your voting instructions. Vote by 11:59 p.m. Eastern Time on May 19, 2020 for shares held directly and by 11:59 p.m. Eastern Time on May 15, 2020 for shares held in a Plan. Have your proxy card in hand when you call and then follow the instructions.

VOTE BY MAIL
Mark, sign and date your proxy card and return it in the postage-paid envelope we have provided or return it to Vote Processing, c/o Broadridge, 51 Mercedes Way, Edgewood, NY 11717.

TO VOTE, MARK BLOCKS BELOW IN BLUE OR BLACK INK AS FOLLOWS:

D02008-P38349 KEEP THIS PORTION FOR YOUR RECORDS

DETACH AND RETURN THIS PORTION ONLY

THIS PROXY CARD IS VALID ONLY WHEN SIGNED AND DATED.

HEARTLAND FINANCIAL USA, INC.

1. ELECTION OF DIRECTORS:

Class III Directors (Term Expires 2023):	For	Withhold
1a. Robert B. Engel	☐	☐
1b. Thomas L. Flynn	☐	☐
1c. Jennifer K. Hopkins	☐	☐
1d. Bruce K. Lee	☐	☐

NOTE: PLEASE DATE PROXY AND SIGN IT EXACTLY AS NAME OR NAMES APPEAR ABOVE. ALL JOINT OWNERS OF SHARES SHOULD SIGN. STATE FULL TITLE WHEN SIGNING AS EXECUTOR, ADMINISTRATOR, TRUSTEE, GUARDIAN, ETC. PLEASE RETURN SIGNED PROXY IN THE ENCLOSED ENVELOPE.

Signature [PLEASE SIGN WITHIN BOX] Date

Signature (Joint Owners) Date

Important Notice Regarding the Availability of Proxy Materials for the Annual Meeting:
The Notice and Proxy Statement, 10-K wrap and Invitation are available at www.proxyvote.com.

D02009-P38349

Heartland
FINANCIAL USA, INC.

HEARTLAND FINANCIAL USA, INC.
Annual Meeting of Stockholders
May 20, 2020 1:00 p.m. Central Daylight Time
This proxy is solicited by the Board of Directors

The undersigned hereby appoints Lynn B. Fuller and Thomas L. Flynn, or either one of them acting in the absence of the other, with power of substitution, attorneys and proxies, for and in the name and place of the undersigned, to vote the number of shares of common stock that the undersigned would be entitled to vote at the Annual Meeting of Stockholders of Heartland Financial USA, Inc., to be held online at www.virtualshareholdermeeting.com/HTLF2020 on May 20, 2020, at 1:00 p.m., Central Daylight Time, and at any adjournments thereof, and to vote on all matters coming before said meeting, hereby revoking any proxy heretofore given. The proxies are authorized in their discretion to vote upon such other business as may properly come before the meeting and they may name others to take their place. In the event of unforeseen circumstances such as the death or disability of a director nominee, the Board may substitute another person for that nominee. The proxies will vote these shares for that other person unless you instruct us otherwise.

This proxy, when properly executed, will be voted in the manner directed herein. If no such direction is made, this proxy will be voted "FOR" the four Class III nominees, as listed in the proxy statement, and "FOR" Proposals 2, 3 and 4.

PLEASE DO NOT RETURN THE PROXY CARD IF YOU ARE VOTING ELECTRONICALLY OR BY PHONE

(Continued, and to be marked, dated and signed, on the other side)